UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

☑	Filed by the Registrant

☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

TTEC Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

April 10, 2024

Dear Stockholders:

It is my pleasure to invite you to join us at the Annual Meeting of Stockholders of TTEC Holdings, Inc. The meeting will be held on Wednesday, May 22, 2024, at 10:00 a.m., Mountain Daylight Time, and will be conducted virtually. You will be able to attend the Annual Meeting, vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/TTEC2024 and entering the 16-digit control number included in our notice of internet availability within the proxy materials, on your proxy card, or in the instructions that accompanied your proxy materials. As permitted by the Securities and Exchange Commission (SEC), we are making our proxy materials available to our stockholders electronically via the internet. In our business, we are focused on improving the engagement between our clients and their customers. Our aspirations with respect to our stockholders are no different. We believe electronic delivery expedites your receipt of materials, reduces the environmental impact of our Annual Stockholders Meeting, reduces costs significantly, and enhances our stockholders’ experience in accessing our information, understanding our business, and the way in which TTEC is governed and managed.

For additional information about the Annual Meeting, please see the Important Information About the Proxy Materials and Voting Your Shares section of this Proxy Statement.

PLEASE VOTE

Your vote is important. Whether or not you plan to attend the Annual Meeting via the webcast, we encourage you to read these materials carefully and promptly vote your shares. There are several ways you can vote: via the internet, by telephone, by mailing the enclosed proxy or by attending our Annual Stockholders Meeting virtually. Please vote as soon as possible to ensure that your vote is recorded promptly. If you hold shares in a brokerage account, your broker will not be able to vote your shares on most matters unless you provide your voting instructions.

On behalf of the Board of Directors and over 60,000 TTEC employees, thank you for your continued confidence in TTEC and our business.

Very truly yours,

KENNETH D. TUCHMAN

Chairman and Chief Executive Officer

Denver Center for Experience and Innovation (DCXI)

6312 S. Fiddler’s Green Circle, Suite 100N

Greenwood Village, CO 80111

Notice of 2024 Annual Meeting of Stockholders

Wednesday, May 22, 2024

10:00 a.m. Mountain Daylight Time

Join the webcast at www.virtualshareholdermeeting.com/TTEC2024.

ITEMS OF BUSINESS:

At the meeting, our stockholders will be asked to:

●	Elect eight directors named in the Proxy Statement, for a term of one year;
●	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024;
●	Approve an amendment to the TTEC 2020 Equity Incentive Plan; and
●	Transact such other business, including stockholder proposals, as may properly come before the meeting.

The meeting will also include a report on our financial results for fiscal year 2023, an overview of our 2023 Impact & Sustainability initiatives, and our outlook for the remainder of 2024.

RECORD DATE:

Only stockholders of record at the close of business on April 3, 2024, will be entitled to receive notice of, and to vote at, the 2024 Annual Stockholders Meeting. Our total shares outstanding on the Record Date are 47,448,910.

By Order of the Board of Directors

Margaret B. McLean

General Counsel and Chief Risk Officer

Greenwood Village, Colorado

April 10, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 22, 2024: This Notice of Annual Meeting and Proxy Statement and the 2023 Annual Report are available at ttec.com.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA INTERNET Visit the website listed on your proxy card.	BY MAIL Sign, date and return your proxy card in the enclosed envelope.
BY TELEPHONE Call the telephone number on your proxy card.	AT THE VIRTUAL MEETING Attend the Annual Meeting virtually and vote using the URL provided above.

ELECTION TO RECEIVE ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS. You can expedite delivery and avoid costly mailings by confirming in advance your preference for electronic delivery.

6312 S. Fiddler’s Green Circle, Suite 100N

Greenwood Village, CO 80111

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT EXECUTIVE SUMMARY

This summary highlights only selected information contained in this Proxy Statement. We encourage you to read the entire Proxy Statement and TTEC’s 2023 Annual Report on Form 10-K for the period ended December 31, 2023, and any subsequent financial filings, before voting your shares.

MATTERS TO BE VOTED ON AT THE 2024 ANNUAL MEETING

Proposal	Board Recommendation	For more detail, see page:
1. Election of Directors	FOR each Nominee	60
2. Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for fiscal year 2024	FOR	68
3. Approval of an Amendment to the TTEC 2020 Equity Incentive Plan	FOR	70

On or about April 10, 2024, we will begin distributing to each stockholder entitled to vote at the Annual Meeting either (1) this Proxy Statement, a proxy card or voting instruction form, and our 2023 Annual Report to Stockholders, which we collectively refer to as the “proxy materials,” or (2) an email or notice of internet availability of proxy materials, in each case with instructions on how to access electronic copies of our proxy materials.

OUR COMPANY

Founded in 1982, TTEC Holdings, Inc. (“TTEC”, “the Company”, “we”, “our”, or “us”; pronounced “T-TEC”) is a global customer experience (CX) outsourcing partner for marquis and disruptive brands and public sector clients. The Company designs, builds, and operates technology-enabled customer experiences across digital and live interaction channels to help clients increase customer loyalty, revenue, and profitability. By combining digital solutions with data-driven service capabilities, we help clients improve their customer satisfaction while lowering their total cost to serve. As of December 31, 2023, TTEC served over 750 clients across targeted industry verticals including financial services, healthcare, public sector, telecom, technology, media, travel and hospitality, automotive, and retail.

TTEC operates through two business segments.

●	TTEC Digital is one of the largest CX technology providers and is focused exclusively on the intersection of Contact Center As a Service (CCaaS), Customer Relationship Management (CRM), and Artificial Intelligence (AI) and Analytics. A professional services organization comprised of software engineers, systems architects, data scientists, and CX strategists; this segment creates and implements strategic CX transformation roadmaps; sells, operates, and provides managed services for cloud platforms and premise-based CX technologies including Amazon Web Services, Cisco, Genesys, Google, and Microsoft; and creates proprietary IP to support industry specific and custom client needs. TTEC Digital serves clients across Enterprise and Small & Medium Sized Business (SMB) segments and has a dedicated unit with government technology certifications serving the public sector.
●	TTEC Engage provides the digitally enabled CX operational and managed services to support large, complex enterprise clients’ end-to-end customer interactions at scale. Tailored to meet industry specific and business needs, this segment delivers data-driven omnichannel customer care, customer acquisition, growth, and retention services, tech support, trust and safety, and back-office solutions. The segment’s technology-enabled delivery model covers the entire associate lifecycle including recruitment, onboarding, training, delivery, workforce management, and quality assurance.

TTEC demonstrates its market leadership through strategic collaboration across TTEC Digital and TTEC Engage when there is client demand and fit for our integrated solutions. This partnership is central to our ability to deliver comprehensive and transformational customer experience solutions to our clients, including integrated delivery, go-to-market, and innovation for truly differentiated, market-leading CX solutions.

During 2023, the combined TTEC Digital and TTEC Engage global operating platform delivered onshore, nearshore, and offshore services in 22 countries on six continents -- the United States, Australia, Belgium, Brazil, Bulgaria, Canada, Colombia, Costa Rica, Egypt, Germany, Greece, Honduras, India, Ireland, Mexico, the Netherlands, New Zealand, the Philippines, Poland, South Africa, Thailand, and the United Kingdom – with the help of over 60,000 customer care associates, consultants, technologists, and CX professionals.

Our revenue for fiscal 2023 was $2.463 billion, approximately $487 million, or 20%, of which came from our TTEC Digital segment and $1.976 billion, or 80%, of which came from our TTEC Engage segment.

To improve our competitive position in a rapidly changing market and to lead our clients with emerging CX methodologies, we continue to invest in innovation and service offerings for both mainstream and high-growth disruptive businesses, diversifying and strengthening our core customer care services with technology-enabled, outcomes-focused services, data analytics, insights, and consulting.

AI-including generative AI-is and will continue to fundamentally transform how customer experience (CX) business is done and how brands connect with their customers. TTEC has embraced the responsible use of AI technologies for internal use in our business and in our client offerings under principles of accountability, responsibility, and transparency aligned with TTEC’s Values and our AI Use Policy.

TTEC partners with select market leaders to adopt generative AI CX solutions and analytics to meet the needs of industries we serve with the purpose of enhancing the CX experience to deliver a better, faster customer interaction and to generate increased revenue. How TTEC uses generative AI tools and applications in the business is subject to review and approval of the Responsible AI Council, a special-purpose multi-disciplinary team of subject matter experts who review and analyze the use of generative AI technologies before they are deployed in the business to assure that they meet our AI use standards and our Values.

We also invest to broaden our product and service capabilities, increase our global client base and industry expertise, tailor our geographic footprint to the needs of our clients, and further scale our end-to-end integrated solutions platform. To this end we were acquisitive in the last several years, including our acquisition in April 2022 of certain public sector assets of Faneuil, Inc. that included healthcare exchange and transportation services contracts. We also completed an acquisition in the second quarter of 2021 of a provider of Genesys and Microsoft cloud contact center services, which followed an acquisition in the second half of 2020 of a preferred Amazon Connect cloud contact center service and implementation provider.

We have extensive expertise in the healthcare, automotive, public sector, financial services, communications, technology, travel and logistics, media and entertainment, e-tail/retail, and transportation industries. We serve more than 750 diverse clients globally, including many of the world’s iconic brands, Fortune 1000 companies, public sector clients, and disruptive hypergrowth companies.

2023 PERFORMANCE HIGHLIGHTS

Our 2023 performance is summarized below:

●	Our revenue was $2.46 billion, an increase of 0.8% over the prior year.
●	Our income from operations was $118.0 million, or 4.8% of revenue, a 30.0% decrease year over year. Income from operations on a non-GAAP basis[1] was $200.4 million, or 8.1% of revenue, compared to 10.2% in the prior year.
●	Our net cash provided by operating activities was $144.8 million compared to $137.0 million in the prior year.
●	Our diluted earnings per share were $0.18 compared to $2.18 in the prior year, and $2.18[1] compared to $3.59 in the prior year on a non-GAAP basis.
●	We paid a total of $49.2 million in cash dividends to our shareholders.

1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, equity-based compensation expense, depreciation and amortization expense, changes in acquisition contingent consideration, changes in tax valuation allowances, return to provision adjustments, and one-time non-recurring items. For additional information, please review GAAP to Non-GAAP Reconciliation of Performance Metrics on page 59 of this Proxy Statement.

CORPORATE GOVERNANCE HIGHLIGHTS

Our Board follows sound governance practices.

Independence

●          In 2023, seven out of our eight Board members were independent directors pursuant to the standards set forth in the NASDAQ Stock Market Rules, which is the standard used by the Company to determine Board member independence.

●          All Board Committees, except a limited purpose Executive Committee of the Board, are comprised exclusively of independent directors.

●          In 2024, subject to TTEC stockholders voting in favor of the directors nominated by the Board, our independent and executive director mix will continue to be the same as in the prior year.

Executive Sessions

●          The independent directors regularly meet in executive sessions without management.

●          They also regularly meet with the independent auditor and independent compensation consultants in executive sessions without management, as well as with senior executives in internal audit, finance, IT, cybersecurity, compliance, legal, human resources, and compensation functions.

Board Oversight of Risk Management

●          Our Board understands, oversees, and regularly reviews risks inherent in TTEC’s business with emphasis on the oversight of the appropriateness of the Company’s risk management strategy, long- and short-range risk mitigation planning, and the effectiveness of our risk strategy execution. In 2023, the Board was particularly focused on the evolving risks specific to the use of artificial intelligence in TTEC’s business and the impact and opportunities it is likely to have, over time, on the Company’s offerings and its industry.

●          The Audit Committee of the Board reviews our overall enterprise risk management policies and practices, is actively involved in the oversight of our Enterprise Risk Management (ERM) program, and reviews risks inherent in our internal controls over financial reporting; risks specific to our geographic footprint and its expansion and concentration; risks specific to our complex regulatory compliance framework around the world; risks arising from macro- and microeconomic volatility and the related impact on TTEC clients’ and our business outlook; risks specific to our cost structure; and our financial and liquidity risks.

●          The Compensation Committee of the Board evaluates: risks associated with TTEC’s management and employee compensation plans; the structure of and risks specific to our employees’ and senior management incentive programs; risks specific to TTEC employment practices including the Company’s commitment to diversity, equality, and inclusion in the TTEC workforce; and risks inherent in hiring, retention, and development of our people.

●          The Nominating and Governance Committee of the Board is focused on: risks inherent in our governance, senior management, and board succession planning; risks specific to crisis management and crisis response; and climate risks specific to our business.

●          The Security and Technology Committee of the Board oversees and reviews: risks inherent in TTEC’s IT resilience, including TTEC’s cybersecurity initiatives designed to protect TTEC’s IT infrastructure and data, which include the data of the Company’s clients, their customers, and TTEC employees; risks specific to our data governance, including how we collect, store, use, transfer, and protect information; the Company’s incident response and business continuity and disaster recovery practices; and the evolving risks specific to the use of artificial intelligence in TTEC’s business and client offerings.

Board Oversight of Cybersecurity	● Although the Board relies on its Security & Technology Committee to oversee technology resilience and cybersecurity at TTEC, the full Board retains the overarching responsibility for cyber-related risk management oversight and business continuity practices. As part of that oversight, the Board routinely seeks information from and offers input to management about the ongoing cybersecurity maturity evolution at the Company, and monitors how TTEC performs against its cybersecurity risk management plans designed to protect TTEC’s IT infrastructure, safeguard the interface between TTEC’s and TTEC clients’ IT environments, and protect TTEC and its clients’ data from unauthorized access. The Board also monitors the evolution of and improvements in the Company’s incident response and business continuity and disaster recovery practices.

Board Oversight of Environmental, Social and Governance (ESG) Initiatives and the Impact and Sustainability Report

●          Our Board supports and regularly reviews TTEC’s ongoing commitment to ESG initiatives.

●          The Nominating and Governance Committee of the Board is tasked with the oversight of ESG at TTEC, including the establishment of climate stewardship and social responsibility priorities for the Company, the identification and implementation of appropriate disclosure and reporting standards, and awareness and training initiatives.

●          The Compensation Committee of the Board is tasked with the oversight of diversity, equity and inclusion programs as part of the Company’s impact and sustainability initiative, and challenges management to focus the Company’s employee and philanthropy programs on its social responsibility.

●          The Security & Technology Committee of the Board leverages its oversight of global data privacy, technology reliance and business continuity planning to support good governance at TTEC.

●          The Audit Committee of the Board is focused on financial governance and on the accuracy of auditable ESG-related disclosures, including positioning the Company to be ready to comply with the upcoming SEC climate risk disclosure requirements.

●          During 2023, the Board oversaw the publishing of the Company’s Environmental, Social, and Governance report for fiscal year 2022 and guided the Company in its transition from ESG-focused reporting to a broader focus reflected in the Company’s 2023 Impact and Sustainability Report. This Report evolved to expand its climate stewardship activities by disclosing its Scope 1 and Scope 2 greenhouse gas emissions and aligning its disclosures to the Task Force on Climate-related Financial Disclosures (TCFD) framework and to the relevant United Nations Sustainable Development Goals (UNSDG), in addition to the previously reported alignment with the Sustainability Accounting Standards Board (SASB) framework.

Stock Ownership Requirements

●          TTEC Board members have committed to hold 5x of their annual cash retainer in TTEC common stock and to attain this level of holdings within five (5) years of joining our Board.

●          Our Chief Executive Officer and the Chief Executive Officers of TTEC’s business segments must, within five (5) years of attaining their respective positions, hold TTEC common stock valued at 4x their annual base salary.

●          Our Chief Financial Officer is expected, within five (5) years of attaining the position, to hold TTEC common stock valued at 3x the officer’s annual base salary.

●          Our other executives at the executive vice president level must, within five (5) years of attaining their respective positions, hold TTEC common stock valued at 2.5x their annual base salary.

●          Our senior vice president level executives, within five (5) years of attaining the position, must hold TTEC common stock valued at 1x their base annual salary.

Board Practices

●          Our Board annually reviews its overall effectiveness utilizing confidential self-assessment surveys that cover topics generally recommended by the National Association of Corporate Directors (NACD) and public company governance experts or engaging third-party specialists for such evaluations. The Board committees conduct similar assessments on the cadence consistent with NASDAQ stock market requirements. The assessment findings are reviewed by the Nominating and Governance Committee of the Board with necessary changes in board practices adopted from time to time to address the insights and feedback developed through such annual evaluations.

●          Board nomination priorities are adjusted annually to ensure that our Board, as a whole, continues to reflect the appropriate mix of skills, experience, and competencies necessary to support TTEC’s business strategy.

●          Our Board and its committees have access to independent advisors at their sole discretion.

●          The Nominating and Governance Committee of the Board maintains and enforces TTEC’s Corporate Governance Guidelines, which include business conduct, conflicts of interest, board qualification, and over-boarding guidelines.

●          Our Board also engages in ongoing education and our directors take ethics training consistent with best practices.

Accountability

●          All directors stand for election annually.

●          Our Chairman of the Board and Chief Executive Officer is the controlling stockholder of TTEC. He controls 58.7% of our common stock.

●          Although certain listing rules of the NASDAQ stock market are permitted not to be mandatory for controlled companies like TTEC, TTEC does not avail itself of these exceptions and its governance is consistent with best practices of NASDAQ-listed companies that are not controlled companies.

DIRECTOR EXPERIENCE

The Board and our Nominating and Governance Committee of the Board believe that diversity in experience and perspectives is important to achieving sound decisions and driving stockholder value. The following chart reflects the experience of our Board members and nominees:

Our Board includes two women and two ethnically diverse directors who we believe further enhance the quality of deliberations and ultimately the decision-making processes of our Board (see, Board Diversity Matrix on page 67).

IMPACT AND SUSTAINABILITY (ESG): LIVING OUR VALUES

TTEC’s dedication to sustainable growth traces back to our inception over 40 years ago. We continuously refine our impact and sustainability priorities to align with our business strategy, aiming to maximize shareholder value while prioritizing investments in our people and the communities where we operate. Our impact and sustainability focus is synonymous with living our values.

TTEC’s 2023 Impact and Sustainability Report showcases our progress on the journey towards sustainable and socially responsible growth. Specifically, it highlights advancements in three key areas refined from our 2023 Impact materiality assessment: investments in our employees and communities, commitment to good governance, and our contribution to climate stewardship. These focus areas laid the foundation for the significant strides made toward creating a positive impact, contributing to a more diverse, fair, sustainable, and ethical future.

Our 2023 highlights include: the launch of global Scope 1 and Scope 2 carbon emissions reporting, establishment of a foundation for Scope 3 reporting and emission-reduction targets, implementation of our Impact Strategy Practice to foster economic vibrancy worldwide, adoption of transparency initiatives such as the Task Force on Climate-related Financial Disclosures (TFCD) and United Nations Sustainable Development Goals (UNSDG), and alignment with the Sustainability Accounting Standards Board (SASB) framework. Additionally, we formed a Responsible AI Council to oversee the ethical use of artificial intelligence, refined our Diversity

Council’s charter, expanded Diversity, Equity, and Inclusion (DE&I) initiatives globally, and enhanced our Health and Safety program by launching a cross-disciplinary working group to ensure a safe and productive work environment for all employees. To ensure our values are ever-present, we upgraded our supplier onboarding processes to ensure that our suppliers share our principles, expanded our Modern Slavery Statements from regional commitments to a global policy that covers all our operations, and formalized our long-standing environmental stewardship commitment through the new Climate Change and Environmental Responsibility policy.

Looking ahead, we see ample opportunity to continue making a positive impact by maximizing shareholder value through investments in our people, our services, and the communities we serve. TTEC’s 2023 Impact and Sustainability Report (not incorporated into these Proxy materials by reference) can be found at https://www.ttec.com/about-us/impact-and-sustainability-report.

2024 BOARD NOMINEES

Director	Age	Director Since	Independent	Qualifications
Kenneth D. Tuchman	64	1994

●      Business Transformation Experience

●      Capital Markets or M&A Experience

●      Global Experience

●      Industry Experience

●      Operator or CEO Experience

●      Public Company CEO and Board Experience

●      Risk Management Experience

●      Service Industry Experience

●      Technology/Digital Sector Experience

●      TTEC Founder

Steven J. Anenen	71	2016	✓

●      Business Transformation Experience

●      Capital Markets or M&A Experience

●      Global Experience

●      Industry Experience

●      Operator or CEO Experience

●      Public Company CEO and Board Experience

●      Risk Management Experience

●      Service Industry Experience

Tracy L. Bahl	62	2013	✓

●      Business Transformation Experience

●      Capital Markets or M&A Experience

●      Industry Experience

●      Operator or CEO Experience

●      Public Company Audit Experience

●      Public Company Board Experience

●      Risk Management Experience

●      Service Industry Experience

Gregory A. Conley	69	2012	✓

●      Business Transformation Experience

●      Capital Markets or M&A Experience

●      Global Experience

●      Industry Experience

●      Operator or CEO Experience

●      Public Company Audit Experience

●      Public Company Board Experience

●      Risk Management Experience

●      Service Industry Experience

●      Technology/Digital Sector Experience

Robert N. Frerichs	72	2012	✓

●      Business Transformation Experience

●      Capital Markets or M&A Experience

●      Global Experience

●      Industry Experience

●      Operator or CEO Experience

●      Public Company Audit Experience

●      Public Company Board Experience

●      Public Sector Experience

●      Risk Management Experience

●      Service Industry Experience

●      Technology/Digital Sector Experience

Marc L. Holtzman	64	2014	✓

●      Business Transformation Experience

●      Capital Markets or M&A Experience

●      ESG Experience

●      Global Experience

●      Industry Experience

●      Operator or CEO Experience

●      Public Company Board Experience

●      Public Company Audit Experience

●      Public Sector Experience

●      Risk Management Experience

●      Service Industry Experience

Gina L. Loften	58	2021	✓

●      Business Transformation Experience

●      Capital Markets or M&A Experience

●      ESG Experience

●      Global Experience

●      Industry Experience

●      Public Sector Experience

●      Public Company Board Experience

●      Risk Management Experience

●      Service Industry Experience

●      Technology/Digital Sector Experience

Ekta Singh-Bushell	52	2017	✓

●      Business Transformation Experience

●      ESG Experience

●      Global Experience

●      Public Company Audit Experience

●      Public Company Board Experience

●      Public Sector Experience

●      Risk Management Experience

●      Service Industry Experience

●      Technology/Digital Sector Experience

2023 EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation program:

●	Rewards financial results and effective strategic leadership, which we believe are key to building sustainable value for our stockholders.
●	Utilizes a mix of base salary and short- and long-term incentives to attract and retain highly qualified executives and maintain a strong relationship between executive pay and company performance.
●	Places significant weight on ethical and responsible conduct in pursuit of TTEC’s strategic goals. Our incentive recoupment (clawback) policy requires our Board of Directors to recoup cash and equity incentive compensation from senior executives in the event of a financial restatement as a result of material noncompliance with accounting standards, or in the event a senior executive’s detrimental conduct causes damage to TTEC in other material respects.
●	Places a meaningful portion of compensation “at risk” by aligning cash incentive payments to performance and by granting equity that vests over three-, four- and five-year periods to ensure that the actual compensation realized by executives aligns with stockholder value over the long term.
●	Ensures that our rewards are affordable by aligning them to the Company’s annual business plan.
●	Includes two components: one that rewards the prior year’s performance but vests over time, and another that is forward looking and rewards growth of key performance indicators like Revenue and Adjusted EBITDA over a three-year period. By emphasizing a longer-term view in equity performance incentives, the Company aligns our Named Executive Officers’ and other executives’ interests with the interests of and value creation for our stockholders.
●	Aligns executive officers’ interests with stockholders with stock holding requirements.
●	Considers stockholder views. At our 2023 Annual Meeting of Stockholders, we asked our stockholders to provide an advisory, non-binding vote of support of our executive officer compensation, commonly known as a “Say on Pay” proposal. Stockholders indicated strong support with 99% voting in favor of the program. The stockholders will again consider our executive compensation on an advisory basis as part of the 2026 Annual Stockholder Meeting.
●	In addition, at our 2023 Annual Meeting of Stockholders, we asked our stockholders to provide an advisory, non-binding vote on the frequency with which they should provide an advisory vote on executive compensation. The stockholders indicated strong support for our existing practices, with 71% voting in favor of executive compensation being considered on an advisory basis once every three years. Stockholders will again consider the frequency with which they should provide an advisory vote on executive compensation as part of the 2029 Annual Stockholder Meeting.

The following table reflects the compensation decisions made by the Compensation Committee of the Board for TTEC’s Named Executive Officers (NEOs).

In 2023, we paid the following to our Named Executive Officers:

Named Executive Officers	Actual Total Direct (TDC) Compensation [1]	Market TDC at 25th	Market TDC at 50th	Market TDC at 75th	Percentile
Kenneth D. Tuchman [2]	$1	$5,850,000	$7,208,000	$9,370,000	<25th
Michelle “Shelly” R. Swanback [3]	$5,947,110	$1,937,000	$2,984,000	$4,363,000	>75th
Francois Bourret [4]	$917,947	$382,932	$505,880	$811,451	>75th
Dustin J. Semach [5]	$159,615	$2,148,000	$2,735,000	$3,327,000	-
David J. Seybold	$937,507	$934,000	$1,912,000	$3,350,000	<50th
Margaret B. McLean	$686,536	$746,000	$1,235,000	$1,643,000	<25th

1.	Actual TDC represents base salary earned in 2023, bonus paid in 2023 for 2022 performance, retention bonuses paid in 2023, fair market value (FMV) of RSU equity grants awarded in 2023, and fair market value (FMV) of performance-based grants, at target achievement, awarded under the 2023 annual long-term incentive plan.

2.	At Mr. Tuchman’s request, the Compensation Committee approved Mr. Tuchman’s base salary to be $1 per year.
3.	Ms. Swanback’s actual TDC includes a one-time $2 million RSU equity grant, vesting in equal installments over a five-year period, and a $2 million performance-based equity grant, subject to a 3-year cliff vesting period, both issued in connection with her promotion to President, TTEC Holdings, Inc
4.	The market data presented for Mr. Bourret corresponds with his primary role as Chief Accounting Officer.
5.	Due to Mr. Semach’s limited tenure during 2023, we have not compared his 2023 actual TDC against the market benchmarks.

GENERAL INFORMATION

This proxy statement (Proxy Statement) is issued in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 22, 2024, at 10:00 a.m. Mountain Daylight Time, completely “virtually” as further covered in this Proxy Statement, and at any adjournment or postponement thereof.

On or about April 10, 2024, we will begin distributing to each stockholder entitled to vote at the Annual Meeting either (1) this Proxy Statement, a proxy card or voting instruction form, and our 2023 Annual Report to Stockholders, which we collectively refer to as the “proxy materials,” or (2) an email or notice of internet availability of proxy materials, in each case with instructions on how to access electronic copies of our proxy materials.

This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information about our voting procedures, and information you may find useful in determining how to vote.

IMPORTANT INFORMATION ABOUT THE PROXY MATERIALS AND VOTING YOUR SHARES

Why am I receiving these proxy materials?

The Company is soliciting your proxy in connection with the Annual Meeting. As a stockholder, you are requested to vote on the items of business discussed in this Proxy Statement.

How can I vote my shares electronically and participate in the Annual Meeting?

This year’s Annual Meeting will be held entirely online. Stockholders may participate in the virtual Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/TTEC2024. To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your notice of internet availability of proxy materials (Notice of Internet Availability), on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the virtual Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the virtual Annual Meeting. However, even if you plan to attend the virtual Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

In our desire to ensure that the virtual Annual Meeting provides stockholders with a meaningful opportunity to participate, our stockholders will be able to ask questions to the Board of Directors and management both at the time of registration and during the Annual Meeting. Stockholders may submit questions during the Annual Meeting by typing questions in the question/chat section of the meeting screen. Questions relevant to meeting matters will be answered during the Annual Meeting, subject to time constraints and in accordance with the rules of conduct which will be posted on ttec.com under the “Investors” tab. We will also post on our Investors page responses to questions relevant to meeting matters that are not answered during the Annual Meeting due to time constraints.

How can I vote my shares without attending the virtual Annual Meeting?

To vote your shares without attending the virtual Annual Meeting, please follow the instructions for internet or telephone voting on the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to attend the virtual meeting.

What will I need in order to attend the virtual Annual Meeting?

You are entitled to attend the virtual Annual Meeting only if you were a stockholder as of the Record Date for the Annual Meeting, or April 3, 2024 (the “Record Date”), or you hold a valid proxy for the Annual Meeting. You may attend the virtual Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TTEC2024 and using your 16-digit control number to enter the meeting. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

Why did I receive a Notice of Internet Availability of proxy materials?

Under the rules of the SEC, we are using the internet as the primary means of furnishing proxy materials to our stockholders. Most of our stockholders will not receive printed copies of the proxy materials unless they request them. Accordingly, if you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials, unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you on how you may access and review the proxy materials on the internet, free of charge. This approach to distribution of proxy materials reduces the environmental impact of our Annual Meeting, expedites stockholders’ receipt of our proxy materials, and lowers our costs. The Notice of Internet Availability also includes instructions allowing stockholders to request to receive future proxy materials in printed form by mail or electronically by email.

For your information, voting via the internet is the least expensive to us, followed by telephone voting, with voting by mail being the most expensive. Also, you may help to save us the expense of a second mailing if you vote promptly.

What are the matters to be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

●	Proposal No. 1:	The election of eight directors (see, page 60);

●	Proposal No. 2:	The ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting firm for 2024 (see, page 68); and

●	Proposal No. 3:	The approval of an amendment to the TTEC 2020 Equity Incentive Plan (see, page 70).

We will also consider other business that properly comes before the Annual Meeting.

What are my voting choices?

For the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Cumulative voting is not permitted in the election of directors. For ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024 (Proposal No. 2), you may vote “FOR”, “AGAINST” or “ABSTAIN”. For the approval of an amendment to the TTEC 2020 Equity Incentive Plan (Proposal No. 3), you may vote “FOR”, “AGAINST” or “ABSTAIN.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

●	“FOR” each of the nominees to our Board;
●	“FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting for 2024; and
●	“FOR” the approval of an amendment to the TTEC 2020 Equity Incentive Plan.

Kenneth D. Tuchman, our Chairman and Chief Executive Officer and the beneficial owner of 58.7% of the issued and outstanding shares of common stock as of the Record Date (58.7% of the shares entitled to vote, excluding stock options) has indicated that he intends to vote:

●	“FOR” each of the nominees to our Board;
●	“FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024; and
●	“FOR” the approval of an amendment to the TTEC 2020 Equity Incentive Plan.

How will my shares be voted by proxy?

Valid proxies provided to the Company by telephone, over the internet, or by a mailed proxy card will be voted at the Annual Meeting as directed by you unless revoked in accordance with the instructions. If you properly execute and submit your proxy, but do not indicate how you want your shares voted, the persons named as your proxies will vote your shares in accordance with the recommendations of our Board of Directors. These recommendations are:

●	“FOR” each of the nominees to our Board;
●	“FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting for 2024; and
●	“FOR” the approval of an amendment to the TTEC 2020 Equity Incentive Plan.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by:

●	Voting again through the internet, by telephone, or by completing, signing, dating, and returning a new proxy card with a later date, all of which automatically revoke the earlier proxy so long as completed prior to the applicable deadline for each method;
●	Providing a written notice of revocation to our Corporate Secretary at TTEC Holdings, Inc., 6312 S. Fiddler’s Green Circle, Suite 100N, Greenwood Village, CO 80111, prior to your shares being voted; or
●	Attending the virtual Annual Meeting and voting during the meeting. Your virtual attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked unless you specifically so request before the taking of the vote.

For shares you hold beneficially in “street name”, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the virtual Annual Meeting and voting during the meeting.

Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will have the authority to vote them only on the ratification of our independent registered public accounting firm. Your broker will be prohibited from voting your shares on the election of directors and the amendment to the TTEC 2020 Equity Incentive Plan. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the meeting and not as votes cast. As a result, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Will shares that I own as a stockholder of record be voted if I do not return my proxy card in a timely manner?

Shares that you own as a stockholder of record will be voted as you instruct on your proxy card. If you sign and return your proxy card without giving specific instructions, they will be voted in accordance with the recommendations of our Board of Directors. If you do not return your proxy card in a timely manner or provide voting instructions through the internet or by phone, your shares will not be voted unless you or your proxy holder attend the virtual Annual Meeting and vote during the meeting.

What is required to conduct the business of the Annual Meeting?

In order to conduct business at the Annual Meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the Record Date must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

How many votes are required to approve each proposal?

Directors are elected by a plurality of the votes cast. This means that the eight individuals nominated for election to the Board who receive the most “FOR” votes will be elected.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required to approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required to approve the amendment to the TTEC 2020 Equity Incentive Plan.

As of the Record Date, there were 47,448,910 shares of common stock outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote on each proposal.

How are votes counted?

Votes cast by proxy prior to the Annual Meeting will be tabulated by an automatic system administered by Broadridge Financial Solutions, Inc. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting.

Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld. Abstentions will be treated as shares that are present and entitled to vote and will consequently have the effect of a vote “AGAINST” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm and the approval of an amendment to the TTEC 2020 Equity Incentive Plan.

If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will not be considered as voted for the purpose of determining the approval of the particular matter.

If I share an address with another stockholder, how will we receive our proxy materials?

For stockholders of record, we have adopted a procedure called “householding”, which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice of Internet Availability and, if applicable, this Proxy Statement and the 2023 Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and the impact of printing and mailing these materials on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or verbal request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, this Proxy Statement and the 2023 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice of Internet Availability and, if applicable, this Proxy Statement, the 2023 Annual Report, or to request delivery of a single copy of these materials if multiple copies are currently being delivered, stockholders may contact us at TTEC Holdings, Inc., 6312 S. Fiddler’s Green Circle, Suite 100N, Greenwood Village, CO 80111, Attention: Investor Relations, or send an email to investor.relations@ttec.com.

Stockholders who hold shares in “street name” (as described above) may contact their brokerage firm, bank, broker- dealer, or other similar organization to request information about householding.

How can I see the list of stockholders entitled to vote?

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the Annual Meeting by means of a link to be made available on the meeting screen and at our principal office located at 6312 S. Fiddler’s Green Circle, Suite 100N, Greenwood Village, CO 80111, during normal business hours for a period of at least 10 days prior to the Annual Meeting.

What happens if additional items of business are presented at the Annual Meeting?

We are not aware of any items that may be voted on at the Annual Meeting that are not described in this Proxy Statement. However, the holders of the proxies that we are soliciting will have the discretion to vote them in accordance with their best judgment on any additional matters that may be voted on, including matters incidental to the conduct of the Annual Meeting.

Is my vote confidential?

Stockholders may elect that their identity and individual vote be held confidential by marking the appropriate box on their proxy card or ballot. Confidentiality will not apply to the extent that voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting. Confidentiality also will not apply with respect to any matter for which votes are solicited in opposition to the director nominees or voting recommendations of our Board of Directors, unless the persons engaging in the opposing solicitation provide stockholders with voting confidentiality comparable to that which we provide.

Where can I find the voting results?

We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days following the meeting. The report will be available on our website at ttec.com under the “Investors” and “SEC Filings” tabs.

How may I obtain financial and other information about TTEC?

Additional financial and other information about the Company is included in our Annual Report on Form 10-K, which we file with the SEC, and which is available on our website at ttec.com under the “Investors” and “SEC Filings” tabs. We will also furnish a copy of our 2023 Annual Report (excluding exhibits), except those that are specifically requested, without charge to any stockholder who so requests by contacting our Investor Relations department at TTEC Holdings, Inc., 6312 S. Fiddler’s Green Circle, Suite 100N, Greenwood Village, CO 80111, Attention: Investor Relations, or send an email to investor.relations@ttec.com.

You can also obtain, without charge, a copy of our bylaws, codes of conduct and Board committee charters by contacting the Investor Relations department, or you can view these materials on the internet by accessing our website at ttec.com and clicking on the “Investors” tab, then clicking on the “Corporate Governance” tab.

Who will conduct and pay for the cost of this proxy solicitation?

We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees, and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, or via internet; by our directors, officers, or other regular employees without remuneration other than regular compensation. We will request brokers and other fiduciaries to forward proxy materials to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

CORPORATE GOVERNANCE

TTEC is committed to best practices in corporate governance. The Company is governed by our Board of Directors. The role of the Board and the Board committees include:

●	Oversight of the Company’s management;
●	Appointment of the Chief Executive Officer;
●	Goal setting for and overseeing performance of the Company’s executive management team;
●	Management succession planning;
●	Oversight of effective corporate governance, including selecting and recommending for stockholders’ approval nominees for the Board of Directors;
●	Annual assessment of Board performance;
●	Board succession planning;
●	Forming and staffing Board Committees;
●	Review and oversight of the development and implementation of the Company’s annual strategic, financial, and operational plans and budgets;
●	Oversight of the Company’s impact and sustainability (aka ESG) practices, including the progress that it makes against its environmental stewardship and diversity, equity and inclusion commitments;
●	Assessment and monitoring of Company’s risk and risk management practices;
●	Oversight of TTEC’s cybersecurity programs and protection of TTEC data and data of TTEC clients, their customers, and the Company’s employees;
●	Review and approval of significant corporate actions;
●	Monitoring of processes designed to assure TTEC’s integrity and transparency to its stakeholders, including financial reporting, compliance with legal and regulatory obligations, maintenance of confidential channels to report concerns about violations of laws and policies, and protection against reprisals for those who report such violations; and
●	Oversight of the relationship between the Company and its stockholders.

Board Leadership Structure

Our Board is led by TTEC’s founder, Kenneth D. Tuchman, who serves as the Chairman of the Board. Mr. Tuchman is also TTEC’s Chief Executive Officer. The Board retains the flexibility to determine from time to time whether the position of the Chief Executive Officer and the Chairman of the Board should be combined or separated, whether an independent director should serve as Chairman of the Board, and whether to appoint a lead independent director to serve as a liaison between independent directors and the Chairman.

At present, the Board believes that the Company is best served by having Mr. Tuchman serve as both the Chairman of the Board and Chief Executive Officer of TTEC. The Board’s view is based on the facts that Mr. Tuchman beneficially owns 58.7% of the outstanding equity in the Company, has a unique insight into the Company’s CX solutions strategy as an industry innovator and the Company founder, and is intimately involved in the day-to-day strategic direction of the Company.

Since the size of the Company’s Board is relatively small and each independent director has unrestricted access to Mr. Tuchman and the Company’s management, the independent members of the Board do not currently perceive the need for an appointment of a lead independent director. Our Board also believes that appointing a lead independent director may serve to create a potential conflict among the directors and interfere with the current collaborative environment in the boardroom that permits the Board to leverage the knowledge and experience of each Board member to drive strategic initiatives necessary to support the Company’s transformation from a business process outsourcing service provider to an integrated customer engagement technology and digital solutions provider.

With the exception of Mr. Tuchman, all of TTEC’s other directors are independent. In addition, there are no family relationships among any director, executive officer, or any person nominated or chosen by us to become a director.

The Board is aware of the potential conflicts that may arise in having Mr. Tuchman, the Company’s largest and controlling stockholder, serve as the Chairman of the Board, but believes that there are adequate governance safeguards in place to mitigate such risks. Such safeguards include, but are not limited to:

●	The Board and Board committees hold executive sessions comprised entirely of the independent directors.
●	During 2023, seven of our eight directors were independent on our Board.
●	Our Compensation Committee of the Board, comprised entirely of independent directors, makes all executive management compensation determinations based on the individual manager’s performance and input from independent compensation consultants.
●	Our Compensation Committee of the Board retains an independent compensation consultant when it deems it appropriate.
●	Our Board members have unrestricted access to independent consultants, including legal counsel.
●	Our Board members and executives have a shareholding guideline consistent with industry best practices.
●	Our Board performs an annual self-assessment and acts on the findings.
●	Our Board committees perform periodic self-assessments and act on the findings.
●	Our Board published Corporate Governance Guidelines to communicate to the stockholders and other stakeholders how the Company is governed.

Although we qualify as a “controlled company” under the listing rules of the NASDAQ stock market, the Company elects not to avail itself of governance exceptions available to “controlled companies” under these rules. Specifically, a majority of our Board of Directors is independent and our Nominating and Governance Committee of the Board and Compensation Committee of the Board are comprised solely of independent directors, even though the Company is exempt from these corporate governance requirements as a controlled company.

Lastly, our Board has demonstrated the independence necessary to address potential conflicts of interest through the use of special ad hoc committees to address specific matters when they arise or requesting that the Chairman abstain from deliberations and voting on certain decisions that may represent a conflict with his controlling stockholdings in the Company.

Board Participation in 2023
● 7 Board meetings held in 2023
● Each director attended 100% of all Board and committee meetings where the director is a member, either in person or virtually
● All directors attended our Annual Meeting of Stockholders in 2023. Although the Company does not require the directors to always attend the Annual Meeting of Stockholders, the directors are encouraged to do so; and most attend the Meetings regularly.

Board Risk Oversight

While our executive officers are responsible for day-to-day management of risk at TTEC, our Board oversees and monitors our Enterprise Risk Management (ERM), regulatory compliance, impact and sustainability (aka ESG) initiatives, technology resilience and cybersecurity, business continuity, and financial disclosure practices, in the course of its ongoing review of the Company’s strategy, business plans, risk management, and financial reporting programs. The Board recognizes that certain risk-taking is essential for any company to stay competitive. It is the view of the Board, however, that the risk-taking must be reasoned and measured, and must be evaluated and mitigated appropriately.

In 2023, the Board’s ERM oversight primarily focused on, but was not limited to, the following areas (i) the Company’s strategy and long-term growth plans; (ii) technology resilience and stability of TTEC information technology platforms; (iii) cybersecurity preparedness and incident response; (iv) risks inherent in our work from home service delivery; (v) crisis management, business continuity planning, emergency preparedness, critical incident response, and disaster recovery planning and execution; (vi) risks arising from the complexities of the regulatory compliance framework that affects TTEC’s regulated business around the globe; (vii) the service delivery effectiveness of the Company’s business segments; (viii) anticipating and planning for the rapidly evolving micro- and macro-economic conditions in the market place, how such conditions may impact our clients and, therefore, have an indirect impact on our business volumes and liquidity; and (ix) our ongoing effort to embed AI into our solutions so that our offerings are at the forefront of offerings that leverage these technological disruptors. The responsibility for managing each of these high-priority risk areas, as identified by the ERM process, was assigned to one or more members of the Company’s executive leadership team. The Board has delegated the oversight of certain categories of risk management to designated Board committees, which periodically report to the Board on matters related to the specific areas of risk they oversee.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Enterprise risk management structure; strategic risk associated with TTEC’s business plan; litigation that may have material financial or reputational impact on the Company; significant capital transactions, including M&A, technology investment and divestitures; capital structure risks; cybersecurity and cybersecurity incident response; risks specific to the use of artificial intelligence; service delivery effectiveness; and CEO succession planning.
Audit Committee	Risks related to financial reporting, disclosure, and related controls; risks specific to our geographic footprint; major financial exposure risks; risks inherent in the Company’s regulatory compliance framework around the world; risks arising from macro- and micro-economic volatility; currency exposure risks; risks specific to our cost structure; and liquidity risks.
Compensation Committee	Executive recruiting, retention, and succession planning; compensation policies and practices, including incentive compensation; and health and welfare benefits programs. Assessment of the risks associated with compensation policies and practices applicable to TTEC’s employees to determine if such policies and practices are reasonably likely to have a material adverse effect on TTEC. Employee engagement and turnover risks and the Company’s commitment to diversity, equality, and inclusion in the workforce.
Nominating and Governance Committee	Corporate governance risks; effectiveness of the Board’s and its committees’ performance; senior management and Board succession planning; conflicts of interest; director independence and competencies; executive management succession; risks specific to crisis management and response; climate risks specific to our business; and impact and sustainability (aka ESG) .
Security and Technology Committee	Risk management oversight of the Company’s technology resilience, including cybersecurity initiatives designed to protect the Company’s IT infrastructure and data; practices and stability of our technology platforms used to support our business and services delivered to our clients; data governance risks; the Company’s incident response and continuity and disaster recovery practices; and risks specific to the evolving use of artificial intelligence in the Company’s business.

The Board and its committees periodically request and receive comprehensive reports from Digital and Engage business segments and key Company functions (including finance, treasury, tax, legal and regulatory compliance, information security, human capital, risk management, and the Company’s ESG leadership team including its Diversity Council), and have the opportunity to assess risk exposures to the business in these specific functional areas. In addition to the Company’s ERM and internal audit processes, the Board and the Audit Committee monitor and oversee the Company’s periodic assessment of the effectiveness of its internal controls over financial reporting.

To ensure that the Company’s compensation practices and policies do not have a material adverse effect on the Company and its business, the Compensation Committee of the Board annually reviews TTEC’s executive compensation programs for inherent risks and alignment with the Company’s objectives. The Committee receives periodic reports from the Company’s people and culture and legal departments on steps that TTEC takes to anticipate and mitigate any potential risks in long- and short-term incentive and performance-based compensation programs. The Compensation Committee of the Board believes that executive compensation should be contingent on performance relative to targets and business plans. It expects TTEC senior executives to achieve these targets in a manner consistent with TTEC’s values, ethical standards, and policies. The Board engages in periodic discussions with management on how to maximize executives’ performance through compensation incentives without creating unreasonable risks to the business. For additional information on TTEC compensation program risks, please review section titled “Compensation Discussion and Analysis” in these proxy materials.

Communications with The Board

The Board established a process for stockholders and other interested parties to communicate with the Board or any directors by requesting that all communication be sent via email to corporatesecretary@ttec.com or to the following address:

Board of Directors

c/o Corporate Secretary

TTEC Holdings, Inc.

6312 S. Fiddler’s Green Circle, Suite 100N

Greenwood Village, CO 80111

Since most members of the TTEC leadership team, including the Corporate Secretary, work hybrid schedules where they attend meetings and plenary sessions in the offices while performing most of their day-to-day functions remotely working from home, communication via email through the corporatesecretary@ttec.com dedicated mailbox may be a more reliable method to connect with our Board of Directors as there can be no assurance that physical mail delivery would be monitored on a daily basis. The Corporate Secretary reviews all communications addressed to the Board and shares them with the Board Chair and the Chair of the Nominating and Governance Committee of the Board, as long as they are not offensive or inappropriate. Offensive and inappropriate communications, if any, are mentioned as received at the regularly scheduled Nominating and Governance Committee of the Board meetings but are not distributed to directors, unless the Chair of the Nominating and Governance Committee of the Board specifically directs for them to be distributed.

Board Committees

The following table outlines the composition of each of our Board committees during 2023:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Security and Technology Committee	Executive Committee
Kenneth D. Tuchman					Chair
Steven J. Anenen	✓		✓		✓
Tracy L. Bahl		Chair			✓
Gregory A. Conley	Chair	✓		✓
Robert N. Frerichs	✓	✓	Chair
Marc L. Holtzman			✓
Gina L. Loften		✓		✓
Ekta Singh-Bushell	✓		✓	Chair

The Nominating and Governance Committee of the Board, with input from the Board Chairman, periodically reviews Committee membership and chairmanships and makes adjustments as needed to address the needs of the business, appropriately leverage Board members’ expertise, and provide important development opportunities to Board members as part of its longer-term succession planning for the Board.

Audit Committee

The Audit Committee of the Board operates under the Audit Committee charter adopted by our Board and available at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com). It is responsible for, among other things:

●	Assisting the Board in its oversight of the integrity of TTEC’s financial statements including any critical audit matters;
●	Overseeing the adequacy of internal controls over our financial reporting and disclosure processes;
●	Selecting, evaluating, and appointing the independent registered public accounting firm, including assessing the registered public accounting firm’s independence and qualifications;
●	Reviewing and approving all non-audit services performed by the independent registered public accounting firm;
●	Overseeing the activities and processes of the TTEC internal audit department;
●	Overseeing TTEC’s ethics program and its confidential hotline process, including reviewing the establishment of and compliance by employees and executives with the Company’s employee code of conduct, Code of Ethics: How TTEC Does Business and the Company’s Ethics Code for Executive and Financial Officers;
●	Overseeing investigations into any matters within the Audit Committee’s scope of responsibility;
●	Overseeing the Company’s enterprise business risk process;
●	Reviewing and approving all related-party transactions; and
●	Overseeing business continuity and disaster recovery plans and practices of the Company.

In 2023, the members of the Audit Committee of the Board included Gregory A. Conley (Chair), Robert N. Frerichs, Ekta Singh-Bushell, and Steven J. Anenen. Throughout 2023, each Committee member was “independent” in accordance with the NASDAQ Stock Market Rules and Rule 10A-3(b)(1) under the U.S. Securities Exchange Act of 1934.

Our Board determined that Mr. Conley, Mr. Frerichs, Ms. Singh-Bushell, and Mr. Anenen each qualify as an “audit committee financial expert” within the meaning of the SEC rules. Mr. Conley’s relevant experience includes his experience as a chief executive officer and director of several public and private companies, and his tenure as the chair of the TTEC Audit Committee of the Board since May 2014. Mr. Frerichs’ relevant experience includes his CPA credentials, his role as chair of one of the largest public consultancies in the world, his career in audit and risk management, and his tenure on the audit committees of several companies. Ms. Singh-Bushell’s relevant experience includes her CPA credentials, her tenure as a member of several audit committees for public companies, and her two decades of experience working for a global public accounting and consultancy firm. Mr. Anenen’s relevant experience includes his experience as a chief executive officer and director of several public and private companies, and his tenure as a member of the TTEC Audit Committee of the Board.

The Audit Committee of the Board oversees TTEC’s disclosure processes. These processes are established to ensure accurate and complete financial reporting and to identify timely any potential issues that could impact TTEC’s accounting, financial reporting, and effectiveness of its internal controls. The Committee also established procedures for, and oversees receipt and treatment of, confidential (including anonymous) submissions by TTEC employees of concerns about the Company’s accounting, internal control, and auditing practices. The Audit Committee of the Board reviews and assesses the matters raised through these reporting channels and monitors management’s response to these reports, engaging when warranted.

The Audit Committee of the Board evaluates the independence, qualifications, and performance of TTEC’s internal audit function and annually approves the Company’s internal audit plan. The Committee also discusses with management TTEC’s risk assessment and management practices; the Company’s major financial, operational, and regulatory risk exposures; and the steps management has taken to monitor and mitigate such exposures to be within the Company’s risk tolerance levels.

During 2023, the Audit Committee of the Board held four regularly scheduled meetings and four special meetings. The Committee also approved one matter through unanimous written consent. The Audit Committee of the Board reviews and assesses the adequacy of its charter, and revises it, if appropriate, on an annual basis.

Compensation Committee

The Compensation Committee of the Board operates under the Compensation Committee charter adopted by our Board and available at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com). It is responsible for, among other things:

●	Reviewing performance goals and approving the annual salary, incentives, and all other compensation for each executive officer, including any employment arrangements and change in control agreements with such officers;
●	Reviewing and approving compensation programs for independent Board members;
●	Reviewing and approving material employee benefit plans (and changes to such plans);
●	Reviewing and evaluating risks associated with our compensation programs;
●	Adopting and administering various equity-based incentive plans; and
●	Overseeing the company’s diversity, equality and inclusion programs.

In 2023, the members of the Compensation Committee of the Board included Tracy L. Bahl (Chair), Gregory A. Conley, Robert N. Frerichs, and Gina L. Loften. Throughout 2023, each member of the Committee was “independent” (as defined under the NASDAQ Stock Market Rules and the SEC’s Rule 10C-1(b)(1)) and a “non-employee director” (as defined under SEC’s Rule 16b-3).

During 2023, the Compensation Committee of the Board held four regularly scheduled meetings and three special meetings and approved one matter through unanimous written consent process. The Compensation Committee of the Board reviews and assesses the adequacy of its charter, and revises it, if appropriate, on an annual basis.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board operates under the Nominating and Governance Committee charter adopted by our Board and available at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com). It is responsible for, among other things:

●	Overseeing and managing the Board of Directors’ overall governance practices;
●	Identifying and recommending to our Board qualified candidates to stand for election to the Board (or be appointed pending the election at the Annual Stockholders Meeting);
●	Overseeing development and succession planning for executive officers and the Board of Directors of the Company;
●	Overseeing TTEC’s corporate governance, including the evaluation of the Board and its committees’ performance and processes, and assignment and rotation of Board members to various committees; and
●	Overseeing TTEC’s ESG initiatives and reporting.

During 2023, the members of the Nominating and Governance Committee of the Board included Robert N. Frerichs (Chair), Ekta Singh-Bushell, Steven J. Anenen, and Marc L. Holtzman. Each Committee member was “independent” in accordance with the NASDAQ Stock Market Rules.

During 2023, the Nominating and Governance Committee of the Board held four regularly scheduled meetings, no special meetings, and approved no matters through unanimous written consent. The Nominating and Governance Committee of the Board reviews and assesses the adequacy of its charter, and revises it, if appropriate, on an annual basis.

Security and Technology Committee

The Security and Technology Committee of the Board operates under the Security and Technology Committee charter adopted by our Board and available at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com). It is responsible for, among other things:

●	Overseeing the risk management of the Company’s security practices, resiliency capabilities, and strategic plans of the Company’s technology used to support its business and deliver services to its clients;
●	Overseeing the practices and controls that management uses to identify, manage and mitigate risks related to cybersecurity, disaster recovery, cyber event management and response, fraud and physical security, and data governance;
●	Reviewing management’s crisis preparedness, incident response and business continuity plans, and the Company’s disaster recovery plans, capabilities, and testing practices;
●	Reviewing the outcomes of the Company’s internal and third-party security compliance audits;
●	Reviewing evolving risks specific to the use of artificial intelligence in the Company’s business and client offerings;
●	Reviewing, periodically, risk assessments relevant to the Company’s security and technology conducted by, or on behalf of, the Company;
●	Reviewing the Company’s security risk mitigation strategies including risk transfer (through insurance programs or otherwise); and
●	Addressing any other matters as the Committee members determine relevant to the Committee’s oversight of the Company’s security and technology risk management practices.

During 2023, the members of the Security and Technology Committee of the Board included Ekta Singh-Bushell (Chair), Gregory A. Conley, and Gina L. Loften.

During 2023, the Security and Technology Committee of the Board held four regularly scheduled meetings, no special meetings, and approved no matters through unanimous written consent. The Security and Technology Committee of the Board reviews and assesses the adequacy of its charter, and revises it, if appropriate, on an annual basis.

Executive Committee

The Board’s Executive Committee is a standing committee of the Board appointed to take certain action, between regularly scheduled Board meetings that are otherwise reserved to the full Board, under a delegation of authority from the Board. All actions taken by the Executive Committee of the Board are reported to and reviewed by the full Board at the Board meeting immediately following the action taken. The Executive Committee of the Board is authorized to consider and approve, among other things:

●	Mergers, acquisitions, and divestiture transactions at a level in excess of management’s authority of up to $35M but below a certain specific authority limit of up to $60M designated by the Board, provided that such transactions are not inconsistent with TTEC’s overall strategy as approved by the Board; any mergers, acquisitions, and divestiture transactions in excess of this $60M threshold are exclusively reserved to the full Board;
●	Capital expenditure transactions at a level in excess of management’s authority of up to $35M but below a certain specific authority limit of up to $60M designated by the Board, provided that such transactions are consistent with the annual business plan approved by the Board; and
●	Funding for the share repurchase program at a level in excess of management’s authority but below a certain specific limit designated by the Board.

During 2023, the members of the Executive Committee of the Board included Kenneth D. Tuchman (Chair), Tracy L. Bahl, and Steven J. Anenen.

The Executive Committee of the Board held no meetings during 2023.

Ethics Code for Executive and Financial Officers

We have adopted an Ethics Code for Senior Executive and Financial Officers that guides the behavior of our senior executives and financial officers beyond our code of business conduct that applies to all employees, including our Chief Executive Officer, Chief Financial Officer, chief executive officers leading each of our business segments, General Counsel, Treasurer, Chief Accounting Officer/Controller, senior accounting and finance executives who support our key business segments, financial directors, and controllers of each of our business segments and any person performing similar functions. The Ethics Code for Senior Executive and Financial Officers is available on our website at ttec.com/investors/corporate-governance/ (“Corporate Governance” under the “Investors” tab on our public website ttec.com) and we intend to disclose any waiver of, or amendments to, the Ethics Code for Senior Executive and Financial Officers on our website. You may also obtain a copy of the document without charge via email at corporatesecretary@ttec.com or by writing to:

TTEC Holdings, Inc.

6312 S. Fiddler’s Green Circle, Suite 100N

Greenwood Village, CO 80111

Attention: Corporate Secretary

In addition to our Ethics Code for Senior Executive and Financial Officers, TTEC also has a code of business conduct (Ethics Code: How TTEC Does Business). This document mandates rules of ethical business conduct for all TTEC employees, members of our Board of Directors, and our suppliers and partners, including our executives and financial officers. We maintain a confidential third-party operated hotline, where employees can seek guidance or report concerns about possible violations of laws, our policies, or either of the ethics codes, including any concerns about financial reporting, misconduct, or fraud.

Director Compensation Overview

During 2023, the independent directors’ compensation was as follows:

●	An annual retainer of $75,000;
●	Additional annual retainer fees for Board committee service as follows:

Chair of Audit Committee	$ 27,000
Members of Audit Committee	$ 13,500
Chair of Compensation Committee	$ 20,000
Members of Compensation Committee	$ 10,000
Chair of Nominating and Governance Committee	$ 15,000
Members of Nominating and Governance Committee	$ 7,500
Chair of the Security and Technology Committee	$ 15,000
Members of the Security and Technology Committee	$ 7,500
●	An annual grant of $190,000 of restricted stock units in TTEC stock, based on the fair market value of our common stock on the grant date. The annual grant of restricted stock units vest on the earlier of the first anniversary of the grant date or the date of the succeeding year’s Annual Meeting of Stockholders, or any change-in-control event (as defined in the relevant restricted stock unit agreement).

The employee director(s) do not receive additional compensation for their Board service.

The following table summarizes the actual compensation earned by independent directors during 2023 without regard to how it was paid:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1,2]	Total ($)
Steven J. Anenen	$96,000	$189,988	$285,988
Tracy L. Bahl	$98,750	$189,988	$288,738
Gregory A. Conley	$119,500	$189,988	$309,488
Robert N. Frerichs	$113,500	$189,988	$303,488
Marc L. Holtzman	$82,500	$189,988	$272,488
Gina L. Loften	$92,500	$189,988	$282,488
Ekta Singh-Bushell	$107,250	$189,988	$297,238
1.	Reflects the aggregate grant date fair value of 2023 non-employee director restricted stock unit awards for financial statement reporting purposes determined in accordance with the guidance in Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). For information regarding assumptions used to compute grant date fair value with respect to the restricted stock unit awards, see Note 19 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. Each 2023 non-employee director restricted stock unit award covered 5,982 shares of TTEC stock, with the number of shares calculated by taking the intended value of $190,000 divided by the $31.76 per share closing price of our common stock on the date of grant and rounding down to the nearest whole number of shares.
2.	As of December 31, 2023, independent directors each held 5,982 unvested restricted stock unit awards.

In February 2023, the Board of Directors of TTEC Holdings, Inc., on the recommendation of the Compensation Committee of the Board, reviewed the Board’s compensation with the independent compensation consultant, Meridian Compensation Partners, LLC, against benchmarks for our Compensation Peer Group and recommended changes in the compensation arrangements for the independent directors of the Company to be effective as of the start of the 2023/2024 board cycle in May 2023. The recommended changes involved the equity component of the Board members’ compensation only and did not impact either the cash retainer or Committee fees. In February 2024, the Board reviewed the compensation arrangements, but did not make any changes.

AUDIT COMMITTEE REPORT

The TTEC Audit Committee of the Board (the “Audit Committee”) is comprised entirely of independent directors who meet the independence requirements of the U.S. Securities and Exchange Commission (the “SEC”) and NASDAQ Stock Market’s Listing Rules. TTEC’s Board of Directors has determined that at least four members of the Audit Committee have accounting and other relevant financial management expertise, and, therefore, qualify as “audit committee financial experts,” as that term is defined by the SEC. The Audit Committee operates pursuant to a charter that is reviewed annually and updated to comply with the relevant regulatory requirements. The Audit Committee charter was most recently reviewed and updated in May 2023 and is available in the Investor Relations section of our website at https://investors.ttec.com/static-files/081c5dc8-a944-4805-b2ab-d20675ca20a4.

In performing its functions, the Audit Committee acts in an oversight capacity. The Committee is responsible for overseeing TTEC’s financial reporting processes and internal control structure on behalf of the Company’s Board of Directors, while management is responsible for the preparation, presentation, and integrity of the financial statements, and the effectiveness of TTEC’s internal controls over financial reporting. TTEC’s independent auditor, PricewaterhouseCoopers LLC (“PwC” or the “Auditor”), is responsible for auditing TTEC’s financial statements and providing an opinion on the conformity of TTEC’s consolidated financial statements with generally accepted accounting principles and on the effectiveness of TTEC’s internal control over financial reporting.

In 2023, the Audit Committee met eight times. The Audit Committee’s agenda for each meeting was set by the Committee’s chairperson in consultation with and on the recommendation of TTEC’s acting Chief Financial Officer. During the meetings, the Audit Committee met with the senior members of TTEC’s financial management team, and, when appropriate, had separate executive sessions with TTEC’s acting Chief Financial Officer, PwC, TTEC General Counsel, and the Internal Audit Executive to discuss financial management, legal and compliance matters, accounting, IT controls and system dependencies, the status of internal and external audits, and internal control issues.

As part of its oversight function, the Audit Committee reviews TTEC’s quarterly and annual reports on Form 10-Q and Form 10-K prior to their filing with the SEC and has detailed discussions with management about the quality and reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, the Audit Committee asks for management’s representations and reviews certifications prepared by TTEC’s Chief Executive Officer and acting Chief Financial Officer that the unaudited quarterly and audited annual consolidated financial statements of the Company fairly represent, in all material respects, the financial condition, results of operations and cash flows of TTEC.

In 2022, the Committee transferred its cybersecurity, technology resilience, and critical incident response planning oversight responsibilities to a newly created Security & Technology Committee of the Board, staffed with Board members who have special expertise on the issues of cybersecurity and technology, and technology-related risk management. The Audit and Security & Technology Committees of the Board have overlapping members and exchange information regularly, especially in connection with information technology controls that are relevant to internal controls over financial reporting. During 2023, the Audit Committee continued to oversee TTEC’s evolving strategy for its enterprise resources planning (ERP) systems and the professional services automation (PSA) platforms and how they support the Company’s internal controls over financial reporting and the accuracy and reliability of its financial reporting. During the year, the Audit Committee also received periodic status reports on the effectiveness of the Company’s treasury function, including the Company’s liquidity; its foreign exchange exposure management; the impact on the Company due to changes in interest rates; its tax function and its global tax planning practices; the Company’s acquisition integration activities; and its investor relations activities.

Further in 2023, the Audit Committee periodically reviewed TTEC’s Enterprise Risk Management program and steps that the Company had taken to execute against its risk management priorities. The Committee’s risk oversight continued to focus on strategy execution in the uncertainty of volatile macroeconomic conditions, regulatory and business continuity risks specific to the distributed work-from-home environment, the impacts on the business due to the rapidly evolving artificial intelligence offerings, and business-as-usual risks critical to the business, including the competitiveness of the Company’s technology solutions, M&A execution and integration effectiveness, fraud in the business, the risks inherent in the complexities of the Company’s international operations, and regulatory compliance framework that affects TTEC’s business.

The Audit Committee also monitored, throughout the year, the Company’s confidential hotline activities, focusing on procedures that the Company has in place for confidential submission of employee concerns about accounting, financial reporting practices and internal controls, possible violations of laws and policies, and other concerns about the business. The Committee also periodically reviewed the processes that the Company uses to ensure that the Company’s employees are familiar with its code of business conduct (Ethics Code: How TTEC Does Business), the Ethics Code for Senior Executive and Financial Officers, and the training that the Company provides on these codes of conduct and Company values.

The Audit Committee periodically reviews the rules and regulations adopted, from time to time, by the Public Company Accounting Oversight Board (the “PCAOB”) and works with the Auditor to ensure that its opinion conforms with these requirements. During 2023, the Audit Committee discussed with the Auditor those matters that are required to be discussed under the applicable requirements of the PCAOB and the SEC and received required written disclosures and the letter from the Auditor required by the applicable requirements of the PCAOB regarding the Auditor’s communication with the Audit Committee concerning the Auditor’s independence.

As part of its oversight responsibilities, the Audit Committee also oversees TTEC’s annual audit by its independent auditor, PwC, including the Auditor’s audit approach, audit plan, and critical audit matters; and whether the provision of minor non-audit services is appropriate given the Auditor’s independence. The Audit Committee also works with the Auditor to make sure that the PwC audit team that serves TTEC has the appropriate level of professional expertise to oversee the conduct of the TTEC annual independent audit and is appropriately supported by PwC partners with specific experience in key countries where TTEC does business, and by other PwC subject matter experts as necessary.

Each year, the Audit Committee evaluates the performance of PwC and its senior engagement team and determines whether to re-engage the Auditor for the coming year. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the Auditor, the Auditor’s global capabilities, the Auditor’s technical expertise including innovation and technologies that the Auditor uses to provide its services to the Company, the Auditor’s tenure as TTEC’s independent auditor, its knowledge of the Company’s global operations and industry, the competitiveness of the Auditor’s pricing for the services, and the quality of the Auditor’s interactions with the Audit Committee of the Board. Based on this evaluation, the Audit Committee decided to engage PwC as TTEC’s independent auditor for the year ending December 31, 2023. This appointment was ratified by TTEC stockholders at the 2023 Annual Stockholders Meeting.

The Audit Committee also considered the fees that PwC charged the Company for services in 2023 and determined them to be reasonable and adequate to ensure a comprehensive audit. In 2023, PwC’s total fees were $4.9 million, a $0.2 million increase year over year, primarily related to additional IT review and testing as well as fee increases related to inflation.

In accordance with SEC rules, the Auditor’s engagement partner for TTEC is subject to the five-year rotation requirement. 2022 was the last year in PwC’s prior engagement partner’s rotation period; and, therefore, during the previous year, the Audit Committee worked with PwC and the new engagement partner to fully onboard the partner into the business and the role.

The Audit Committee reviewed and discussed with management TTEC’s audited annual consolidated financial statements for the year ended December 31, 2023. Based on this review, discussions with management, and in reliance on the reports and opinions of the Auditor, the Audit Committee unanimously recommended to the TTEC Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Although the Audit Committee has the sole authority to appoint the independent auditor, the Committee will continue its long-standing practice of recommending that the Board ask the stockholders, at the Annual Stockholders Meeting, to ratify the appointment of the independent auditor for the coming year (see, Proposal No. 2 on page 68).

Audit Committee
Gregory A. Conley, Chair
Robert N. Frerichs
Ekta Singh-Bushell
Steven J. Anenen

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT, AND CERTAIN BENEFICIAL OWNERS

The table below sets forth information, as of April 3, 2024, concerning the beneficial ownership of the following persons and entities:

●	Each person or entity known to us to beneficially own more than 5% of our outstanding common stock;
●	Each of the directors on our Board;
●	Each of our Named Executive Officers; and
●	All of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the SEC rules. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and/or investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 47,448,910 shares of common stock outstanding as of April 3, 2024. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity in accordance with the SEC rules, we deemed outstanding shares of common stock: (1) subject to stock options held by that person that are currently exercisable or exercisable within 60 days of April 3, 2024; and (2) issuable upon the vesting of restricted stock units (RSUs) or performance-based restricted stock units (PRSUs) within 60 days of April 3, 2024. In accordance with the SEC rules, we did not deem outstanding these two categories of shares of common stock for the purpose of computing the percentage ownership of any other person or entity.

The information provided in the table is based solely on our records, and information filed with the SEC with respect to the owners of our shares of common stock, except where otherwise noted. Unless otherwise indicated, the address of each beneficial owner listed in the table is c/o TTEC Holdings, Inc., 6312 S. Fiddler’s Green Circle, Suite 100N, Greenwood Village, CO 80111.

	Shares Beneficially Owned
Name of the Beneficial Owner	Common Stock	Options Vested and Options and RSUs Vesting Within 60 Days of April 3, 2024		Total Beneficial Ownership as of April 3, 2024		Percent of Class
5% Stockholders
Kenneth D. Tuchman	27,853,207	[1]	-	27,853,207	[1]	58.7%
BlackRock Inc.	3,333,995	[2]	-	3,333,995	[2]	7.03%
The Vanguard Group	2,409,680	[3]	-	2,409,680	[3]	5.08%
Executive Officers, Directors
Kenneth D. Tuchman	27,853,207	[1]	-	27,853,207	[1]	58.7%
Steven J. Anenen	21,829		5,982	27,811		*
Tracy L. Bahl	17,935		5,982	23,917		*
Francois Bourret	5,051		1,191	6,242		*
Gregory A. Conley	17,025		5,982	23,007		*
Robert N. Frerichs	18,150		5,982	24,132		*
Marc L. Holtzman	38,004 [4]		5,982	43,986 [4]		*
Gina L. Loften	4,195		5,982	10,177		*
Margaret B. McLean	53,123		1,634	54,757		*
David J. Seybold	-		-	-		*
Ekta Singh-Bushell	16,785		5,982	22,767		*
Michelle “Shelly” R. Swanback	16,513		12,190	28,703		*
Kenneth “Kenny” R. Wagers	-		-	-		*
All directors, director nominees and executive officers as a group (13 persons)	28,061,817		56,889	28,118,706		59.3%

*         Less than 1%.

1.         Includes 27,843,207 shares subject to sole voting and investment power, and 10,000 shares with shared voting and investment power. The shares with sole voting and investment power consist of: (i) 6,526,401 shares held by Mr. Tuchman; (ii) 14,766,806 shares held by a limited liability partnership controlled by Mr. Tuchman; and (iii) 6,550,000 shares held by a revocable trust controlled by Mr. Tuchman. The shares with shared voting and investment power consist of 10,000 shares owned by Mr. Tuchman’s spouse. Mr. Tuchman is the beneficial owner of 58.7% of the shares of common stock entitled to vote at the meeting.

2.         The common stock shown for BlackRock, Inc. located at 55 East 52nd Street New York, NY 10055, corresponds with their 13G filed as of December 31, 2023 and includes 3,291,993 shares with sole voting power, 3,333,995 shares with sole dispositive power and 3,333,995 shares in the aggregate.

3.         The common stock shown for The Vanguard Group located at 100 Vanguard Boulevard, Malvern, PA 19355, corresponds with their 13G filed as of December 29, 2023 and includes 35,865 shares with shared voting power, 2,354,973 shares with sole dispositive power, 54,707 shares with shared dispositive power and 2,409,680 shares in the aggregate.

4.         Includes 33,229 shares held by Mr. Holtzman directly and 4,775 shares held for Mr. Holtzman’s spouse and minor children.

TTEC Insider Trading Policy – Hedging/Pledging Restrictions

The Company’s insider trading policy prohibits its directors, officers, employees, and members of TTEC supply chain from engaging in hedging and pledging transactions with TTEC securities. Under the policy, TTEC Chairman of the Board and Chief Executive Officer, who is the Company’s controlling shareholder, is permitted to pledge his shareholdings, with prior review and approval of the TTEC Board of Directors, provided such pledge does not involve a material portion of his overall holdings.

RELATED-PARTY TRANSACTIONS

In accordance with our Related-Party Transaction Policy, the Audit Committee of the Board is responsible for review and approval of transactions required to be disclosed as a “related-party” transaction under applicable law, including the SEC rules (generally, transactions involving amounts in excess of $120,000 in which a related person has a direct or indirect material interest). TTEC management monitors all related-party transactions, and reports about their status to the Audit Committee quarterly. TTEC executive officers and directors complete a questionnaire during the first quarter of each fiscal year, in which they provide information about the terms of all their related-party transactions (as defined in Item 404(a) of Regulation S-K) that occurred during the prior year and that are expected to occur during the current year. In reviewing related-party transactions, the Audit Committee of the Board considers whether these transactions are executed at “arms-length” by reviewing all relevant facts and circumstances, including among others, the commercial reasonableness of the terms, the actual and perceived benefit to the Company, opportunity costs of alternate transactions, the materiality and character of the related-party’s interest, the actual and apparent conflict of interests, the impact on a director’s independence (if the related-party is a director, an immediate family member of a director, or an entity controlled by a director), and the terms on which a similar transaction can be secured from unrelated third parties.

During 2023, TTEC has undertaken the following related-party transaction(s) with prior approval of the Audit Committee of the Board:

The Company entered into an agreement under which Avion, LLC (Avion) and Airmax LLC (Airmax) provide certain aviation flight services as requested by the Company. Such services include the use of an aircraft and flight crew. Kenneth D. Tuchman, Chairman and Chief Executive Officer of the Company, has an indirect 100% beneficial ownership interest in Avion and Airmax. During 2023, 2022, and 2021, the Company expensed $1,000,000, $500,000, and $600,000, respectively, to Avion and Airmax for services provided to the Company. There was $218,000 in payments due and outstanding to Avion and Airmax as of December 31, 2023.

EXECUTIVES AND EXECUTIVE COMPENSATION

TTEC Executive Officers

Michelle “Shelly” R. Swanback, 55, serves as President of the Company and chief executive officer of TTEC Engage. She joined the Company in May 2022 as the chief executive officer of TTEC Engage and was named President for TTEC Holdings, Inc. in November 2022. With a proven track record driving growth in the digital environment, Shelly is both a market maker and a strong cultural leader with over 30 years of experience in digital transformation, strategic consulting, technology, services, analytics and M&A.

Prior to TTEC, between 2020 and 2022, Ms. Swanback was President of Product and Platform at Western Union (NYSE:WU), where she led the company’s digital transformation and doubled the WU digital business to $1 billion. Between 2014 and 2020, Ms. Swanback led Accenture Digital, building it into a global transformation powerhouse with more than $20 billion in annual revenue.

Shelly is currently a board member for Willis Towers Watson (NASDAQ:WTW). Ms. Swanback holds bachelor’s degrees in Finance and Computer Information Systems from Colorado State University.

Francois Bourret, 44, joined TTEC in 2016 as part of an acquisition and has been serving as Chief Accounting Officer since 2023. In April 2023, Mr. Bourret assumed the responsibilities of the interim Chief Financial Officer for the Company, the role that he maintained until February 29, 2024.

Mr. Bourret brings over 20 years of financial experience with public companies and private equity owned businesses to the role.

Since joining TTEC, Mr. Bourret served in various significant roles in the TTEC finance and accounting organization, including chief financial officer for the TTEC Engage business segment between 2018 and 2022, as the Company’s global controller since June 2002, and his appointment as the Chief Accounting Officer in 2023. Prior to TTEC, Mr. Bourret served as the chief financial officer and a member of the board of directors of Atelka, a Canadian customer care outsourcing company; and worked for Kilmer Capital Partners, a private equity fund; and for KPMG.

Mr. Bourret holds a Master of Business Administration degree from Université Laval in Québec, Canada; and is a Chartered Financial Analyst (CFA).

David J. Seybold, 58, joined TTEC in December 2022 as the chief executive officer for TTEC Digital. An experienced, global business leader with a passion for technology, Mr. Seybold’s career is characterized by driving growth through digital transformation at scale.

Prior to joining TTEC, Mr. Seybold, was chief executive officer, Americas for Atos SE, a Euronext-listed technology transformation company. Between 2015 and 2021, he served as the president, North America and chief operating officer for Avanade (a Microsoft – Accenture joint venture); and prior to that, Mr. Seybold spent more than 26 years in various senior executive roles for IBM (IBM:NYSE).

Mr. Seybold holds a bachelor’s degree in Quantitative Business Analysis and a degree in Economics from Penn State University; a master’s of science degree in Operations Management and an MBA from the University of Maryland, Robert H. Smith School of Business.

Margaret B. McLean, 60, serves as General Counsel and Chief Risk Officer of TTEC. She joined TTEC in June 2013.

Prior to TTEC, Ms. McLean was the chief legal and risk officer for CH2M (now part of Jacobs Engineering Group (NYSE:JEC)), a global engineering and program management company. Prior to CH2M, Ms. McLean was a corporate finance and M&A partner at a major law firm, working in its Denver, London, and Moscow offices. Ms. McLean started her career in IT at Hewlett Packard (NYSE:HPE) and led the application systems department for Science Applications Int’l (NYSE:SAIC).

She holds a JD from the University of Michigan, an MBA from the University of Colorado, and a bachelor’s degree in Management Information Systems and Computer Science from the University of Arizona.

Kenneth “Kenny” R. Wagers, 52, joined TTEC in February 2024 and assumed responsibilities of the Company’s Chief Financial Officer as of March 1, 2024.

Mr. Wagers brings to the role over 28 years of financial and operational experience with public and private companies.

Prior to joining TTEC, Mr. Wagers served as chief financial officer of Flexport, a global logistics and freight forwarding business from 2021 to 2023; as chief financial officer of FleetPride, a retailer of parts for heavy-duty trucks and trailers, between 2019 and 2021; and as chief operating officer of XPO Logistics, a global provider of supply chain solutions, between 2018 and 2019. In 2020, Mr. Wagers joined the board of directors of Snap One Holdings Corporation (NASDAQ:SNPO), where he currently serves on the Audit and Risk Management committee, which he chaired between 2020 and 2022.

Mr. Wagers holds a BA in Finance and an MBA from Georgia State University.

Information regarding Kenneth D. Tuchman, Chairman and Chief Executive Officer, is provided under the heading “2024 Director Nominees.”

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss our compensation philosophy and describe the 2023 compensation program for our Chief Executive Officer, former Chief Financial Officer, interim Chief Financial Officer and three additional highest compensated members of our executive leadership team, whom we refer to as our Named Executive Officers (NEOs). We describe compensation earned by each of our Named Executive Officers and explain how our Compensation Committee of the Board determined this compensation, including its rationale for specific 2023 compensation decisions.

2023 Performance Highlights

Our 2023 performance is summarized below:

●	Our revenue was $2.46 billion, an increase of 0.8% over the prior year.
●	Our income from operations was $118.0 million, or 4.8% of revenue, a 30.0% decrease year over year. Income from operations on a non-GAAP basis[1] was $200.4 million, or 8.1% of revenue, compared to 10.2% in the prior year.
●	Our net cash provided by operating activities was $144.8 million compared to $137.0 million in the prior year.
●	Our diluted earnings per share were $0.18 compared to $2.18 in the prior year, and $2.18[1] compared to $3.59 in the prior year on a non-GAAP basis.
●	We paid a total of $49.2 million in cash dividends to our shareholders.

1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, equity-based compensation expense, depreciation and amortization expense, changes in acquisition contingent consideration, changes in tax valuation allowances, return to provision adjustments, and one-time non-recurring items. For additional information, please review GAAP to Non-GAAP Reconciliation of Performance Metrics on page 59 of this Proxy Statement.

Named Executive Officers

●	Kenneth D. Tuchman, Chairman of the Board and Chief Executive Officer
●	Michelle “Shelly” R. Swanback, President, TTEC Holdings, Inc. and chief executive officer, TTEC Engage
●	Francois Bourret, Chief Accounting Officer and Interim Chief Financial Officer
●	Dustin J. Semach, Former Chief Financial Officer
●	David J. Seybold, chief executive officer, TTEC Digital
●	Margaret B. McLean, General Counsel and Chief Risk Officer

2023 Executive Compensation Summary

Our executive compensation program is designed to reward financial results and effective strategic leadership, which we believe are key elements in building sustainable value for stockholders. Our compensation program performance metrics align the interests of our stockholders and senior executives by correlating the timing and amount of actual pay to the Company’s short-term and long-term performance goals. Our compensation programs encourage ethical and responsible conduct in pursuit of these goals and the alignment of our leaders with TTEC’s vision, mission, and values.

We carefully benchmark our compensation decisions against a relevant group of peer companies, all of which are our potential competitors, for the caliber of executive talent required to manage a global and complex business like TTEC.

Our executive compensation programs include three principal elements:

Compensation Element	Purpose
Base Salary	Provides competitive fixed dollar compensation.
Annual Performance-Based Cash Incentive Awards	Provides “at risk” annual variable cash consideration that aligns executive compensation to Company and individual achievement of short-term (annual) performance objectives, as established by the Board of Directors.
Equity Grants	Provides an “at risk” long-term performance-based and time-based equity compensation opportunity. Our annual equity incentive program includes two components: one that rewards the prior year’s performance but vests over time, and another that is forward looking and rewards growth of key performance indicators like Revenue and Adjusted EBITDA three years into the future. From time-to-time we may grant equity awards that are not part of our annual program, such as upon the promotion of an executive (which we refer to as “promotional grants”) or to encourage retention (which we refer to as “retention grants”). By emphasizing a longer-term view and long-term growth objectives with equity performance incentives, the Company aligns our Executive Officers’ interests with the interests of and value creation for our stockholders.

In 2023, we paid the following Total Direct Compensation to our Named Executive Officers:

Named Executive Officers	Actual Total Direct (TDC) Compensation [1]	Market TDC at 25th	Market TDC at 50th	Market TDC at 75th	Percentile
Kenneth D. Tuchman [2]	$1	$5,850,000	$7,208,000	$9,370,000	<25th
Michelle “Shelly” R. Swanback [3]	$5,947,110	$1,937,000	$2,984,000	$4,363,000	>75th
Francois Bourret [4]	$917,947	$382,932	$505,880	$811,451	>75th
Dustin J. Semach [5]	$159,615	$2,148,000	$2,735,000	$3,327,000	-
David J. Seybold	$937,507	$934,000	$1,912,000	$3,350,000	<50th
Margaret B. McLean	$686,536	$746,000	$1,235,000	$1,643,000	<25th

1.	Actual TDC represents base salary earned in 2023, bonus paid in 2023 for 2022 performance, retention bonuses paid in 2023, fair market value (FMV) of RSU equity grants awarded in 2023, and fair market value (FMV) of performance-based grants, at target achievement, awarded under the 2023 annual long-term incentive plan.
2.	As previously disclosed, at Mr. Tuchman’s request, the Compensation Committee approved Mr. Tuchman’s base salary to be $1 per year.
3.	Ms. Swanback’s actual TDC includes a one-time $2 million RSU equity grant, vesting in equal installments over a five-year period and a $2 million performance-based equity grant, subject to a 3-year cliff vesting period, both issued in connection with her promotion to President, TTEC Holdings, Inc.
4.	The market data presented for Mr. Bourret corresponds with his primary role as Chief Accounting Officer.
5.	Due to Mr. Semach’s limited tenure during 2023, we have not compared his 2023 actual TDC against the market benchmarks.

The mix of base and variable “at risk” compensation for 2023 was as follows and excludes our CEO, since he does not participate in TTEC’s incentive programs:

CONSIDERATION OF “SAY-ON-PAY” VOTE

At our 2023 Annual Meeting of Stockholders, 99% of the votes cast in our stockholder advisory vote approved the compensation of our Named Executive Officers (our “Say-On-Pay” vote). In light of this strong stockholder support, the Compensation Committee of the Board made no significant changes to the overall design of our compensation programs but continued its pay-for-performance philosophy by putting a substantial portion of executives compensation at risk and aligning executive officers’ interests with value generation for TTEC stockholders.

The Compensation Committee of the Board will continue to review best practices in executive compensation and adjust the structure of TTEC executive compensation to be consistent with market trends, our pay-for-performance philosophy, and to make sure that TTEC’s executive compensation aligns the interest of the executive leadership team with the interests of the Company’s stockholders.

Stockholders will again consider our executive compensation on an advisory basis as part of the 2026 Annual Stockholder Meeting, and the Compensation Committee of the Board will continue to take into account this input when making future compensation decisions for our Named Executive Officers.

CONSIDERATION OF “FREQUENCY ON SAY-ON-PAY” VOTE

At our 2023 Annual Meeting of Stockholders, we asked stockholders to consider how often they wish to vote, on an advisory basis, on Say-On-Pay matters (the “Frequency of Say-On-Pay” vote). Stockholders indicated strong support of our existing practice, with 71% voting in favor of an advisory, non-binding vote on executive compensation every three years. In the two previous stockholder votes, occurring at the 2020 and 2017 Annual Meetings of Stockholders, TTEC stockholders approved the Company’s executive compensation by 99% or higher. The stockholders will next consider how often they wish to vote on “Say-On-Pay” matters involving executive compensation as part of the 2029 Annual Meeting of Stockholders.

EXECUTIVE LEADERSHIP TEAM COMPENSATION APPROACH AND STRUCTURE

Our Approach to Executive Leadership Compensation

We structure our executive compensation to attract and retain executive talent who can maximize our performance results. Our compensation program is designed to motivate our executive leadership team to remain focused on delivering superior performance that creates long-term investor value. Our executive compensation program also places significant weight on how our leaders align their conduct with TTEC’s vision, mission, and values as they achieve their personal goals and the Company’s performance goals.

Our Compensation Practices Include:
Pay for Performance. We encourage a results-oriented culture through pay-for-performance compensation, and annually review executive compensation against the Company’s overall performance and its annual goals.
Competitive Compensation Targets. The Compensation Committee of the Board annually sets each executive’s target total direct compensation based on a review of market benchmarks.
Rigorous Performance Metrics. The Compensation Committee of the Board annually reviews and re-sets executive performance targets to assure that they appropriately reflect the goals of the business and are challenging, but achievable.
Stockholder Alignment. Through our compensation practices, we align the interests of our Named Executive Officers, other executive officers, and our stockholders to maximize long-term performance of the Company.
Affordability of Rewards. We ensure that our rewards are affordable by aligning them to the Company’s results of operation as they compare to our annual business plan.
Significant “at risk” Component. We structure our compensation programs with a significant portion of variable or “at risk” pay so that actual compensation realized by Named Executive Officers directly and demonstrably links to individual and Company-wide performance.
Share Ownership Guidelines. TTEC’s Chief Executive Officer and the chief executive officers of TTEC’s business segments are expected to hold TTEC equity in an amount of at least 4 times their base compensation; our Chief Financial Officer is expected to hold TTEC equity in the amount of at least 3 times his base compensation; other members of the executive leadership team are expected to hold equity equal to 1 to 2.5 times their base compensation based on their position level.
Restrictive Covenants. Members of our executive leadership team are subject to market appropriate restrictive covenants, effective on separation from TTEC. These restrictive covenants include non-competition, client and employee non-solicitation, and customary non-disclosure obligations.
Individual Accountability. Our compensation program is designed to incentivize our Named Executive Officers to remain focused on our company and their group financial goals to build the foundation for our long-term success.
Review of Compensation Peer Group. The Compensation Committee of the Board reviews our executive compensation program against our peer group annually and adjusts, when necessary, to make sure that it remains relevant and appropriate.

EXECUTIVE LEADERSHIP TEAM COMPENSATION STRUCTURE

To achieve its overarching objectives, our executive compensation program consists of the following three principal elements:

Compensation Element	Characteristics	Purpose	Philosophy
Base salary	Fixed annual compensation that provides a competitive level of base compensation.	Compensate senior executives for their level of experience and responsibility.	We believe base salary should be competitive.
Annual performance-based cash incentive awards	Variable annual cash compensation opportunity funded based on objective Company performance targets and paid based on subjective measures of individual performance.	Motivate and reward senior executives for performance against short-term Company goals.	We believe in providing appropriate incentives to drive the Company’s short-term financial and operational objectives.
Equity awards

Variable equity compensation granted in the form of restricted stock units (RSUs), or performance-based award opportunities as deemed appropriate.

Our annual equity incentive program includes two components: one that rewards the prior year’s performance but vests over time, and another that is forward looking and rewards growth of key performance indicators like Revenue and Adjusted EBITDA over a three-year period. By emphasizing a longer-term view in equity performance incentives, the Company aligns our Executive Officers’ interests with the interests of and value creation for our stockholders.

Motivate and retain senior executives during the multi-year vesting and target periods and focus them on longer-term performance objectives by aligning their interests with those of our stockholders through the vesting period.

We believe that annual equity grants that vest over multiple years encourage the executive management team to focus on long-term stock value appreciation.

We also believe that multi-year performance targets offer important alignment between stockholders’ and executives’ interests over the long term.

These incentives in the aggregate provide a market-competitive equity opportunity.

In addition to these primary components of compensation, our senior executives are also eligible to participate in our general health and wellness programs, 401(k) plan, life insurance program, and other employee benefit programs. We believe that perquisites should be limited in scope and value, and, historically, they have not constituted a significant portion of executive compensation.

OVERSIGHT OF OUR EXECUTIVE COMPENSATION PROGRAM

Role of the Compensation Committee of the Board

Our Compensation Committee of the Board determines all compensation for our Named Executive Officers, on an annual basis. In doing so, the Compensation Committee of the Board:

●	Evaluates the compensation received during the year by each executive and considers the Company’s performance, the individual performance of each executive and his/her skills, experience, and responsibilities to determine if any change in the executive’s compensation is appropriate.
●	Reviews with the Chief Executive Officer the performance of the other Named Executive Officers.
●	Reviews peer group data and the advice of the compensation consultant as a measure of the competitive market for executive talent in our industry.
●	Considers the executive’s contribution to the Company’s overall operating effectiveness, strategic success, and profitability, and considers the quality of the executive’s decision-making.
●	Considers the executive’s role in developing and maintaining key client relationships.
●	Considers the Company’s financial results for the year and how the executive contributed to these results but does not adhere to strict formulas to determine the mix of base salary, equity grants and cash incentives.
●	Evaluates the level of responsibility, scope, and complexity of each executive’s position relative to other Company executives.
●	Determines the composition and amount of compensation for each Named Executive Officer and uses subjective judgment in determining the amount of each compensation element to retain and motivate current executives.
●	Assesses the executive’s leadership growth and management development over the past year.

The Compensation Committee of the Board utilizes these subjective factors because it believes they are critical to increasing stockholder value. These factors are not quantified or weighted for importance, and the Compensation Committee of the Board’s use of these factors is tied directly to the individual role and the responsibilities of each executive officer.

Funding for performance-based cash incentives is based on objective Company performance targets set at the beginning of each year. As a result, there is uncertainty with respect to the achievement of these funding targets at the time they are set. The Compensation Committee of the Board has the authority to modify the funding for these variable incentives, in its sole discretion, when material changes in the business warrant it.

Our ability to achieve the funding target is heavily dependent not only on factors within our control, but also on current economic conditions, exchange rate movements, weather events and other performance variables outside of our control. In measuring our performance against pre-determined performance targets, the Compensation Committee of the Board may make (and over the years has made) adjustments to these targets for items outside of the executive leadership team’s control.

In addition to its discretion with respect to the performance-based cash incentives, during those years in which our actual performance resulted in a lower than anticipated level of funding, the Compensation Committee of the Board may from time to time determine that funding should be provided outside of the objective Company performance criteria to fund discretionary bonuses and equity awards to retain or to reward executive officers for their exceptional individual contribution (measured on a subjective basis). Although the Compensation Committee of the Board has this discretion, it utilizes it infrequently to maintain the integrity of the Company’s compensation structure and philosophy.

How We Use Compensation Consultants

From time to time, and as needed, the Compensation Committee of the Board retains services of compensation consultants, law firms, and other professional advisors to act as independent advisors to the Compensation Committee of the Board. In selecting its consultants, the Compensation Committee of the Board takes measures to ensure that no member of our Board or any Named Executive Officer has any affiliations with such consultants. The Compensation Committee of the Board requires that all consultants provide an annual certification of their independence.

In 2023, the Compensation Committee of the Board utilized the services of Meridian Compensation Partners, LLC (Meridian), an executive compensation consulting firm, as the Compensation Committee of the Board’s independent advisor. The Compensation Committee of the Board did not use services of other advisors in 2023, but they were available to the Committee as directed by the Committee chair.

Meridian

At least every other year, Meridian will provide the Compensation Committee of the Board with independent compensation advice on various aspects of executive compensation, including:

●	A periodic review of our compensation practices, trends, and philosophy;
●	A competitive assessment of our executive compensation levels and pay-for-performance linkage;
●	An analysis of peer group companies that compete with us and that follow similar compensation models, along with benchmark compensation and benefits data for the peer group;
●	A review of our equity award and cash incentive programs;
●	A review of our compensation practices compared to peer group companies and current trends related to executive employment agreements; and
●	Assistance in developing recommendations for compensation for our executive officers, including our Named Executive Officers.

Meridian takes its direction solely from, and provides reports to, the Compensation Committee of the Board, or to members of our in-house People and Culture department at the direction and on behalf of the Compensation Committee of the Board. All costs of Meridian’s services are paid by the Company at the direction of the Compensation Committee of the Board chair. Although Meridian provides recommendations on the structure of our compensation programs, Meridian does not determine the amount or form of compensation for any of our Named Executive Officers. From time to time, Meridian may also provide advice to the Company, with knowledge and consent of the Compensation Committee of the Board.

In those years when Meridian is not utilized by the Compensation Committee of the Board, similar compensation analysis is performed by members of our in-house People and Culture department who have special expertise in executive compensation.

How We Use Peer Group, Survey, and Benchmark Data

Each year, the Compensation Committee of the Board reviews the competitiveness of our compensation program against our peer group and market benchmarks. The Compensation Committee of the Board, with the assistance of Meridian, identifies a peer group of companies.

For use with 2023 pay decisions, the Compensation Committee of the Board, with the assistance of Meridian, reviewed the Company’s peer group. The peer group is designed to reflect relevant industries and companies within a reasonable range of TTEC’s Revenue and Operating Income, ideally positioning TTEC near the group’s median. In October 2022, the peer group was reviewed for 2023 pay decisions. As a result of the review, six companies were removed due to acquisition and limited data availability, and three companies were added to the peer group to include newly recognized business or segment peers.

This peer group also competes with us for executive talent and follows similar compensation models. The Compensation Committee of the Board reviewed the compensation practices of this peer group to effectively design compensation arrangements to attract new executives in our highly competitive, rapidly changing market and to confirm proper levels of compensation for our Named Executive Officers.

TTEC’s 2023 peer group, approved by the Compensation Committee of the Board in October 2022, includes:

●	8 x 8, Inc.
●	Avaya Holdings Corp.
●	CSG Systems International, Inc.
●	Concentrix Corp.
●	Conduent Inc.
●	EPAM Systems, Inc.
●	ExlService Holdings, Inc.
●	Five9, Inc.
●	Genpact Limited
●	ManTech International Corp.
●	Sabre Corporation
●	TELUS International, Inc.
●	Unisys Corp.

Peer group data for executive officers performing the same or similar roles is one factor the Compensation Committee of the Board uses in establishing Named Executive Officer base salaries, and performance-based cash incentive and equity grants, and in otherwise determining the overall mix of equity grants, cash incentives, and base salaries for executive compensation. The Compensation Committee of the Board does not adhere to strict formulas or benchmarking in its review of this peer group data to determine the mix of our executive’s compensation elements. The peer group data is instructive, but it is neither binding nor a dispositive factor in how the Compensation Committee of the Board makes its compensation decisions for the Company.

CEO COMPENSATION

Mr. Tuchman, our Chief Executive Officer, beneficially owns 58.7% of the Company. His interest in the Company’s performance, therefore, is very closely and personally aligned with that of our other stockholders. At Mr. Tuchman’s request, the Compensation Committee of the Board approved Mr. Tuchman’s base salary to be $1 for 2023. Mr. Tuchman’s salary has remained at this level since 2012. Under Mr. Tuchman’s employment agreement, he does not participate in our variable compensation plans. Accordingly, the Compensation Committee of the Board did not award any cash incentives or equity grants to Mr. Tuchman.

2023 BASE SALARY COMPENSATION FOR NAMED EXECUTIVE OFFICERS

The Compensation Committee of the Board analyzed benchmarks for competitive base salaries using the peer group as the guide for the Named Executive Officers’ base salaries. Based on these benchmarks, effective January 1, 2023, the Compensation Committee of the Board approved a base salary increase for Mr. Semach from $400,000 to $500,000 and Ms. Swanback from $625,000 to $700,000 to reflect updated market data related to their change in duties as a result of their promotions. In addition, the Compensation Committee of the Board approved salary increases for Mr. Bourret during 2023 to acknowledge his additional responsibilities as interim CFO. Ms. McLean received a base salary increase in July of 2023 to align to market benchmarks.

The Compensation Committee of the Board determined that the base salaries for other Named Executive Officers were appropriate, except for Mr. Tuchman’s base salary, which has been set at $1 based on Mr. Tuchman’s request. Base salaries for our Named Executive Officers during 2022, 2023 and as of this filing for 2024 have been as follows:

Executive	Base Salary			Considerations for Base Salary Determination
	2024	2023	2022
Kenneth D. Tuchman	$1	$1	$1	At Mr. Tuchman’s request, his annual salary is $1.
Michelle “Shelly” R. Swanback	$700,000	$700,000	$625,000	Based on the role, scope of responsibilities, and market benchmarks.
Francois Bourret [1]	$400,000	$400,000	$255,000	Based on the role and scope of responsibilities as Interim CFO and Chief Accounting Officer.
Dustin J. Semach [2]	-	$500,000	$400,000	Based on the role, scope of responsibilities, and market benchmarks.
David J. Seybold	$625,000	$625,000	$625,000	Based on the role, scope of responsibilities, and market benchmarks.
Margaret B. McLean	$420,000	$420,000	$390,000	Based on the role, scope of responsibilities, and market benchmarks.

1.	Mr. Bourret was appointed Interim Chief Financial Officer of the Company on March 17, 2023.
2.	Mr. Semach resigned from his position as Chief Financial Officer of the Company and exited the Company effective April 14, 2023.

PERFORMANCE-BASED CASH INCENTIVE AWARDS

Performance-Based Cash Incentives Funding Criteria

The Compensation Committee of the Board resets the variable, annual cash incentive award funding targets at the beginning of each year. For 2023, the Compensation Committee of the Board selected Pre-Bonus Adjusted Operating Income targets in setting our variable incentive funding because this target was consistent with the Company’s long-term growth objectives and aligned the interests of management with the interests of our stockholders. As part of its compensation philosophy, the Compensation Committee of the Board sets reasonable stretch targets that are difficult to achieve, but which it believes are achievable.

Individual Performance Targets and Awards for Performance-Based Cash Incentives

If and when any cash incentives are available, based on the overall performance of the Company, how the funds are allocated to each Named Executive Officer is determined by the Compensation Committee of the Board, at its discretion, based on the recommendation of the Chief Executive Officer, and based on the Compensation Committee of the Board’s view of the executive’s contribution to the execution of the Company’s strategic priorities as set forth below:

Strategic Priorities	Performance Objectives
Execute against our go to market strategy.	Sign new business and grow revenue.
Maintain our market share in our key markets, with our key clients, in our offerings.	Improve year-over-year operating income and free cash flow.
Deliver innovative solutions in emerging digital CX technology and services.	Increase client satisfaction and retention.
Optimize how we do business (people, technology, and facilities).	Increase employee satisfaction and retention.
Attract and retain the best CX talent.	Improve overhead efficiency.

Under TTEC’s pay-for-performance philosophy there is a clear correlation between the Company’s financial results of operations and the amount of the cash incentives payable to individual executives under the variable cash incentive plan, once the minimum target levels of financial performance necessary to fund the plan, as determined by the Compensation Committee of the Board, are achieved by the Company. The Compensation Committee of the Board has discretion, however, to increase cash incentives based on special circumstances and performance milestones that may not have translated into financial performance of a business segment or a function in a given year if they nonetheless positioned the Company for material gains in the future. The Compensation Committee of the Board also has discretion to reduce such incentives if an executive failed to meet specific goals.

Our cash incentives provide for the adjustment or recovery of amounts paid to a Named Executive Officer if the results in a previous year are subsequently restated or adjusted in a manner that would have originally resulted in the payment of a different amount.

We maintain an incentive recoupment (clawback) policy which was updated in 2023 to comply with NASDAQ listing standards implementing Exchange Act Rule 10D-1. Under this policy, if we are required to undergo an accounting restatement as the result of material noncompliance with financial reporting requirement under the securities laws, the Compensation Committee of the Board must, subject to limited exceptions, seek to recoup compensation received by a covered executive (including the Named Executive Officers) in excess of the amount the covered executive would have received based on the restated results. We may also pursue other remedies under applicable law, including disciplinary actions up to and including termination of employment, in addition to recouping any excess incentive compensation.

2023 Cash Award Funding and Pre-Bonus Adjusted Operating Income Results for 2022 Performance

For purposes of determining the 2023 cash incentive funding for 2022 performance, the Compensation Committee of the Board adjusted 2022 results of operations due to foreign exchange fluctuations, which account for variance between foreign exchange (FX) rates used to set 2022 targets and the actual 2022 FX rates. The Compensation Committee of the Board determined that such adjustment was appropriate because these events were outside of direct control of the Company and the management team.

The 2022 Pre-Bonus Adjusted Operating Income results measured against the targets were as follows:

Performance-Based Cash Incentive Funding Metrics	2022 Target	2022 Performance	2022 Performance – Adjusted for FX	Total Performance-Based Cash Award Funding for 2022 Performance
Pre-Bonus Adjusted Operating Income[1]	$295.98 million	$197.8 million	$193.2 million	$7.77 million

1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, changes in acquisition contingent considerations, and one-time non-recurring items.

Cash Incentives Paid in 2023 For 2022 Performance

While the 2022 cash incentive plan provided a minimal level of funding with respect to cash incentives that would have been paid in the first quarter of 2023 related to 2022 performance, the Compensation Committee of the Board elected not to pay bonuses to the then NEOs based on performance results against the 2022 Pre-Bonus Adjusted Operating Income targets.

As Mr. Bourret was not a Named Executive Officer in 2022, he was eligible for and did receive a cash incentive.

Named Executive Officer	Target Cash Incentives % Base Salary	Actual Cash Incentives Paid in 2023 for 2022 Performance	Cash Incentives as a % of Target	Basis for Cash Incentive Award
Kenneth D. Tuchman	0% [1]	–	–	Under Mr. Tuchman’s employment agreement, he does not participate in this program.
Michelle “Shelly” R. Swanback	Up to 100%	--	0%	--
Francois Bourret	Up to 40%	$54,000	58%	Based on Mr. Bourret’s achievement of 2022 performance goals.
Dustin J. Semach	Up to 100%	--	0%	--
David J. Seybold	--	--	--	Mr. Seybold was hired in November 2022 and was not eligible to participate in the incentive plan for 2022 performance.
Margaret B. McLean	Up to 75%	--	0%	--

1.	As noted elsewhere in these proxy materials, at Mr. Tuchman’s request, he does not participate in this program.

2024 Cash Award Funding and Pre-Bonus Adjusted Operating Income Results for 2023 Performance

For purposes of determining the 2024 cash incentive funding for 2023 performance, the Compensation Committee of the Board adjusted 2023 results of operations due to foreign exchange fluctuations, which account for variance between FX rates used to set 2023 targets and the actual 2023 FX rates. The Compensation Committee of the Board determined that such adjustments were appropriate because these events were outside of direct control of the Company and the management team.

Based on each segment’s performance against their annual Pre-Bonus Adjusted Operating Income targets, the Compensation Committee of the Board approved only the minimum funding level of $8 million.

The 2023 Pre-Bonus Adjusted Operating Income results measured against the targets were as follows:

Performance-Based Cash Incentive Funding Metrics	2023 Target	2023 Performance	2023 Performance – Adjusted for FX	Total Performance-Based Cash Award Funding for 2023 Performance
Pre-Bonus Adjusted Operating Income[1]	$249.6 million	$154.7 million	$165.1 million	$8 million

1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, changes in acquisition contingent considerations, and one-time non-recurring items.

Cash Incentives Paid in 2024 For 2023 Performance

In 2024, based on 2023 company financial performance, the Compensation Committee of the Board awarded $697,703 in cash incentives to the Named Executive Officers for 2023 performance as follows:

Named Executive Officer	Target Cash Incentives % Base Salary	Actual Cash Incentives Paid in 2024 for 2023 Performance	Actual Cash Incentive as % of Base Salary	Basis for Cash Incentive Award
Kenneth D. Tuchman	0% [1]	–	–	Under Mr. Tuchman’s employment agreement, he does not participate in this program.
Michelle “Shelly” R. Swanback	Up to 100%	$175,000	25%	Aligned with the minimum funding to recognize Ms. Swanback’s achievement of performance milestones.
Francois Bourret	Up to 40%	$32,453	25%	Aligned with the minimum funding to recognize Mr. Bourret’s achievement of performance milestones.
Dustin J. Semach [2]	–	–	–	–
David J. Seybold	Up to 100%	$156,250	25%	Aligned with the minimum funding to recognize Mr. Seybold’s achievement of performance milestones.
Margaret B. McLean	Up to 85%	$334,000 [3]	100%	To recognize specific one-time contributions to enterprise risk mitigation in 2023.
1.	As noted elsewhere in these proxy materials, at Mr. Tuchman’s request, he does not participate in this program.
2.	As Mr. Semach exited the Company effective April 14, 2023, he was not eligible for an award.
3.	Includes $90,000 aligned to minimum funding and $244,000 as a retention bonus in recognition of additional contributions.

2023 Equity Grants

Annual Grants

Based on 2022 company performance, there was a minimum level of equity funding available in 2023 for annual restricted stock unit (RSU) equity grants. The Compensation Committee of the Board determined that our then Named Executive Officers would not be eligible for an annual RSU grant in 2023 related to performance year 2022.

As Mr. Bourret was not a Named Executive Officer in 2022, he was eligible for and did receive an annual equity grant.

Generally, the primary characteristics of TTEC annual RSUs granted to Executives are:

●	Annual RSU grants vest in four-year increments with 25% of the award vesting on each award anniversary.
●	Executive officers must be employed by the Company through the vesting date for each portion of the grant to vest.
●	Awards are structured to have a strong retention value and align executives’ interests to stockholders’ interests over a longer term.
●	RSUs provide a long-term incentive to balance short-term incentives provided by cash awards and base salaries.
●	Vesting of RSUs may be affected by a change in control, as discussed below under “Executive Compensation Tables - Potential Payments upon Termination or Change in Control.”

Named Executive Officer	2023 FMV RSU Annual Grant	2023 RSU Shares Granted	Considerations for 2023 Determination
Kenneth D. Tuchman [1]	–	–	Under Mr. Tuchman’s employment agreement, he does not participate in this program.
Michelle “Shelly” R. Swanback	--	--
Francois Bourret	$34,985	953	Based on Mr. Bourret’s 2022 performance contributions.
Dustin J. Semach	–	--	Mr. Semach was ineligible as he left his position as Chief Financial Officer of the Company effective April 2023.
David J. Seybold	--	--	Mr. Seybold was hired in November 2022 and was not eligible for this annual RSU grant based on 2022 performance.
Margaret B. McLean	--	--

1.	As noted elsewhere in these Proxy materials, at Mr. Tuchman’s request, he does not participate in this program.

2023 Retention Grants

In 2023, in addition to our annual grant program, the Compensation Committee of the Board approved a special one-time retention grant to retain and motivate high-potential business-critical employees who were needed to support the business over the next 12 to 24 months. Both Mr. Bourret and Ms. McLean received a grant under this program with a grant date fair value of $34,985 and $59,984, respectively.

2023 Promotional Grants

In connection with her promotion to President, TTEC Holdings, Inc., the Compensation Committee of the Board agreed to provide Ms. Swanback, in March 2023, a one-time $2 million RSU equity grant, vesting in equal installments over a five-year period, and a $2 million performance-based equity grant, subject to a 3-year cliff vesting period. Ms. Swanback may earn between 0% to 200% of the performance-based equity award based on the achievement of the established financial targets for 2025.

In connection with Mr. Bourret’s appointment to interim Chief Financial Officer, the Compensation Committee of the Board agreed to provide him a one-time RSU grant of $400,000 vesting in four equal installments over a four-year period.

Long-Term Incentive Plans (LTIP)

Our executive compensation program includes a three-year long-term incentive program (the “LTIP”). The LTIP program provides select senior executives with an incentive opportunity in addition to TTEC’s regular annual RSU equity grant.

Each performance-based equity award is aligned to company financial targets with a three-year measurement period. Under the award, each participant may earn between 0% to 200% of the award based on the achievement of the established financial targets.

2021 Long-Term Incentive Plan (LTIP)

In March of 2021, the Compensation Committee of the Board approved performance metrics of Revenue and Adjusted Operating Income for the 2021 LTIP award. Each performance metric is weighted 50%. The 2021 LTIP has one measurement period – ending as of the end of fiscal year 2023 (three-year measurement period).

Each senior executive eligible to participate in the 2021 LTIP may earn between 0% to 200% of the award target, based on the Revenue and Adjusted Operating Income performance of the Company during the measurement period.

Under the 2021 LTIP, the performance criteria, at max target, are aligned with an average 10% annual growth rate in the Company’s Revenue and 10% annual growth rate in Adjusted Operating Income, compared to 2020 financial results, over the three-year measurement period (2021-2023).

Revenue Targets		Adjusted Operating Income[1] Targets		Award Opportunity
(amounts in millions)		(amounts in millions)
2023	CAGR	2023	CAGR
$2,256.21	5.0%	$244.95	5.0%	Threshold – 50%
$2,354.29	6.5%	$255.60	6.5%	Target – 100%
$2,455.18	8.0%	$266.56	8.0%	Above Target – 150%
$2,594.12	10.0%	$281.64	10.0%	Max Target – 200%
1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, changes in acquisition contingent considerations, and one-time non-recurring items.

Named Executive Officer	2021 FMV Performance-Based Equity Grant	2021 Target Performance- Based Equity Grant (in shares) [1]
Kenneth D. Tuchman [2]	-	-
Michelle “Shelly” R. Swanback [3]	-	-
Francois Bourret [4]	-	-
Dustin J. Semach [5]	-	-
David J. Seybold [6]	-	-
Margaret B. McLean	$174,996	2,069
1.	Shares were calculated based on the fair market value of the grant divided by the closing stock price of our common stock on the grant date.
2.	As noted elsewhere in these proxy materials, at Mr. Tuchman’s request, he does not participate in this program.
3.	Due to Ms. Swanback’s hire date in May 2022, she was not eligible to participate in the 2021 long-term incentive plan.
4.	Mr. Bourret was not eligible to participate in this 2021 LTIP program.
5.	Due to Mr. Semach’s termination in April 2023, his award was cancelled before the end of the measurement period.
6.	Due to Mr. Seybold’s hire date in November 2022, he was not eligible to participate in the 2021 long-term incentive plan.

With respect to the 2023 measurement period of the 2021 LTIP, senior executives earned 75% of their target award. In determining the Company’s 2023 achievement under the LTIP, the Compensation Committee of the Board considered adjustments related to foreign exchange fluctuations (the variance between foreign exchange rate estimates used to set 2023 performance targets and the actual 2023 foreign exchange rates). The Compensation Committee of the Board determined that such adjustments were appropriate because these events were outside of direct control of the Company and the management team and could not have been reasonably anticipated by them.

Based on the Company’s 2023 Revenue and the terms of the 2021 LTIP, the Revenue component (weighted 50%) was earned at 150% of target, while no portion of the Adjusted Operating Income component of the award was earned.

2023 Long-Term Incentive Plan (LTIP)

In March of 2023, the Compensation Committee of the Board approved performance metrics of Revenue and Adjusted earnings before interest, taxes, depreciation and amortization1 (Adjusted EBITDA) for the 2023 LTIP award. Each performance metric is weighted 50%. The 2023 LTIP has one measurement period – ending as of the end of fiscal year 2025 (three-year measurement period).

Each senior executive eligible to participate in the 2023 LTIP may earn between 0% to 200% of the award target, based on achievement to the established Revenue and Adjusted EBITDA targets for fiscal year 2025.

Under the 2023 LTIP, the performance criteria, at max target, are aligned with an average 8.6% annual growth rate in the Company’s Revenue and 10.3% annual growth rate in Adjusted EBITDA, compared to 2022 financial results, over the three-year measurement period (2023-2025).

Revenue Targets		Adjusted EBITDA Targets[1]		Award Opportunity
(amounts in millions)		(amounts in millions)
2025	CAGR	2025	CAGR
$2,880	5.6%	$393	6.4%	Threshold – 50%
$2,957	6.6%	$408	7.7%	Target – 100%
$3,046	7.6%	$423	9.0%	Above Target – 150%
$3,128	8.6%	$438	10.3%	Max Target – 200%

1.	TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, changes in acquisition contingent considerations, and one-time non-recurring items.

Named Executive Officer	2023 FMV Performance-Based Equity Grant	2023 Target Performance- Based Equity Grant (in shares) [1]
Kenneth D. Tuchman [2]	-	-
Michelle “Shelly” R. Swanback	$3,249,993 [3]	89,261
Francois Bourret [4]	-	-
Dustin J. Semach [5]	-	-
David J. Seybold	$312,507	8,583
Margaret B. McLean	$210,013	5,768

1.	Shares were calculated based on the fair market value of the grant divided by the closing stock price of our common stock on the grant date.
2.	As noted elsewhere in these proxy materials, at Mr. Tuchman’s request, he does not participate in this program.
3.	Includes annual PRSU grant of $1,249,992 and one-time promotional PRSU grant of $2,001,000.
4.	Mr. Bourret was not eligible to participate in this 2023 LTIP program.
5.	Mr. Semach did not receive an award under this 2023 LTIP program.

2022 Value Creation Program

As previously disclosed in 2023 Proxy Materials, in 2022, the Compensation Committee of the Board approved a one-time equity incentive program, known as a value creation program or VCP, that was designed to create an opportunity for a few senior executives, including some of the NEOs, to receive equity grants aligned to stretch revenue and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the Company, and measured based on the Company’s performance during 2022 through 2025 period. Executives were selected to participate in the program based on their direct ability to impact the performance of the business during the measurement period.

EMPLOYMENT AGREEMENTS

As a matter of policy, the Company does not usually enter into employment agreements, except with members of the executive leadership team, in circumstances when it is required to do so by law, in connection with acquisitions, or in special circumstances when the Company believes that such agreements are necessary to attract an executive or retain an executive in highly competitive market conditions. The Compensation Committee of the Board reviews, but is not required to approve, employment agreements with senior executive officers, except agreements with our Chief Executive Officer, the Chief Financial Officer, and the direct reports of the Chief Executive Officer. The primary terms of our employment arrangement with our Named Executive Officers are summarized below.

Tuchman Agreement

●	TTEC entered into an employment agreement with Mr. Tuchman in 2001.
●	Base Salary and Incentives. Pursuant to the terms of the agreement, Mr. Tuchman is entitled to base salary, annual cash, and equity incentives. But beginning in 2012, Mr. Tuchman requested that the Compensation Committee limit his base compensation to $1 and award him no annual cash or equity incentives.
●	Benefits. Mr. Tuchman and members of his family are entitled to participate in all TTEC employee benefits at the Company’s expense.
●	Life Insurance. The Company agreed to provide Mr. Tuchman with a $4 million term life insurance policy, premiums fully paid by the Company. The policy and its proceeds are owned by Mr. Tuchman and may continue post termination of employment, subject to Mr. Tuchman paying all the premiums.
●	Severance. Subject to customary releases, Mr. Tuchman is entitled to severance in the amount of 24 months of base pay, if he is terminated without cause or terminates his employment for “good reason.”
●	Change in Control Provisions. The employment agreement includes change in control provisions that result in accelerated vesting of all unvested equity awarded to Mr. Tuchman, subject to certain conditions that have been superseded by change in control provisions of specific equity grant documents (see, “Executive Compensation Tables - Potential Payments upon Termination or Change in Control” section of the Proxy Statement).
●	Non-Disparagement. The agreement provides that on separation of affiliation, whatever the reason, TTEC will refrain from any comments regarding Mr. Tuchman and his affiliation with TTEC. A breach of this provision provides for a $200,000 liquidated damages payment. Mr. Tuchman is similarly precluded from making disparaging comments about the Company.

Swanback Agreement

●	TTEC entered into an employment agreement with Ms. Swanback in May 2022, when she joined the Company as chief executive officer for the TTEC Engage business segment, and thereafter amended that agreement effective January 2023, to reflect Ms. Swanback’s additional responsibilities as President TTEC Holdings, Inc.
●	Base Salary. Ms. Swanback’s annual base salary is $700,000 amended from time to time at the Compensation Committee of the Board’s discretion.
●	Annual Cash Incentives. Ms. Swanback is eligible to participate in the Company’s annual variable cash incentive plan of up to 100% of her base salary. The opportunity is tied to the annual targets and goals of the business as set by the Company’s CEO and the Board of Directors. Ms. Swanback’s annual award, if any, will be based on a combination of metrics tied to the overall performance of the Company and her individual performance.
●	Equity Grants. Ms. Swanback is eligible to participate in the Company’s annual equity program with a $2.5 million grant opportunity. The actual amount of the equity opportunity to be awarded is not guaranteed. It is based on TTEC’s overall performance, the performance of the TTEC Engage business segment for which Ms. Swanback is directly responsible, and her individual performance against annual goals set by the Company’s Board of Directors. The Board of Directors has discretion to modify the structure of the equity opportunity, as long as the overall benefit is not materially impacted. Currently, the equity opportunity is structured as a time-based equity grant of up to $1.25 million, vesting over three to four years; and a performance- based equity grant with a $1.25 million target and a payout of between 0 and 200%, depending on the Company’s performance over a three-year measurement period.
●	One Time Welcome Equity Grant. At the start of her employment as the CEO of TTEC Engage, Ms. Swanback was granted time-based restricted stock units with a market value of $4.5 million based on TTEC stock’s fair market value at the time of the grant. This one-time grant vests in five installments, on the anniversaries of the grant.
●	Benefits. Ms. Swanback is entitled to participate in all customary wellness benefits offered to TTEC executives. No special perquisites are included in Ms. Swanback’s compensation arrangement.
●	Severance. Subject to customary releases, if Ms. Swanback is terminated without cause or for “good reason” by the Company, she is entitled to severance in the amount of 18 months of base salary and 12 months of benefits continuation.

●	Change in Control Provision. The agreement provides that Ms. Swanback is terminated without cause or for “good reason” during the period starting three months prior to and 15 months following a change in control event, Ms. Swanback will receive a change in control benefit of 2x of base salary and 12 months of continuation of benefits; Ms. Swanback will also be entitled to the acceleration of vesting for all equity grants held at the time of such termination, including performance-based equity grants with variable value, with value for vesting purposes to be set at target.

Seybold Agreement

●	TTEC entered into an employment agreement with Mr. Seybold effective December 2022, when he joined the Company as chief executive officer for TTEC Digital business segment, and thereafter amended that agreement effective January 2023, to reflect Mr. Seybold’s broader responsibilities in the business.
●	Base Salary. Mr. Seybold’s annual base salary is $625,000 amended from time to time at the Compensation Committee of the Board’s discretion.
●	Annual Cash Incentives. Mr. Seybold is eligible to participate in the Company’s annual variable cash incentive plan of up to 100% of his base salary. The opportunity is tied to the annual targets and goals of the business, as set by the Company’s CEO and the Board of Directors. Mr. Seybold’s annual award, if any, will be based on a combination of metrics tied to the overall performance of the Company, the TTEC Digital business segment’s performance and his individual performance.
●	Equity Grants. Mr. Seybold is eligible to participate in the Company’s annual equity program with $1.0 million grant opportunity. The actual amount of the equity opportunity to be awarded is not guaranteed. It is based on TTEC’s overall performance, the performance of the TTEC Digital business segment for which Mr. Seybold is directly responsible, and his individual performance against annual goals set by the Company’s Board of Directors. The Board of Directors has discretion to modify the structure of the equity opportunity, as long as the overall benefit is not materially impacted. Currently, the equity opportunity is structured as a time-based equity grant of up to $312,500, vesting over three to four years; and a performance-based equity grant with a $687,500 target, of which $412,500 target including a payout between 0 and 200% will depend on TTEC Digital’s business segment performance over a three year measurement period, and a $272,000 target including a payout of between 0 and 200% will depend on the Company’s performance over a three-year measurement period; payout possible between 0 and 200% of target.
●	One Time Welcome Equity Grant. At the start of his employment, Mr. Seybold was granted time-based restricted stock units with a market value of $3.0 million based on TTEC stock’s fair market value at the time of the grant. This one-time grant vests in five installments, on the anniversaries of the grant.
●	Benefits. Mr. Seybold is entitled to participate in all customary wellness benefits offered to TTEC executives. No special perquisites are included in Mr. Seybold’s compensation arrangement.
●	Severance. Subject to customary releases, if Mr. Seybold is terminated without cause or for “good reason” by the Company, he is entitled to severance in the amount of 18 months of base salary and 18 months of benefits continuation.
●	Change in Control Provision. The agreement provides that if Mr. Seybold is terminated without cause or for “good reason” during the period starting three months prior to and 15 months following a change in control event, Mr. Seybold will receive a change in control benefit of 2x of base salary and 24 months of continuation of benefits; Mr. Seybold will also be entitled to the acceleration of vesting for all equity grants held at the time of such termination, including performance-based equity grants with variable value, with value for vesting purposes to be set at target.

Bourret Agreement

●	TTEC entered into an employment agreement with Mr. Bourret in September 2023, in connection with his appointment as acting TTEC Chief Financial Officer. Upon the appointment of Mr. Wagers as TTEC’s Chief Financial Officer, Mr. Bourret’s employment with the Company will continue, subject to this employment agreement, as TTEC Chief Accounting Officer.
●	Base Salary. Mr. Bourret is entitled to receive a base salary of $400,000 amended from time to time at the Compensation Committee of the Board’s discretion.
●	Annual Cash Incentives. Mr. Bourret is eligible to participate in the Company’s annual variable cash incentive plan up to 40% of base salary. The opportunity is not guaranteed and is tied to the annual targets and goals of the business as set by the CEO and the Company’s Board of Directors. The Company also agreed to provide Mr. Bourret with a one-time cash bonus in the aggregate amount of $300,000 payable in three installments.
●	Equity Grants. Mr. Bourret is eligible to participate in the Company’s annual equity program with $160,000 grant opportunity. The actual amount of the equity opportunity to be awarded is not guaranteed and is based on a combination of metrics reflecting targets and goals of the business set and approved by the CEO and Company’s Board of Directors annually.

●	Benefits. Mr. Bourret is entitled to participate in all customary wellness benefits offered to TTEC executives. No special perquisites were included in Mr. Bourret’s compensation arrangement.
●	Severance. Subject to customary releases, Mr. Bourret is entitled to severance in the amount of 12 months of base salary and 12 months benefits continuation, if he is terminated without cause or through “constructive termination” by the Company or by Mr. Bourret for “good reason”. With Mr. Bourret’s decision to resign, these provisions will no longer be relevant.
●	Change in Control Provision. The agreement provides that if Mr. Bourret is terminated without cause or for “good reason” during the period starting three months prior to and 12 months following a change in control event, Mr. Bourret will receive a change in control benefit of 1x of base salary and 12 months of continuation of benefits; Mr. Bourret will also be entitled to the acceleration of vesting for all equity grants held at the time of such termination, including performance-based equity grants with variable value, with value for vesting purposes to be set at target. With Mr. Bourret’s decision to resign or in the event the Company appoints a new Chief Financial Officer, these provisions will no longer be relevant.

McLean Agreement

●	TTEC entered into an amended and restated employment agreement with Ms. McLean in 2018, to replace her prior employment arrangement from 2016.
●	Base Salary. Ms. McLean is entitled to receive a base salary of $420,000 amended from time to time at the Company’s discretion.
●	Annual Cash Incentives. Ms. McLean is eligible to participate in the Company’s annual variable incentive plan with an opportunity of 85% of base salary. The opportunity is tied to the annual targets and goals of the business as set by the CEO and the Company’s Board of Directors. Ms. McLean’s annual award, if any, will be based on a combination of metrics tied to the overall results of the business and her individual performance.
●	Equity Grants. Ms. McLean is eligible to participate in the Company’s annual equity grant with an opportunity of 100% of base salary. The actual amount of the annual equity grant to be awarded is discretionary and not guaranteed and is based on TTEC’s performance overall and Ms. McLean’s individual performance against targets set by the Company’s Board of Directors annually. The Board of Directors has discretion to modify the structure of this equity grant opportunity provided that the overall benefit is not materially impacted. Currently, the equity opportunity is structured as follows: up to 50% of base salary is a time-based equity grant, vesting over three to four years; and a performance-based equity grant with a target at 50% of base salary and a payout of between 0 and 200%, depending on the Company’s performance over a three-year measurement period. The Compensation Committee of the Board may grant additional cash or equity to Ms. McLean to incentivize her performance on a standalone basis or as part of TTEC executive leadership team, from time to time.
●	Benefits. Ms. McLean is entitled to participate in all customary benefits.
●	Severance. Subject to customary releases, Ms. McLean is entitled to severance in the amount of 18 months of base salary and 12 months benefit continuation, if she is terminated without cause or terminates her employment for “good reason”.
●	Change in Control Provision. The agreement provides for change in control benefit equal to 2.5x of her base salary, 12 months of continuation of benefits, provided Ms. McLean is terminated without cause during three months prior to and 24 months following such change in control event and acceleration of vesting for all equity grants held at the time of such termination.

Wagers Agreement

●	TTEC entered into an employment agreement with Mr. Wagers in February 2024, in connection with his appointment as TTEC Chief Financial Officer effective March 1, 2024.
●	Base Salary. Mr. Wagers’ annual base salary is $625,000 amended from time to time at the Compensation Committee of the Board’s discretion.
●	Annual Cash Incentives. Mr. Wagers is eligible to participate in the Company’s annual variable cash incentive plan with an opportunity up to 100% of base salary. The opportunity is tied to the annual targets and goals of the business, as well as Mr. Wagers’ personal performance goals, as set by the TTEC CEO and the Company’s Board of Directors. The Compensation Committee of the Board may adjust Mr. Wagers’ variable cash incentive upward based on the Company’s performance against annual metrics set by the Company’s Board of Directors.
●	Equity Grants. Mr. Wagers is eligible to participate in the Company’s annual equity program with $1.8 million grant opportunity. The actual amount of the equity opportunity to be awarded is not guaranteed and is based on TTEC’s performance overall and Mr. Wagers’ individual performance against targets set by the Company’s Board of Directors annually. The Board of Directors has discretion to modify the structure of this equity opportunity. Currently, the equity opportunity is structured as a time-based equity grant of up to $900,000 vesting over three to four years; and a performance-based equity grant with a $900,000 target and a payout of between 0 and 200%, depending on the Company’s performance over a three-year measurement period.

●	One Time Welcome Equity Grant. At the start of his employment as the CFO of the Company, Mr. Wagers was granted time-based restricted stock units with a market value of $4.0 million based on TTEC stock’s fair market value at the time of the grant. This one-time grant shall vest in five installments, on the anniversaries of the grant.
●	Benefits. Mr. Wagers is entitled to participate in all customary wellness benefits offered to TTEC executives. No special perquisites are included in Mr. Wagers’ compensation arrangement.
●	Severance. Subject to customary releases, if Mr. Wagers is terminated without cause of terminates his employment for “good reason”, he will be entitled to severance in the amount of 18 months of base salary and 12 months benefit continuation.
●	Change in Control Provision. The agreement provides that if Mr. Wagers is terminated without cause or terminates his employment for “good reason” during the period starting three months prior to and 15 months following a change in control event, Mr. Wagers will receive a change in control benefit of 2x of base salary and 12 months of continuation of benefits; Mr. Wagers will also be entitled to the acceleration of vesting for all equity grants held at the time of such termination, including performance-based equity grants, with value for vesting purposes to be set at target.

Provisions in our Named Executive Officers’ employment agreements relating to severance, termination and change in control are discussed in greater detail in the section below entitled “Executive Compensation Tables - Potential Payments upon Termination or Change in Control.”

COMPENSATION RISK ASSESSMENT

As discussed above under the heading “Board Risk Oversight” we conduct an annual assessment of our compensation policies and practices for all employees. We review and discuss the results of this assessment with the Compensation Committee of the Board. Based upon this assessment, review, and discussion, we believe that our compensation policies and practices do not create unreasonable risk to the business.

TAX CONSIDERATIONS

Section 409A of the Internal Revenue Code (the “Code”) imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with Section 409A of the Code. In 2008, we revised several of our compensation plans and agreements with technical changes designed to cause any non-qualified deferred compensation payable under such plans and agreements to comply with, or be exempt from, Section 409A. We did so because we provide certain executives, including our Named Executive Officers, with the opportunity to contribute up to 75% of their salaries or cash incentives to a deferred compensation plan. We do not provide deferred compensation to the Named Executive Officers in excess of their individual contributions.

ACCOUNTING CONSIDERATIONS

The Compensation Committee of the Board also considers the accounting and cash flow implications of our executive compensation program. In our financial statements, we record salaries and cash incentives as expenses in the amount paid, or to be paid, to the Named Executive Officers. Accounting rules also require us to record equity awards as an expense in our financial statements even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with the guidance in FASB ASC Topic 718. The Compensation Committee of the Board believes, however, that the advantages of equity compensation programs, as discussed above, outweigh the non-cash compensation expense associated with them.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2023

The following table sets forth the compensation for the services in all capacities to us and our subsidiary companies paid for the years ended December 31, 2023, 2022, and 2021 to our Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Bonus ($) [1]	Performance- Based RSU (PRSU) Awards Under VCP ($)	Annual Performance- Based RSU (PRSU) Awards ($) [2]	Restricted Stock Unit Awards ($) [3]	Stock Awards Total ($)	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) [5]	All Other Compensation ($) [6]	Total ($) [7]
Kenneth D. Tuchman (Chief Executive Officer)	2023	1	–	–	–	–	–	–	–	100,150	100,151
	2022	1	–	–	–	–	–	–	–	69,682	69,683
	2021	1	–	–	–	–	–	–	567,932 [8]	64,202	632,135
Michelle “Shelly” R. Swanback (President, TTEC Holdings)	2023	697,115	–	–	3,249,993	2,000,001	5,249,994	–	–	10,314	5,957,424
	2022	396,635	–	5,537,250	499,977	4,500,012	10,537,239	–	–	962	10,957,424
Francois Bourret (Interim Chief Financial Officer)
	2023	318,961	300,000 [1]	–	–	469,985	469,985	54,000	–	10,080	1,153,027

Dustin J. Semach (Former Chief Financial Officer)	2023	159,615	–	–	–	–	–	–	–	2,677	162,293
	2022	400,000	–	1,163,132	199,966	199,972	1,563.070	194,527	–	9,330	2,166,97
	2021	380,770	–	–	–	112,491	112,491	76,500	–	4,185	573,946
David J. Seybold (Chief Executive Officer, TTEC Digital)	2023	625,000	–	–	312,507	–	312,507	–	–	8,497	946,004
	2022	36,058	–	2,288,500	–	2,999,995	5,288,495	–	–	–	5,324,552
Margaret B. McLean (General Counsel and Chief Risk Officer)	2023	416,539	–	–	210,013	59,984	269,997	–	–	9,519	696,055
	2022	381,923	–	797,689	291,705	229,971	1,319,365	171,000	–	17,460	1,889,748
	2021	375,000	–	–	291,632	263,963	555,595	601,350	–	8,274	1,540,219

1.	In 2023, the Compensation Committee of the Board agreed to provide Mr. Bourret with a one-time retention bonus in connection with his position as Interim CFO, payable in three installments as follows: 25% in October of 2023, 25% in March of 2024 and 50% in December of 2024.
2.	Amounts were calculated pursuant to the guidance in FASB ASC Topic 718. For performance-based equity granted but not yet earned under the 2023 long-term incentive plan, we calculated the fair value based on the closing price of our common stock on date of grant multiplied by the number of target shares granted. At maximum achievement of 200%, using the fair value at grant, the award values would be as follows: Ms. Swanback $6,499,986, Mr. Seybold $625,014, and Ms. McLean $420,026.
3.	Amounts were calculated pursuant to the guidance in FASB ASC Topic 718. We calculate the fair value for RSUs based on the closing price of our common stock on the date of grant multiplied by the number of shares granted. For information regarding assumptions used to compute grant date fair value with respect to the restricted stock unit awards, see Note 19 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023.
4.	For 2023, the amount summarized includes payments made in 2023 for the discretionary 2022 performance-based cash incentive awards.
5.	Amounts for 2023 are summarized below in the section entitled “Non-qualified Deferred Compensation Table.” Pursuant to Instruction 3 to Item 402(c)(viii) of Regulation S-K, negative amounts are disclosed in the Non-qualified Deferred Compensation table and are excluded from the Summary Compensation Table. Under the deferred compensation plan, the Company does not match employee contributions; the amounts summarized solely represent market gains on invested funds.
6.	Amounts for 2023 are summarized below under the heading “All Other Compensation.”
7.	The Summary Compensation table should be read in conjunction with additional tables and narrative descriptions that follow. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the RSU awards granted in 2023, provides information regarding the long-term equity incentives awarded to Named Executive Officers in 2023. The Outstanding Equity Awards at Year-End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.
8.	In 2021, the Company voluntarily disclosed earnings under the Non-Qualified Deferred Compensation plan. Under the deferred compensation plan, the Company does not match employee contributions; the amount summarized solely represented market gains on invested funds and were not above-market gains.

Non-qualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings or Losses in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($) [1]

Kenneth D. Tuchman	–	–	672,575	–	4,031,758 [2]
Michelle “Shelly” R. Swanback	–	–	–	–	–
Francois Bourret	–	–	–	–	–
Dustin J. Semach	–	–	–	–	–
David J. Seybold	–	–	15,865	–	173,515
Margaret B. McLean	–	–	–	–	–

1.	Amounts set forth in this column were reported as compensation to the Named Executive Officers in the Summary Compensation Table for previous years.
2.	The 12/31/22 balance reported in TTEC’s 2023 proxy was overstated by the amount of aggregate losses during 2022, namely ($741,047). The 2022 year-end balance was $3,359,183.

All Other Compensation Table

The following table describes the perquisites and other compensation received by the Named Executive Officers during 2023:

Perquisite	Mr. Tuchman	Ms. Swanback	Mr. Bourret	Mr. Semach	Mr. Seybold	Ms. McLean
Use of Aircraft	$37,595 [1]	–	–	–	–	–
Automobile	$33,952	–	–	–	–	–
Executive Health/Dental/Vision Premiums	$27,415	–	–	–	–	–
Group Term/Executive Life Premiums	$1,188	$414	$180	$62	$774	$1,188
Company Contribution to Deferred Compensation Plan	–	–	–	–	–	–
401(k) Plan Matching Contributions	–	$9,900	$9,900	$2,615	$7,723	$8,331
Total	$100,150	$10,314	$10,080	$2,677	$8,497	$9,519

1.	This represents $24,568 usage value plus a gross up of $13,027 for applicable taxes.

Grants of Plan-Based Awards

Each of the Non-Equity Incentive Plan Awards reported in this “Grants of Plan-Based Awards” table refers to discretionary performance-based cash incentive award payments. The material terms of these incentive awards are described in the section entitled “Compensation Discussion and Analysis.” The following table sets forth information about the discretionary performance-based cash incentive awards or discretionary cash bonuses for the Named Executive Officers in 2023, the equity award opportunity under the 2023 long-term compensation plan and the RSU stock awards to each Named Executive Officer during 2023:

Name	Grant Date	Stock Award Description	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards ($) [4]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (# Shares)	Target (# Shares)	Maximum (# Shares)	Or Units (#) [3]
Kenneth D. Tuchman	–		–	–	–	–	–	–	–	–
Michelle ”Shelly” R. Swanback	–	Cash Incentive	–	700,000	--	–	–	–	–	–
	03/16/2023	Annual PRSU	--	--	--	17,166	34,331	68,662	--	1,249,992
	03/16/2023	Promotional PRSU	--	--	--	27,465	54,930	109,860	–	2,000,001
	03/16/2023	Promotional RSU	–	--	–	–	–	–	54,930	2,000,001
Francois Bourret	–	Cash Incentive	–	129,814	–	–	–	–	–	–
	04/03/2023	Promotional RSU	–	–	–	–	–	–	10,870	400,016
	04/14/2023	Annual RSU	–	–	–	–	–	–	953	34,985
	04/14/2023	Retention RSU	–	–	–	–	–	–	953	34,985
Dustin J. Semach	–		--	–	--	--	--	--	--	--
David J. Seybold	--	Cash Incentive	--	625,000	--	--	--	--	--	--
	03/16/2023	Annual PRSU	–	–	–	4,292	8,583	17,166	--	312,507
Margaret B. McLean	--	Cash Incentive	--	333,674	--	--	--	--	--	--
	03/16/2023	Annual PRSU	--	--	--	2,884	5,768	11,536	--	201,013
	04/14/2023	Retention RSU	--	--	--	--	--	--	1,634	59,984

1.	Amounts summarized in this column reflect the target bonus opportunity under our 2023 performance-based cash award plan. Mr. Tuchman elected not to participate in prior year performance-based cash incentive awards, and he again elected not to receive such awards in 2023. However, on December 31, 2023, Mr. Tuchman was still eligible to receive payments for such awards.
2.	Under the 2023 long-term incentive plan approved by the Compensation Committee of the Board in 2023, senior executives have an opportunity to earn between 0% to 200% of the target shares covered by the award based on the level of achievement against pre-established performance targets. The amounts shown represent the threshold, target and maximum number of shares that may be earned under the 2023 long-term incentive plan for each senior executive.
3.	Amounts set forth in this column represent the number of shares underlying time-in-service-based RSU awards.
4.	Amounts set forth in this column represent the grant date fair value as determined pursuant to the guidance in FASB ASC Topic 718. We calculate the fair value for RSUs based on the closing price of our common stock on the date of grant multiplied by the number of shares granted. The grant date value shown for awards subject to performance conditions is based on “target” level achievement and the closing price of our common stock on date of grant.

Outstanding Equity Awards at Year-End

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2023, including the vesting dates for the portions of these awards that had not vested as of that date. All equity awards listed below were issued from our Equity Incentive Plans.

Name	Grant Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested At Threshold Performance ($) [2]

Kenneth D. Tuchman	-	-	-	-	-
Michelle “Shelly” R. Swanback	05/02/2022	48,760 [3]	1,056,629	6,772 14	73,375
	05/02/2022	-	-	75,000 [13]	812,625
	03/16/2023	-	-	54,930 [15]	595,167
	03/16/2023	54,930 [4]	1,190,333	34,311 [15]	371,976
Francois Bourret	07/01/2020	674 [5]	14,606	-	-
	07/01/2021	671 [6]	14,541	-	-
	03/15/2022	-	-	2,940 [13]	31,855
	07/01/2022	1,266 [7]	27,434	-	-
	04/03/2023	10,870 [8]	235,553	-	-
	04/14/2023	953 [9]	20,652	-	-
	04/14/2023	953 [10]	20,652	-	-
Dustin J. Semach	-	-	-	-	-
David J. Seybold	12/07/2022	65,545 [11]	1,420,360	50,000 [13]	541,750
	03/16/2023	-	-	8,583 [15]	92,997
Margaret B. McLean	03/04/2020	612 [12]	13,262	-	-
	07/01/2020	1,752 [5]	37,966	-	-
	03/03/2021	-	-	1,557 [16]	16,870
	07/01/2021	1,288 [6]	27,911	-	-
	03/04/2022	-	-	2,314 [14]	25,072
	03/15/2022	-	-	10,150 [13]	109,975
	07/01/2022	2,530 [7]	54,825	-	-
	03/16/2023	-	-	5,768 [15]	62,496
	04/14/2023	1,634 [10]	35,409	-	-

1.	The dollar amounts are determined by multiplying (i) the number of share units by (ii) $21.67 which was the closing price of our common stock on December 31,2023, the last trading day of 2023.
2.	The dollar amounts are determined by multiplying (i) the number of share units reported by 50% (threshold) by (ii) $21.67 which was the closing price of our common stock on December 31,2023, the last trading day of 2023.
3.	The unvested portion of this time-in-service-based RSU award vests in four equal installments beginning on May 2, 2024 and on each anniversary thereafter, subject to continued employment.
4.	The unvested portion of this time-in-service-based RSU award vests in five equal installments beginning on March 16, 2024 and on each anniversary thereafter, subject to continued employment .
5.	The unvested portion of this time-in-service-based RSU award vests on July 1, 2024, subject to continued employment.
6.	The unvested portion of this time-in-service-based RSU award vests in two equal installments beginning on July 1, 2024 and again on the next anniversary, subject to continued employment.
7.	The unvested portion of this time-in-service-based RSU award vests in three equal installments beginning July 1, 2024 and on each anniversary, thereafter, subject to continued employment.
8.	The unvested portion of this time-in-service-based RSU award vests in four equal installments beginning on March 17, 2024 and on each anniversary thereafter, subject to continued employment.
9.	The unvested portion of this time-in-service-based RSU award vests in four equal installments beginning on April 14, 2024 and on each anniversary thereafter, subject to continued employment.
10.	The unvested portion of this time-in-service-based RSU award vests on April 14, 2024, subject to continued employment.
11.	The unvested portion of this time-in-service-based RSU award vests in four equal installments beginning with 40% vesting on November 28, 2024 and three equal installments vesting on each anniversary thereafter, subject to continued employment.
12.	The unvested portion of this time-in-service-based RSU award vests on March 4, 2024, subject to continued employment.
13.	The unvested portion of this Value Creation Plan award includes one measurement period at the end of fiscal year 2025. Vesting is subject to (i) achievement of Revenue and Adjusted Operating Income targets and (ii) continued employment of the award holder. Should award holder be employed during 2024 and exit before the end of the measurement period, the award may vest on a pro-rated basis subject to achievement of targets. Based on current targets and outlook, there is a limited probability that the award will vest.
14.	In connection with the 2022 long-term incentive plan, the unvested portion of this performance based RSU granted on May 2, 2022 includes one measurement period at the end of fiscal year 2024. Vesting is subject to (i) achievement of Revenue and Adjusted EBITDA and (ii) the continued employment of the award holder.
15.	In connection with the 2023 long-term incentive plan, the unvested portion of this performance based RSU granted on March 16, 2023 includes one measurement period at the end of fiscal year 2026. Vesting is subject to (i) achievement of Revenue and Adjusted EBITDA and (ii) the continued employment of the award holder.
16.	In connection with the 2021 long-term incentive plan, the unvested portion of this performance based RSU granted on March 3, 2021 includes one measurement period at the end of fiscal year 2023. Vesting was subject to the achievement of Revenue and Adjusted Operating Income; based on achievement of targets, 75% of the award vested on March 3,2024. The shares reported represent the adjustment to 75% of the original target shares and the market value as of December 31, 2023.

Stock Vested

The following table presents information regarding the vesting of RSUs and performance-based RSUs held by Named Executive Officers during 2023.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) [1]
Kenneth D. Tuchman	–	–
Michelle “Shelly” R. Swanback	12,191	396,695
Francois Bourret	1,431	48,425
Dustin J. Semach	–	–
David J. Seybold	–	–
Margaret B. McLean	8,142	310,827

1.	The dollar amounts reflected above for value realized on stock awards’ vesting are determined by multiplying (i) the number of shares of common stock issued due to RSU vesting by (ii) the per-share price of our common stock as of market close on the date of vesting.

Potential Payments Upon Termination or Change in Control

Our RSU agreements for Named Executive Officers only provide accelerated vesting if Named Executives’ employment with the Company is terminated without cause during three months prior to a change in control event or within 12 or 24 months after such change in control event, depending on the executive.

Named Executive Officers are also entitled to certain severance and continuation of benefits if they are terminated without cause during the above-stated change in control termination window. The amount of severance varies among Named Executive Officers and is disclosed as part of Employment Agreement disclosures in this Proxy statement.

Termination and Change in Control Table

The following table lists the Named Executive Officers and the estimated amounts they would have become entitled to on December 31, 2023: (a) upon termination without cause or resignation for good cause; (b) upon termination for cause or voluntary resignation; (c) upon death; (d) upon disability; and (e) upon a change in control occurring on such date:

Name		Termination Without Cause or Resignation for Good Reason ($)	Termination for Cause or Voluntary Resignation ($)	Death ($)	Disability ($) [1]	Termination in Connection with Change in Control ($)
Kenneth D. Tuchman	Cash	2	–	–	100	2
	Equity Acceleration [2]	–	–	–	–	–
	Continued Benefits [3]	145,194	–	–	–	–
	Accidental Death & Dismemberment Insurance (AD&D)	–	–	200,000	200,000	–
	Life Insurance [5]	–	–	200,000 [5]	–	–
	Total	145,196	–	400,000	200,100	2

Michelle “Shelly” R. Swanback	Cash	1,229,200 [6]	–	–	58,333	1,579,200 [6]
	Equity Acceleration [2]	–	–	–	–	5,546,935
	Continued Benefits [4]	–	–	–	–	–
	AD&D	38 [4]	–	200,000	200,000	38 [4]
	Life Insurance [5]	427	–	200,000 [5]	–	427
	Total	1,229,665	–	400,000	258,333	7,126,600

Francois Bourret	Cash	625,000 [7]	–	–	12,000	625,000 [7]
	Equity Acceleration [2]	--	–	–	–	381,219
	Continued Benefits [4]	--	–	–	–	–
	AD&D	38	–	200,000	200,000	38
	Life Insurance [5]	427	–	200,000 [5]	–	427
	Total	625,466	–	400,000	212,000	1,006,684

David J. Seybold	Cash	1,097,500 [6]	--	--	52,083	1,410,000 [6]
	Equity Acceleration [2]	--	--	--	–	2,418,979
	Continued Benefits [4]	35,810	--	--	–	47,747
	AD&D	58 [4]	--	200,000	200,000	77 [4]
	Life Insurance [5]	641	--	200,000 [5]	–	854
	Total	1,134,009	--	400,000	252,083	3,877,657

Margaret B. McLean	Cash	630,000	--	–	35,000	1,050,000
	Equity Acceleration [2]	--	–	–		554,308
	Continued Benefits [4]	17,479	–	–		17,149
	AD&D	38	–	200,000	200,000	38
	Life Insurance [5]	427	–	200,000 [5]	–	427
	Total	647,944	--	400,000	235,000	1,621,922

1.	Represents one month of short-term disability. Under the employment agreements of Ms. Swanback, Mr. Seybold and Ms. McLean they are eligible to receive their full salary for the first 90 days of disability. The amount reflected represents one-month salary continuation.
2.	Upon a termination in connection with a change in control, the dollar amounts set forth in this row represent the value of unvested RSUs that would vest upon a termination in connection with a change in control, the value of 2022 long-term incentive plan awards at target, the value of 2023 long-term incentive plan awards at target, and the value of the 2022 VCP awards at 75% of target. The values are calculated using a per share price of $21.67, which is the closing price of our common stock on December 31, 2023 (the last trading day of 2023).
3.	Pursuant to his employment agreement, Mr. Tuchman is entitled to receive the value of “continued benefits,” including personal use of the Company aircraft, an automobile allowance, executive health, dental and vision insurance premiums, life insurance premiums, deferred death benefits and 401(k) plan matching contributions, equal to two times the value at time of separation. For purposes of the auto allowance and aircraft, each such benefit will be determined as reported in the summary compensation table of the Company’s proxy statement for the prior year.
4.	Under the employment agreements of our NEOS, except for Mr. Seybold, they are eligible to receive 12 months of benefit continuation at the same level of welfare and health benefits in place prior to termination of employment. The dollar amounts set forth represent the cost of benefit coverage in place on December 31, 2023. Mr. Seybold’s agreement provides 18 months of benefits continuation for a termination without cause and 24 months of benefits continuation for a change in control based on the cost of benefit coverage in place on December 31, 2023.
5.	Includes $200,000 of basic life insurance provided by the Company.
6.	Under the employment agreements for Ms. Swanback and Mr. Seybold, in addition to severance, they are eligible for a pro-rated bonus based on the actual achievement to financial targets under the annual bonus plan. The cash payment reported includes severance, plus bonus they would have been entitled to on December 31, 2023, based on the funding level of the 2023 annual bonus plan.
7.	Includes severance under Mr. Bourret’s employment agreement and the remainder of his retention bonus due to be paid in 2024.

Note: Mr. Semach has been excluded from this table as he exited the Company in April 2023. Mr. Semach did not receive any payments or benefits as a result of his exit.

2023 CEO Pay Ratio

●	Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our principal executive officer, Chairman and CEO Kenneth Tuchman, and the ratio of these two amounts.
●	To determine the CEO pay ratio, we first identified our median employee. We selected October 1, 2023, as the date upon which we would identify the “median employee,” because it enabled us to make such identification in a reasonable timeframe. In determining the employee population to be used to calculate the compensation of the median employee, we included employees in all countries. TTEC is a global company, with complex operations worldwide with more than half of its employees located outside of United States, the country in which our headquarters office is located. As of October 1, 2023, TTEC’s workforce consisted of approximately 62,660 full-time, part-time, and temporary/seasonal employees.
●	We utilized 2023 actual cash compensation (base wages + allowances/premiums + variable incentives) for our consistently applied compensation measure because we believe that this measure reasonably reflects the annual compensation of our employees. We do not grant equity to a large percentage of our employee population, so using actual cash compensation is representative. We included all our full-time, part-time, and temporary / seasonal employees globally, but excluded our CEO. We annualized the compensation for all full-time and part-time employees who did not work for us for the entire fiscal year. Earnings of our employees outside the U.S. were converted to U.S. dollars using the currency exchange rates used for organizational planning purposes which rely on forecasted rates. The forecasted rates are based on historical rate trends, external market data and other factors. We did not make any cost-of- living adjustments.
●	After identifying our median employee, based on our consistently applied compensation measure, we calculated annual total compensation for this employee using the same methodology we use for our Named Executive Officers as set forth in the 2023 Summary Compensation Table included in this Proxy Statement. Based on this calculation, our median employee’s annual total compensation for 2023 was $13,789. Our CEO’s annual total compensation for 2023 was $100,151. As a result, the ratio of our CEO’s annual total compensation to that of our median employee’s annual total compensation for 2023 is 7 to 1. While our pay ratio is 7 to 1, it is important to note that the annual base salary for our CEO is $1.00. The remaining portion of Mr. Tuchman’s 2023 compensation relates to the amounts summarized under the “All Other Compensation” column in the 2023 Summary Compensation Table.

Pay Versus Performance

In 2022, the Securities and Exchange Commission (the “SEC”) adopted Pay versus Performance (PvP) rules as required by the Dodd–Frank Wall Street Reform and Consumer Protection Act. These rules require that companies disclose how NEOs’ “Compensation Actually Paid” relates to the disclosures in the Summary Compensation Table and to the financial performance of the company.

The following Pay Versus Performance (PvP) Table summarizes the key points demonstrated in the accompanying tables.

Pay Versus Performance (PvP) Table

The table below shows compensation actually paid (as defined by the SEC in Item 402(v) of Regulation S-K) for our executives and our financial performance for the years shown in the table. For purposes of this discussion, our CEO is also referred to as our principal executive officer or “PEO” and our other Named Executive Officers are referred to as our “Non-PEO NEOs”:

					Value of an Initial $100 Investment Based on 12/31/19			Company Selected Measure
Fiscal Year	Summary Compensation Table Total for PEO[1,2]	Compensation Actually Paid to PEO[1,3]	Average Summary Compensation Table Total For Non-PEO NEOs[1,4]	Average Compensation Actually Paid to Non-PEO NEOs[1,5]	Total Shareholder Return[6]	Peer Group Total Shareholder Return[7]	Net Income (millions)[8]	Pre-Bonus Adjusted Operating Income (millions)[9]
2023	$100,151	$100,151	$1,782,960	$138,937	$61	$158	$18.3	$154.7
2022	$69,683	$69,683	$6,423,892	$1,502,297	$119	$125	$117.3	$197.8
2021	$632,135	$632,135	$2,045,642	$2,745,100	$241	$194	$158.2	$251.4
2020	$628,295	$628,295	$1,917,864	$2,325,816	$192	$129	$129.3	$237.5

1.	The NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2023	Kenneth D. Tuchman	Michelle "Shelly" R. Swanback, Francois Bourret, Dustin J. Semach, David J. Seybold, Margaret B. McLean
2022	Kenneth D. Tuchman	Dustin J. Semach, Michelle "Shelly" R. Swanback, Regina M. Paolillo, David J. Seybold
2021	Kenneth D. Tuchman	Regina M. Paolillo, Richard S. Erickson, Judi A. Hand, Margaret B. McLean, Dustin J. Semach
2020	Kenneth D. Tuchman	Regina M. Paolillo, Martin F. DeGhetto, Richard S. Erickson, Judi A. Hand, Margaret B. McLean

2.	Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year.
3.	Compensation Actually Paid (CAP) has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). Since Mr. Tuchman does not currently receive equity grants, there is no equity adjustments recorded and the dollar amounts reflect the actual amount of compensation earned during the applicable year.
4.	The amounts reported under "Average Summary Compensation Table Total" for non-PEO NEOs represent the average of the amounts reported for the Company's Named Executive Officers (NEOs) as a group (excluding any individual serving as PEO for such year) in the 'Total' column of the Summary Compensation Table in each applicable year.
5.	The amounts in column "Average Compensation Actually Paid" for non-PEO NEOs represent the average amount of compensation paid to the NEOs as a group (excluding the PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEOs' total compensation for each year to determine the compensation actually paid. See "Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for Non-PEO NEOs" table below for additional information.
6.	Total Shareholder Return (TSR) represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on the last trading day of fiscal year 2019 through the end of the applicable fiscal year, assuming reinvestment of dividends.
7.	Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the same Customized Peer Group utilized in our annual 10-K Stock Performance Graph (Accenture Plc, Cognizant Technology Solutions Corp, Concentrix Corp, Globant S.A., Teleperformance, Telus International) for the period beginning on the last trading day of fiscal year 2019 through the end of the applicable fiscal year, assuming reinvestment of dividends.
8.	The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.
9.	We use Pre-Bonus Adjusted Operating Income as a performance measure in our annual cash-based incentive plan. Refer to "Reconciliation of Non-GAAP Income from Operations" table on Page 57 for reconciliations from GAAP figures to Pre-Bonus adjusted operating figures. TTEC presents company performance metrics on a non-GAAP basis to more accurately convey the performance of the business, which adjusts for non-operating items including, but not limited to, asset impairment, restructuring charges, cybersecurity incident-related costs, changes in acquisition contingent considerations, and one-time non-recurring items.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for Non-PEO NEOs

Fiscal Year	Summary Compensation Table Total	(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	Compensation Actually Paid
2023	$1,782,960	($1,260,497)	$300,520	($546,207)	$0	($38,247)	($99,593)	$0	$138,937
2022	$6,423,892	($5,971,533)	$1,427,926	$38,389	$48,620	($126,588)	($338,408)	$0	$1,502,297
2021	$2,045,642	($758,623)	$315,295	$753,592	$153,446	$235,747	$0	$0	$2,745,100
2020	$1,917,864	($966,385)	$797,796	$297,612	$375,662	$38,641	($135,374)	$0	$2,325,816

For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.

The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except for the fair value calculations of performance-based equity awards, which reflect the currently known probable outcome of the performance vesting conditions as of each measurement date.

Most Important Performance Measures

Following is an unranked list of the financial performance measures we consider most important in linking company performance and compensation actually paid to our Named Executive Officers for the most recently completed fiscal year. Further information on our performance measures is described in our Compensation Discussion & Analysis (CD&A) above.

●	Pre-Bonus Adjusted Operating Income
●	Revenue
●	Adjusted EBITDA

Relationship between Compensation Actually Paid and Performance

As described in "Compensation Discussion and Analysis" above, the Company uses several performance measures to align executive compensation with Company performance. Not all such measures are presented in the Pay versus Performance table above. As described in greater detail in “Compensation Discussion and Analysis,” TTEC’s executive compensation program reflects a pay-for performance philosophy. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphical descriptions showing certain information presented in the table above.

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s TSR, as well as the relationship between our TSR and the TSR of our peer group:

Relationship between CAP vs. Net Income

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s Net Income:

Relationship between CAP vs. Pre-Bonus Adjusted Operating Income

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s Pre-Bonus Adjusted Operating Income:

	12 Months ended December 31,
Reconciliation of Non-GAAP Income from Operations:	2023	2022	2021	2020

Income from Operations	$118,021	$168,543	$217,192	$204,692
Restructuring charges, net	8,041	5,673	3,807	3,264
Impairment losses	11,733	13,749	11,254	5,809
Cybersecurity incident related impact, net of insurance recovery	(3,210)	(3,610)	13,659	-
Software accelerated amortization	-	8,509	-	-
Write-off of acquisition related receivable	-	900	-	-
Property costs not related to operations	1,501	-	-	-
Liability related to notifications triggered by labor scheme[1]	6,000	-	-	-
Grant income for pandemic relief	40	-	(8,142)	-
Change in acquisition related obligation	483	-	-	-
Bonus expense related to current year	12,064	7,406	17,908	26,147
Acquisition related income excluded for bonus achievement calculation	-	(3,334)	-	(2,428)
Reversal of acquisition-related deferred revenue excluded for bonus achievement	-	-	(4,305)	-
Pre-Bonus Adjusted Operating Income	$154,673	$197,836	$251,373	$237,484

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2023, the number of shares of our common stock to be issued upon exercise of outstanding options, RSUs, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities available for future issuance under equity-based compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity compensation plans approved by security holders	1,604,273[1]	–	1,834,918
Equity compensation plans not approved by security holders	–	–	–
Total	1,604,273[1]		1,834,918

1.	Reflects 3,647 RSUs outstanding under the 2010 equity incentive plan and 1,600,626 RSUs/PRSUs outstanding under the 2020 equity incentive plan. 1,834,918 shares are available for issuance under the 2020 equity incentive plan.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee of the Board (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company, or (iii) had any relationship requiring disclosure under the SEC’s rules governing disclosure of related person transactions. During the fiscal year ended December 31, 2023, we had no “interlocking” relationships in which (i) an executive officer of the Company served as a member of a compensation committee of another entity, one of whose executive officers served on our Compensation Committee of the Board, (ii) an executive officer of the Company served as a director of another entity, one of whose executive officers served on our Compensation Committee of the Board, or (iii) an executive officer of the Company served as a member of a compensation committee of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION COMMITTEE REPORT

The Committee evaluates and establishes compensation for TTEC executive officers and oversees the equity-based compensation plans, performance-based cash incentive plans, and other management incentives and perquisite programs. The Committee also considered the impact of the COVID-19 pandemic on the performance of the Company and executive compensation.

The Committee reviewed and discussed with the Company’s management the “Compensation Discussion and Analysis” (CD&A) materials presented in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as incorporated by reference from this Proxy Statement.

Compensation Committee
Tracy L. Bahl, Chair
Gregory A. Conley
Robert N. Frerichs
Gina L. Loften

GAAP TO NON-GAAP RECONCILIATION OF PERFORMANCE METRICS

The following tables reconcile our operating income and Earnings Per Share (EPS) from the GAAP results to the Non-GAAP comparisons for years ended December 31, 2023 and 2022.

	12 Months ended December 31,
Reconciliation of Non-GAAP Income from Operations:	2023	2022

Income from Operations	$118,021	$168,543
Restructuring charges, net	8,041	5,673
Impairment losses	11,733	13,749
Cybersecurity incident related impact, net of insurance recovery	(3,210)	(3,610)
Software accelerated amortization	-	8,509
Write-off of acquisition related receivable	-	900
Property costs not related to operations	1,501	-
Liability related to notifications triggered by labor scheme[1]	6,000	-
Grant income for pandemic relief	40	-
Change in acquisition related obligation	483	-
Equity-based compensation expenses	22,071	17,571
Amortization of purchased intangibles	35,759	37,169

Non-GAAP Income from Operations	$200,439	$248,504
Non-GAAP Income from Operations Margin	8.1%	10.2%

	12 Months ended December 31,
Reconciliation of Non-GAAP EPS:	2023	2022

Net Income	$18,264	$117,333
Add: Asset impairment and restructuring charges	19,774	19,422
Add: Equity-based compensation expenses	22,071	17,571
Add: Amortization of purchased intangibles	35,759	37,169
Add: Cybersecurity incident related impact, net of insurance recovery	(3,210)	(3,610)
Add: Software accelerated amortization	-	8,509
Add: Write-off of acquisition related receivable	-	900
Add: Property costs not related to operations	1,501	-
Add: Liability related to notifications triggered by labor scheme	6,000	-
Add: Grant income for pandemic relief	40	-
Add: Change in acquisition related obligation	483	-
Add: Changes in acquisition contingent consideration	7,480	1,798
Add: Changes in escrow balance related to acquisition	625	-
Add: Loss on dissolution of subsidiary	301	-
Add: Foreign exchange loss / (gain), net	1,950	(6,514)
Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(7,859)	(22,872)

Non-GAAP Net Income	$103,179	$169,706
Diluted shares outstanding	47,419	47,335
Non-GAAP EPS	$2.18	$3.59

1.	For further information, please see discussion in the Risk Factors section of the 2023 Form 10-K filed on February 29, 2024.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL NO. 1: ELECTION OF DIRECTORS

We are seeking your support to elect eight Board member candidates who we have nominated for the 2024-2025 Board cycle. We believe that these candidates have qualifications and experience appropriate for a public technology and business process outsourcing company with a global operational footprint. The Board believes that the nominees have the experience and perspective to guide the Company as we continue our transformation from a customer care business process outsourcing company to a global integrated customer engagement technology and digital solutions service provider. The candidates also have the experience necessary to support TTEC as we compete in global markets, innovate, and adjust to rapidly changing technologies and client demands. Each member of our Board is elected for a term of one year. Our Board, on the recommendation of the Nominating and Governance Committee of the Board, is recommending to stockholders that the following candidates be elected to the Board at the 2024 Annual Meeting. The candidates are current TTEC directors and each of the eight director-nominees has confirmed his or her willingness to serve.

Director	Age	Director Since	Independent	Qualifications
Kenneth D. Tuchman	64	1994

●      Business Transformation Experience

●      Capital Markets or M&A Experience

●      Global Experience

●      Industry Experience

●      Operator or CEO Experience

●      Public Company CEO and Board Experience

●      Risk Management Experience

●      Service Industry Experience

●      Technology Sector Experience

●      TTEC Founder

Steven J. Anenen	71	2016	✓

●      Business Transformation Experience

●      Capital Markets or M&A Experience

●      Global Experience

●      Industry Experience

●      Operator or CEO Experience

●      Public Company CEO and Board Experience

●      Risk Management Experience

●      Service Industry Experience

Tracy L. Bahl	62	2013	✓

●      Business Transformation Experience

●      Capital Markets or M&A Experience

●      Industry Experience

●      Operator or CEO Experience

●      Public Company Audit Experience

●      Public Company Board Experience

●      Risk Management Experience

●      Service Industry Experience

Gregory A. Conley	69	2012	✓

●      Business Transformation Experience

●      Capital Markets or M&A Experience

●      Global Experience

●      Industry Experience

●      Operator or CEO Experience

●      Public Company Audit Experience

●      Public Company Board Experience

●      Risk Management Experience

●      Service Industry Experience

●      Technology Sector Experience

Robert N. Frerichs	72	2012	✓

●      Business Transformation Experience

●      Capital Markets or M&A Experience

●      Global Experience

●      Industry Experience

●      Operator or CEO Experience

●      Public Company Audit Experience

●      Public Company Board Experience

●      Public Sector Experience

●      Risk Management Experience

●      Service Industry Experience

●      Technology Sector Experience

Marc L. Holtzman	64	2014	✓

●      Business Transformation Experience

●      Capital Markets or M&A Experience

●      ESG Experience

●      Global Experience

●      Industry Experience

●      Operator or CEO Experience

●      Public Company Board Experience

●      Public Company Audit Experience

●      Public Sector Experience

●      Risk Management Experience

●      Service Industry Experience

Gina L. Loften	58	2021	✓

●      Business Transformation Experience

●      Capital Markets or M&A Experience

●      ESG Experience

●      Global Experience

●      Industry Experience

●      Public Sector Experience

●      Public Board Experience

●      Risk Management Experience

●      Service Industry Experience

●      Technology Sector Experience

Ekta Singh-Bushell	52	2017	✓

●      Business Transformation Experience

●      ESG Experience

●      Global Experience

●      Public Company Audit Experience

●      Public Company Board Experience

●      Public Sector Experience

●      Risk Management Experience

●      Service Industry Experience

●      Technology Sector Experience

Limits on Director Service on Other Public Company Boards

TTEC has a highly effective and engaged Board, and we believe that our directors' service on other companies’ boards enables them to contribute valuable knowledge and perspective to TTEC’s Board activities. Nonetheless, the Board is sensitive to the external obligations of its directors and the potential for overboard to compromise their ability to effectively serve the Company. Our Corporate Governance Guidelines limit each director's service on other boards of public companies to 1-4, depending on their circumstances. Directors whose main job is to sit on boards are limited to four (4) public company board memberships, other than the TTEC Board, and to two (2) audit committee memberships; while those who are employed by a public company may only be on the TTEC Board in addition to the board of their employer. Further, the ability of each director to devote sufficient time and attention to director duties is expressly considered as part of the annual Board evaluation process, which aims to evaluate the effectiveness and engagement of TTEC’s directors.

While the Board considers its directors' outside directorships during this evaluation process, the Board recognizes that this is one of many outside obligations which could potentially impair a director's capacity to dedicate sufficient time and focus to their service on the TTEC Board. As such, the Board evaluates many factors when assessing the effectiveness and active involvement of each director. Such other factors include:

●	The director's attendance at Board and committee meetings.
●	The director's participation and level of engagement during these meetings.
●	The role played by the director on the Board, as well as on the other boards, including committee membership and chairmanship.
●	The experience and expertise of the director, including both relevant industry experience and service on other public company boards, which enable the director to serve on multiple boards effectively.

Director Term, Availability, and Ability to Serve

We schedule our Board and committee meetings up to three full years in advance to ensure directors’ availability and maximum participation. Directors are elected for a one-year term only and, accordingly, there is an opportunity to evaluate annually each director's ability to serve.

If any of the nominees become unable or unwilling to serve before the Annual Stockholder Meeting, shares represented by valid proxies will be voted FOR the election of such other person as our Board may nominate, or the number of directors that constitutes the full Board may be reduced to eliminate the vacancy. Those elected to the TTEC Board at the 2024 Annual Meeting of Stockholders are expected to hold office until the next Annual Meeting when their successors are duly elected and qualified.

Nominations of Directors

While our Board and its Nominating and Governance Committee have not set specific minimum qualifications for director qualifications, they believe that it is important that TTEC directors, as a group, have the following attributes:

●	Exceptional business savvy and leadership experience;
●	Highest integrity;
●	Exceptional business judgment proven in prior roles;
●	Public company board or operational experience;
●	Diversity of perspectives;
●	Global/international experience;
●	Industry and technical experience relevant to TTEC’s business and aligned with its growth strategy;
●	Financial expertise;
●	Risk management experience;
●	Technology, digital, artificial intelligence, and machine learning experience;
●	Knowledge of our client verticals;
●	Objective, independent, and pragmatic approach to business decisions;
●	Willingness to devote time and attention to TTEC’s affairs and its stockholders’ interests; and
●	Appreciation of the role of the corporation in society and commitment to sustainable business strategy and social responsibility.

As part of the nomination process, the Nominating and Governance Committee of the Board carefully considers strategic objectives of the Company and evaluates them against the Board composition and skill set of each director. The Nominating and Governance Committee of the Board considers potential candidates for membership on the Board of Directors throughout the year based on the recommendations brought forward by members of the Board, members of management, professional executive search firms, and stockholders. When evaluating candidates for recommendation to stand for election to the Board, the Nominating and Governance Committee of the Board considers each potential nominee’s skills, experience in areas of current significance to the Company, diversity, independence, the Board’s skills and dynamic as a group, and the candidate’s ability to devote adequate time to the Board’s duties. Candidates selected by the Nominating and Governance Committee of the Board are recommended to our Board for consideration and the Board recommends the candidates as a nominated slate to stockholders.

The Nominating and Governance Committee of the Board will consider stockholder recommendations for Board candidates if the names and qualifications of such candidates are submitted in writing to our Corporate Secretary in accordance with our Amended and Restated Bylaws. The Nominating and Governance Committee of the Board considers properly submitted stockholders’ nominees in the same manner as it evaluates other candidates.

2024 Director Nominees

Kenneth D. Tuchman

Age: 64

Director since 1994

TTEC Board Committees:

●          Executive (Chair)

Directorships:

●          Tuchman Family Foundation

●          Denver Center for the Performing Arts

Mr. Tuchman has more than 40 years of experience in the business process outsourcing industry, driving innovation growth and profitability in all economic cycles. As the founder and the controlling stockholder of TTEC, Mr. Tuchman is an essential member of our Board of Directors.

Mr. Tuchman founded TTEC’s predecessor company in 1982 and has served as the Chairman of the Board since 1994. Mr. Tuchman served as TTEC Chief Executive Officer from 1994 until 1999 and resumed the position in 2001.

Steven J. Anenen

Age: 71

Director since 2016

TTEC Board Committees:

●          Audit

●          Nominating and Governance

●          Executive

Past Directorships:

●          CDK Global (NASDAQ:CDK)

●          DealerSocket

Mr. Anenen’s extensive experience as a senior executive at a global public technology company, and his chief executive and automotive industry and technology experience bring relevant and necessary skills and perspective to our Board.

In 2014, Mr. Anenen led the spin-off of the Automatic Data Processing (NASDAQ:ADP) Dealer Services Group to create CDK Global (NASDAQ:CDK); and served as its CEO between 2014 and his retirement in 2016. Prior to the CDK spin-off, Mr. Anenen spent almost 40 years with ADP, serving as the president of ADP Dealer Services, a leading provider of technology solutions to the automotive industry, between 2004 and 2014. During his tenure with ADP, Mr. Anenen oversaw the global expansion of the business into more than 100 countries, grew the dealer services business to over $2 billion in revenue, and led the transition to digital through the transformational acquisitions.

Tracy L. Bahl

Age: 62

Director since 2013

TTEC Board Committees:

●          Compensation (Chair)

●          Executive

Directorships:

●          andros*

●          Glooko, Inc.

Past Directorships:

●          MedExpress

●          Gustavus Adolphus College

●          Emdeon

Mr. Bahl’s extensive experience in the healthcare industry and his public company and private equity experience bring relevant and necessary skills, experience, and perspective to our Board.

Since 2020, Mr. Bahl serves as an operating partner for the healthcare group at Welsh, Carson, Anderson & Stowe, a private equity firm specializing in healthcare and technology investments (WCAS); and as a managing partner for Valtruis, and member of the board of directors for Wayspring Health, Oncology Care Partners, and InterWell Health, Valtruis’ portfolio companies. He also currently serves on the board of Glooko, a leading diabetes connected care company.

Previously, Mr. Bahl served as the president and CEO of OneOncology, a General Atlantic portfolio company that provides administrative, operational, and scientific support to oncology practices throughout the U.S. Between 2013 and 2018, Mr. Bahl served as executive vice president, health plans for CVS Health. From 2007 to 2013, he served as a special advisor to General Atlantic, supporting various of its portfolio companies in leadership roles. Prior to 2007, Mr. Bahl held various senior executive positions as part of UnitedHealth Group and at CIGNA Healthcare.

Gregory A. Conley

Age: 69

Director since 2012

TTEC Board Committees:

●          Audit (Chair)

●          Compensation

●          Security & Technology

Directorships:

●          CSG International (NASDAQ:CSGS)

●          Travelport Worldwide Ltd.

Past Directorships:

●          HaulHound.com

●          Odyssey Group, SA

●          Verio, Inc.

●          Tanning Technology Corporation (NASDAQ:TANN)

Mr. Conley’s extensive public company experience as chief executive officer and as a director of several technology companies, his leadership in technology innovation, and his legal experience bring relevant and necessary skills, experience, and perspective to our Board.

Between 2012 and 2014, Mr. Conley served as the CEO of Aha! Software, LLC, a predictive analytics and cloud computing company. Between 2009 and 2011, Mr. Conley served as the CEO of Odyssey Group, SA, a European-based technology services and software company, and oversaw the sale of the company to Temenos Group AG. Between 2004 and 2005, Mr. Conley was the president and CEO of Verio, Inc., a leading global provider of hosting and network services and a subsidiary of Nippon Telephone & Telegraph. From 2001 to 2003, Mr. Conley was president and CEO of Tanning Technology Corporation, a NASDAQ listed information technology solutions provider, sold to Platinum Equity in 2003. Prior to 2001, Mr. Conley was a senior executive responsible for e-markets, travel, and transportation at International Business Machines (NYSE:IBM) and an attorney at Covington & Burling LLP.

Robert N. Frerichs

Age: 72

Director since 2012

TTEC Committees:

●          Nominating and Governance (Chair)

●          Audit

●          Compensation

Directorships:

●          Wedgewood Enterprises Corporation

Past Directorships:

●          Accenture (NYSE:ACN)

●          Merkle, Inc.

●          Avanade (a JV between Accenture and Microsoft)

●          Cyandia, Inc.

Mr. Frerichs’ extensive global business experience, his public company and consulting industry experience, and his financial credentials bring relevant and necessary skills, experience, and perspective to our Board.

Mr. Frerichs spent 36 years with Accenture (NYSE:ACN) in various leadership roles including group chief executive for North America, chief risk officer, and chief operating officer of the communication and high-tech operating group, and chairman of the capital committee; culminating his career as the International Chairman of Accenture, Inc. Between 2012 and 2013, Mr. Frerichs was the chairman of the Aricent Group, a global innovation and technology services company.

Mr. Frerichs is a Certified Public Accountant.

Marc L. Holtzman

Age: 64

Director since 2014

TTEC Committees:

●          Nominating and Governance

Directorships:

●          Rwanda Capital Market Authority

●          Victoria Falls International Financial Center

Past Directorships:

●          Bank of Kigali

●          CBZ Holdings Ltd.

●          Astana Financial Services Authority

●          KazKommertsBank

●          FTI Consulting (NYSE:FCN)

●          Duddell Street Acquisition Corp. (NASDAQ:DSAC)

Mr. Holtzman’s extensive international experience along with his financial, investment banking, and public company board experience bring relevant and necessary skills, experience, and perspective to our Board.

Mr. Holtzman served as the chairman of Meridian Capital HK, a Hong Kong private equity firm from 2012 until 2014, and as the executive vice chairman of Barclays Capital from 2008 and 2012. Between 2003 and 2005, Mr. Holtzman was president of the University of Denver. He also served in the cabinet of Colorado Governor Bill Owens as Secretary of Technology between 1999 and 2003.

Gina L. Loften

Age: 58

Director since 2021

TTEC Committees:

●          Compensation

●          Security and Technology

Directorships:

●          Teachers Insurance & Annuity Association of America (TIAA)

●          Thoughtworks Holding, Inc. (NASDAQ:TWKS)

●          Modernizing Medicine, Inc.

●          Foursquare Labs Inc.

●          InterWell Health

Past Directorships:

●          Rise Against Hunger

●          George Mason University research foundation.

Ms. Loften’s extensive experience in technology, cybersecurity, public sector, business transformation credentials, and diversity bring relevant and necessary skills, experience, and perspective to our Board.

Ms. Loften most recently served as chief technology officer for Microsoft USA (NASDAQ:MSFT), the position from which she retired in 2021. Prior to Microsoft, since 2004, Ms. Loften served in roles of growing responsibility with IBM (NYSE:IBM), including global consulting leader in cloud application innovation for IBM Global Business Services, chief innovation officer for IBM Research, and global public sector leader for IBM Watson Group.

Ekta Singh-Bushell

Age: 52

Director since 2017

TTEC Board Committees:

●          Security and Technology (Chair)

●          Audit

●          Nominating & Governance

Directorships:

●          ChargePoint Holdings, Inc. (NYSE:CHPT)

●          Huron Consulting Group (NASDAQ:HURN)

●          Lesaka Technologies, Inc. (NASDAQ:LASK fka UEPS)

●          Women’s Health Access Matters (a non-profit Board)

Past Directorships:

●          Designer Brands, Inc. (NYSE:DBI)

●          Datatec Limited (JSE:DTC)

Ms. Singh-Bushell’s experience in finance, audit, technology, and cybersecurity, as well as her international experience and ESG credentials bring relevant and necessary skills, experience, and perspective to our Board. She also advises startups and private companies in the B2B, data, SaaS, and technology services domains.

From 2016 to 2017, Ms. Singh-Bushell served as deputy to the first vice president, chief operating officer executive office, at the Federal Reserve Bank of New York. Prior to 2016, Ms. Singh-Bushell spent close to 20 years at Ernst & Young, serving in various leadership roles including global IT Effectiveness leader, US innovation & digital strategy leader; and chief information security officer.

Ms. Singh-Bushell is a Certified Public Accountant and holds advanced international certifications in governance, information systems security, audit, and controls; and is an FSA (fundamentals of sustainability account) credential holder.

Board Diversity Matrix

Board Diversity Matrix
Board Size:
Total Number of Directors		8
Gender:
	Female	Male	Non-Binary	Did not Disclose Gender
Directors	2	6	-	-
Number of Directors who identify in Any of the Categories Below:
African American or Black	1	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian (other than South Asian)	-	-	-	-
South Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	6	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+ (none have self-identified)		-
Persons with Disabilities (none have self-identified)

Total Number of Directors: 8

Required Vote

The eight director nominees receiving the highest number of affirmative votes of the outstanding shares of common stock present or represented by proxy and voting at the Annual Meeting will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Recommendation of the Board

Our Board recommends that you vote “FOR” all of the nominees for election to our Board.

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (PwC) served as TTEC’s independent registered public accounting firm in 2023. The Audit Committee of the Board determined that the current audit team, supported by PwC’s partners experienced with TTEC business in key countries where TTEC has material operations, and other PwC subject matter experts, have the appropriate level of professional expertise to oversee the completion of the TTEC annual independent audit. Although the Audit Committee of the Board has the sole authority to appoint the independent auditor, the Audit Committee of the Board continues its long-standing practice of recommending that the Board ask the stockholders to ratify the appointment of the independent auditor.

In accordance with its charter, the Audit Committee of the Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2024 and recommends to the stockholders that they ratify this appointment. If the appointment is not ratified by our stockholders, the Audit Committee of the Board may consider whether it should appoint another independent registered public accounting firm. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, where they will have the opportunity to make a statement if desired and be available to respond to stockholders’ questions.

Fees Paid to Accountants

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since May of 2007. The following table shows the fees for the audit and other services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2023 and 2022 (amounts in thousands).

	2023	2022
Audit fees	$4,856	$4,546
Audit-related fees	$ -	$ -
Tax fees	$ -	$ -
All other fees	$ 1	$ 69
Total	$ 4,857	$ 4,615

Audit Fees

This category includes the audit of our annual financial statements; review of financial statements included in our quarterly reports on Form 10-Q; the audit of management’s assessment of the effectiveness of our internal control over financial reporting, as well as the audit of the effectiveness of our internal control over financial reporting included in our 2023 Annual Report on Form 10-K and as required by Section 404 of the Sarbanes-Oxley Act of 2002; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for current and prior years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions, and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees

This category consists of assurance and related services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” Audit-related fees included accounting consultations and other attestation procedures.

Tax Fees

This category consists of professional services rendered by the independent registered public accounting firm, primarily in connection with our tax planning and compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

All Other Fees

This category consists of professional services related to expatriate services and other nonrecurring miscellaneous services.

The Audit Committee of the Board has considered whether the independent registered public accounting firm’s provision of non-audit services is compatible with their independence and determined that it is compatible. All of the services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee of the Board pursuant to its policy on pre-approval of audit and permissible non-audit services.

Policy on Audit Committee of the Board Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by PricewaterhouseCoopers LLP to us must be permissible under Section 10A of the Securities Exchange Act of 1934, as amended, and must be pre-approved in advance by the Audit Committee of the Board. The Audit Committee of the Board has delegated to the Chair of the Audit Committee of the Board the authority to pre-approve non-audit service projects with a total cost of up to $200,000 per fiscal year. However, if pre-approval is obtained from the Audit Committee of the Board Chair, the service may be performed but must be ratified by the Audit Committee of the Board at the next scheduled meeting. In accordance with this policy, the Audit Committee of the Board pre-approved all services performed and to be performed by PricewaterhouseCoopers LLP.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024 requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

Recommendation of the Board and the Audit Committee

Our Board and the Audit Committee of the Board recommend that you vote “FOR” Proposal No. 2.

PROPOSAL NO. 3: APPROVAL OF AN AMENDMENT TO THE TTEC 2020 EQUITY INCENTIVE PLAN

We are asking you to approve an amendment to the TTEC Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Plan” or the “Plan”) to increase the number of shares available for issuance under the 2020 Plan by 4,500,000 shares and to allow certain shares that are withheld for taxes to be added back to the number of shares available for issuance under the 2020 Plan. The amendment to the 2020 Plan was approved by the Board on February 21, 2024, subject to stockholder approval at the 2024 Annual Meeting. The remaining provisions of the 2020 Plan are not affected by the amendment. A copy of the Amendment to the TTEC 2020 Equity Incentive Plan is provided as Appendix A to this Proxy Statement.

Reasons for Adopting an Amendment to the 2020 Plan

The 2020 Plan is the only compensation plan under which we grant equity-based awards to our employees, contractors, and outside directors. The 2020 Plan was originally adopted and approved by our stockholders in 2020. Although the Company sought the adoption of the Plan with an expectation that it would remain in effect as a main vehicle for equity incentivization for at least five to 10 years, it asked the stockholders to reserve only a limited number of shares that it did not expect to be sufficient for the entire life of the Plan. At this time, the Company expects that the remaining shares reserved for issuance of awards under the 2020 Plan will soon be exhausted. The Compensation Committee of the Board and the Board believe that the Company must continue to offer a competitive equity incentive program to successfully attract, retain, and motivate the best employees, directors, and consultants, without whose services we cannot execute on our business goals or deliver value to our stockholders. The proposed amendment to the 2020 Plan increases the share reserve by 4,500,000 shares and allows certain shares withheld for taxes to be added back to the share reserve, thereby enabling us to continue to offer a competitive equity incentive program for the foreseeable future. In the event the stockholders fail to approve the amendment to the 2020 Plan, our ability to grant incentive equity compensation will be severely constrained, thereby making it more difficult for us to attract, motivate, and retain the highly qualified talent that is essential to the operation of our business.

Shares Available for Issuance

As noted above, the 2020 Plan is the only compensation plan under which we grant equity-based awards to our employees, contractors and outside directors1. If the amendment to the 2020 Plan is approved by the Company’s stockholders, we will have the following shares available for issuance pursuant to equity-based awards (all share counts determined as of March 31, 2024):

Shares available for issuance under the 2020 Equity Incentive Plan prior to Amendment	1,503,401
Shares increase proposed by the Amendment to the 2020 Equity Incentive Plan	4,500,000
Total shares available for new awards upon approval of the Amendment to the 2020 Plan	6,003,401

1.	TTEC employees, contractors, and outside directors still hold certain equity that was granted to them pursuant to the TTEC Holdings, Inc. 2010 Equity Incentive Plan but no new equity is granted under that Plan.

Outstanding Awards under Existing Plans

As of March 31, 2024, there were 1,904,674 total outstanding shares of the Company’s common stock. As of March 31, 2024, there were no options outstanding under the Company’s equity compensation plans, and there were 1,471,975 RSUs and 432,699 PRSUs (calculated at target) outstanding under the Company’s equity compensation plans. Other than the foregoing, no other awards were outstanding as of March 31, 2024 under the Company’s equity compensation plans.

Description of the 2020 Plan

The following summary of material terms of the 2020 Plan, as amended, does not purport to be complete and is subject to and qualified in its entirety by the actual terms of the 2020 Plan. A conformed copy of the 2020 Plan incorporating the amendment is provided as Appendix B to this Proxy Statement.

Purpose of the 2020 Plan

The purpose of the 2020 Plan is to promote the success of the Company and the interests of its stockholders by providing an additional means for the Company to attract, motivate, retain, and reward directors, officers, employees, and other eligible persons (including certain consultants and advisors).

The Board or one or more committees of the Board consisting of directors appointed by the Board will administer the 2020 Plan. The Board intends to delegate general administrative authority for the 2020 Plan to the Compensation Committee of the Board, which is comprised of directors who qualify as independent under the rules promulgated by the SEC and NASDAQ. Except where prohibited by applicable law, a Committee of the Board may delegate some or all of its authority with respect to the 2020 Plan to another committee of directors or to one or more officers of the Company. For purposes of Rule 16b-3 of the Exchange Act, the rules of the NASDAQ and for grants to non-employee directors, the 2020 Plan must be administered by a committee consisting solely of two or more independent directors. The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the Administrator.

The Administrator has broad authority under the 2020 Plan with respect to award grants including, without limitation, the authority:

●	To select participants and determine the type(s) of award(s) that they are to receive;
●	To determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;
●	To cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents, and subject to the repricing prohibition described below;
●	To accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consents;
●	Subject to the other provisions of the 2020 Plan, to make certain adjustments to outstanding awards and authorize the conversion, succession, or substitution of awards; and
●	To allow the purchase price of awards or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the awards, by services rendered by the recipient of the awards, by notice of third party payment or by cashless exercise, on such terms as the Administrator may authorize, or any other form permitted by law.

Eligibility

Persons eligible to receive awards under the 2020 Plan include officers and employees of the Company or any of its subsidiaries, non-employee directors of the Company, and certain individual consultants who render bona fide services to the Company or any of its subsidiaries (other than services in connection with the offering or sale of securities or as a market maker or promoter of securities of the Company). As of March 31, 2024, there were approximately 943 employees, including officers of the Company and its subsidiaries, and seven non-employee directors of the Company who would potentially be eligible to receive awards under the 2020 Plan.

Authorized Shares

If the amendment to the 2020 Plan is approved by stockholders, the number of shares of Company common stock authorized for issuance pursuant to awards under the 2020 Plan is equal to 6,003,401 shares of Company common stock. The 2020 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2020 Plan, except as may be required by the Administrator or applicable law or stock exchange rules.

Shares that are subject to or underlie awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2020 Plan are available for reissuance under the 2020 Plan. The 2020 Plan prohibits share recycling with respect to options and stock appreciation rights. Accordingly, shares tendered or withheld to satisfy the exercise price of options or tax withholding obligations with respect to options or SARs, and shares covering the portion of exercised stock-settled SARs (regardless of the number of shares actually delivered), count against the share limit. Shares that are withheld to cover taxes on other types of awards are added back to the share reserve and are available for reissuance under the 2020 Plan.

Awards Under the 2020 Plan

Because awards under the 2020 Plan are granted in the discretion of the Board or a committee of the Board and depend on a number of factors, the type, number, recipients, and other terms of future awards cannot be determined at this time.

No Repricing

In no event will any adjustment be made to a stock option or stock appreciation right award under the 2020 Plan (by amendment, cancellation and regrant, exchange for other awards or cash or other means) that would constitute a repricing of the per share exercise or base price of the award, unless such adjustment is approved by the stockholders of the Company. Adjustment made in accordance with the 2020 Plan to reflect a stock split or similar event are not deemed to be a repricing.

Minimum Vesting Schedule

The 2020 Plan requires a minimum one-year cliff vesting schedule for equity award types under the 2020 Plan. This minimum vesting schedule will apply to at least 95% of the shares authorized for grant under the 2020 Plan.

Dividends and Dividend Equivalents

Accrued dividends or dividend equivalent amounts shall not be paid unless and until the awards to which they relate become vested.

Types of Awards

The 2020 Plan authorizes stock options, SARs, restricted stock, RSUs, PSUs and other forms of awards that may be granted or denominated in or otherwise determined by reference to the Company’s common stock, as well as cash awards. The 2020 Plan provides flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Awards may, in certain cases, be paid or settled in cash.

Stock Options

A stock option is a right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. On March 28, 2024, the last sale price of the Company’s common stock as reported on NASDAQ was $10.37 per share. The maximum term of an option is 10 years from the date of grant. An option may be either an incentive stock option or a nonqualified stock option. Incentive stock options are taxed differently than nonqualified stock options and are subject to more restrictive terms under the Internal Revenue Code of 1986, as amended (the “Code”) and the 2020 Plan. Incentive stock options may be granted only to employees of the Company or a subsidiary.

Stock Appreciation Rights

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of shares of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price is established by the Administrator at the time of grant of the stock appreciation right and may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is 10 years from the date of grant.

Restricted Stock

Shares of restricted stock are shares of the Company’s common stock that are subject to forfeiture and to certain restrictions on sale, pledge, or other transfer by the recipient during a particular period of employment or service or until certain performance vesting conditions are satisfied. Subject to the restrictions provided in the applicable award agreement and the 2020 Plan, a participant receiving restricted stock may have all of the rights of a stockholder as to such shares, including the right to vote and the right to receive dividends; provided, however, that dividends on unvested shares shall be accrued and shall be paid only if the restricted stock to which they relate become vested.

Restricted Stock Units

A restricted stock unit represents the right to receive one share of the Company’s common stock on a specific future vesting or payment date. Subject to the restrictions provided in the applicable award agreement and the 2020 Plan, a participant receiving RSUs has no rights as a stockholder with respect to the RSUs until the shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights that are payable only if the underlying RSUs vest. RSUs may be settled in cash if so provided in the applicable award agreement.

Performance Stock Units

A performance stock unit (PSU) is a performance-based award that entitles the recipient to receive shares of the Company’s common stock based on attainment of one or more performance goals. Each PSU shall designate a target number of shares payable under the award, with the actual number of shares earned (if any) based on a formula set forth in the award agreement related to the attainment of one or more performance goals. Subject to the restrictions provided in the applicable award agreement and the 2020 Plan, a participant receiving PSUs has no rights as a stockholder until the shares of common stock are issued to the participant. PSUs may be granted with dividend equivalent rights that are payable only if the underlying PSUs are earned. PSUs may be settled in cash if so provided in the applicable award agreement.

Cash Awards

The Administrator, in its sole discretion, may grant cash awards, including, without limitation, discretionary awards, awards based on objective or subjective performance criteria, and awards subject to other vesting criteria.

Other Awards

The other types of awards that may be granted under the 2020 Plan include, without limitation, stock bonuses, and similar rights to purchase or acquire shares of the Company’s common stock, and similar securities with a value derived from the value of, or related to, the Company’s common stock or returns thereon.

Change In Control

Unless otherwise provided in an applicable award agreement, upon a change in control (as defined in the 2020 Plan), the Administrator shall have discretion to take whatever actions it deems necessary or appropriate, including but not limited to the following actions: (1) provide for full or partial accelerated vesting of any award or portion thereof, either immediately prior to the change in control or on such terms and conditions following the change in control (such as a termination without cause) as the Administrator determines in its sole and absolute discretion (including vesting of performance-based awards at 100% of target); (2) provide for the assumption of such awards (or portions thereof) or the substitution of such awards (or portions thereof) with similar awards of the surviving or acquiring Company; (3) provide for the cash-out and cancellation of any award (or portion thereof); and (4) take any other actions as the Administrator deems necessary or advisable in connection with such change in control transaction. If the surviving or acquiring company does not assume the outstanding awards (or portions thereof) or substitute similar stock awards for those outstanding under the 2020 Plan as of the change in control, then the vesting and exercisability (if applicable) of all awards (or portions thereof) will be accelerated in full immediately prior to such change in control, and such outstanding awards (or portions thereof) will terminate and/or be payable upon the occurrence of the change in control. The Administrator may take different actions with respect to different participants under the 2020 Plan, different awards under the 2020 Plan, and different portions of awards granted under the 2020 Plan.

Transferability of Awards

Awards under the 2020 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders. Awards with exercise features are generally exercisable during the recipient’s lifetime only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, as long as such transfers comply with applicable federal and state securities laws and provided that any such transfers are not for consideration.

Adjustments

As is customary in plans of this nature, the share limits and the number and kind of shares available under the 2020 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority

The 2020 Plan does not limit the authority of the Board or any committee of the Board to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Restrictive Covenants and Recoupment (Clawback) Policy

By accepting awards and as a condition to the exercise of awards and the enjoyment of any benefits of the 2020 Plan, participants agree to be bound by any incentive recoupment (clawback) policy adopted by the Company from time to time. Participants may also be subject to restrictive covenants if so required by the Administrator in any award agreement.

Termination of, or Changes to, the 2020 Plan

The Administrator may amend or terminate the 2020 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable stock exchange rules, or as required to preserve the intended tax consequences of the 2020 Plan. For example, stockholder approval is required for any proposed amendment to increase the maximum number of shares that may be delivered with respect to awards granted under the 2020 Plan. Adjustments as a result of stock splits or similar events will not, however, be considered amendments requiring stockholder approval. Unless terminated earlier by the Board, the authority to grant new awards under the 2020 Plan will terminate on February 27, 2030 (10 years after the date on which the 2020 Plan was originally approved by the Board). Outstanding awards will generally continue following the expiration or termination of the 2020 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the award holder.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of awards under the 2020 Plan is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. The tax consequences of individual awards may vary depending upon the particular circumstances applicable to any individual participant.

Nonqualified Stock Options

The grant of a nonqualified stock option under the 2020 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

Incentive Stock Options

The grant of an incentive stock option (or “ISO”) under the 2020 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

The “spread” under an ISO (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the alternative minimum tax liability.

Restricted Stock

Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e. the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock (if any). If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

Participants receiving restricted stock awards may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted in an amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) Election. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued. The Company is entitled to a deduction equal to the amount of income taken into account as a result of the Section 83(b) Election, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

To the extent dividends are paid while the restrictions on the stock are in effect, any such dividends will be taxable to the participant as ordinary income (and will be treated as additional wages for federal income and employment tax withholding purposes, if the recipient is an employee) and will be deductible by the Company (subject to possible limitations imposed by the Code, including Section 162(m) thereof), unless the participant has made a Section 83(b) Election, in which case the dividends will generally be taxed at dividend rates and will not be deductible by the Company.

Other Awards

Other awards (such as RSUs and PSUs) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Section 162(m) of the Internal Revenue Code

Under Code Section 162(m), no deduction is generally allowed in any taxable year of the Company for compensation in excess of $1 million paid to any of the Company’s “covered employees.” A “covered employee” is any individual who has served at any time after December 31, 2016 as the Company’s chief executive officer, chief financial officer, or other executive officer whose compensation has been reported in a Company proxy statement, regardless of whether any such individual is still employed by the Company. Certain compensation issued prior to November 2, 2017 may be excluded from the determination of the $1 million deduction limit based on specialized transition rules set forth in Code Section 162(m) and related guidance.

Section 409A of the Internal Revenue Code

Section 409A of the Code provides certain requirements for the deferral and payment of deferred compensation arrangements. In the event that any award under the 2020 Plan is deemed to be a deferred compensation arrangement, and if such arrangement does not comply with Section 409A of the Code, the recipient of such award will recognize ordinary income once such award is vested, as opposed to at the time or times set forth above. In addition, the amount taxable will be subject to an additional 20% federal income tax along with other potential taxes and penalties. It is intended, although not guaranteed, that all awards issued under the 2020 Plan will either be exempt from or compliant with the requirements of Section 409A of the Code.

Interested Parties

Because approval of the amendment to the 2020 Plan will increase the number of shares available for issuance to the directors and executive officers of the Company, each of those persons has an interest in and may benefit from the approval of the amendment to the 2020 Plan.

Required Vote

Approval of the amendment to the 2020 Plan will require the affirmative vote of a majority of the shares present or represented at the Annual Meeting. Abstentions will be counted as votes against this matter, and broker non-votes will have no effect on the vote on this matter.

Recommendation of the Board

Our Board recommends that you vote “FOR” Proposal No. 3.

ADDITIONAL INFORMATION

Stockholder Submission of Nominations and Proposals

In order for a proposal of a stockholder to be included in the Proxy Statement and form(s) of proxy relating to our 2025 Annual Meeting of Stockholders, the proposal must be in writing and received by our Corporate Secretary at 6312 S. Fiddler’s Green Circle, Suite 100N, Greenwood Village, CO 80111, no later than December 11, 2024. Timely receipt of a stockholder’s proposal will satisfy only one of the various conditions established by the SEC for inclusion in our proxy materials. Stockholders who wish to have their proposals included in our proxy materials must meet the eligibility requirements as provided in the SEC’s Shareholder Proposal Rule (Rule 14a-8), and their proposals must comply with the requirements of the Rule and with our Bylaws to be included in our proxy materials.

If a stockholder wishes to present a proposal at the 2025 Annual Meeting of Stockholders and this proposal is not intended to be included in the related proxy statement and form of proxy, or this stockholder intends to submit a director nomination at the 2025 Annual Meeting of Stockholders, our Bylaws require that the stockholder notify us in writing on or before February 21, 2025, but no earlier than January 22, 2025. The notice must include the information required by our Bylaws, which may be obtained on our website at ttec.com under the “Investors” and “Corporate Governance” tabs. If the stockholder does not meet the applicable deadline or comply with the requirements found in the SEC’s Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal. In addition to satisfying the foregoing requirements and those under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2025.

Other Business

We know of no other matter to be acted upon at the 2024 Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, however, the persons named in the accompanying proxy card as proxies for the holders of our common stock will vote thereon in accordance with their best judgment.

Annual Report

Our 2023 Annual Report is being delivered to the stockholders together with this Proxy Statement. The Annual Report is not part of the proxy materials, however. Additional copies of our 2023 Annual Report may be obtained without charge upon request made to TTEC Holdings, Inc., 6312 S. Fiddler’s Green Circle, Suite 100N, Greenwood Village, CO 80111, Attention: Investor Relations.

By Order of the Board of Directors

KENNETH D. TUCHMAN

Chairman and Chief Executive Officer

Englewood, Colorado

April 10, 2024

Appendix A – Amendment to the TTEC 2020 Equity Incentive Plan

To be approved by the Company’s Stockholders on May 22, 2024.

TTEC HOLDINGS, INC.

2020 EQUITY INCENTIVE PLAN

Amendment No. 1

THIS AMENDMENT No. 1 to the TTEC Holdings, Inc. 2020 Equity Incentive Plan (the “Plan”) is adopted as of February 21, 2024.

WHEREAS, the Board of Directors (the “Board”) of TTEC Holdings, Inc. (the “Company”) has the general authority to amend the Plan pursuant to Section 10.5 of the Plan;

WHEREAS, the Board desires to amend the Plan (i) to increase the number of shares of Company common stock available for issuance under the Plan from 4,000,000 to 8,500,000 shares, and (ii) to provide that shares withheld to cover taxes due with respect to full value awards shall be added back to the number of shares available for issuance under the Plan, in each case subject to and effective upon approval of this Amendment No. 1 by the Company’s stockholders.

NOW THEREFORE, the Board hereby amends the Plan as follows:

1.	Increase in Share Reserve. Subject to and effective upon approval of this Amendment No. 1 by the Company’s stockholders, Section 4.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“4.1    Shares of Common Stock Subject to the Plan; Share Limit. Subject to the adjustment as provided in Sections 8.1 and 10.9, the maximum number of shares of Common Stock available for issuance under the Plan will be equal to 8,500,000 shares of Common Stock, all of which may be granted, in the sole discretion of the Administrator, as Incentive Stock Options. Common Stock issued under the Plan shall be either authorized but unissued shares of Common Stock or, to the extent permitted, shares of Common Stock that have been reacquired by the Company or any Subsidiary.”

2.	Recycling of Shares. Subject to and effective upon approval of this Amendment No. 1 by the Company’s stockholders, Section 4.2 of the Plan is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, shares that are withheld from an Option or SAR as payment of the exercise price or the withholding taxes relating to the exercise of such Option or SAR, shares that are separately surrendered by the Participant as payment of the exercise price or the withholding taxes relating to the exercise of such Option or SAR, and the total number of shares subject to the exercised portion of a stock-settled SAR (regardless of the actual lesser of number shares delivered to the Participant), shall be deemed to have been issued hereunder and shall reduce the number of shares remaining available for issuance under the Plan. Shares that are withheld as payment of withholding taxes on any type of Award other than an Option or SAR shall be added back to the number of shares available for issuance under the Plan. “

3.	Effect on Plan. The Plan shall remain unchanged and in full force and effect except as otherwise set forth in this Amendment No. 1.

This Amendment No. 1 to the Plan was adopted by action of the Board on date first indicated above.

A - 1

Appendix B – Conformed Copy of TTEC 2020 Equity Incentive Plan

To be approved by the Company’s Stockholders on May 22, 2024.

TTEC HOLDINGS, INC.

2020 EQUITY INCENTIVE PLAN

Adopted by the Board on February 27, 2020
Approved by the Company’s stockholders on May 13, 2020

Conformed copy incorporating the Amendment adopted by the Board on February 21, 2024

ESTABLISHMENT AND PURPOSE OF PLAN

TTEC Holdings, Inc., a Delaware corporation (the “Company”), hereby establishes the TTEC Holdings, Inc. 2020 Equity Incentive Plan (the “Plan”) as set forth in this document. The purpose of the Plan is to promote the success of the Company and to increase stockholder value by providing an additional means to attract, motivate, retain and reward selected employees, non-employee directors, and other eligible persons through the grant of equity and cash Awards that align the interests of Plan participants with the interests of the Company’s stockholders.

DEFINITIONS

Defined Terms. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

“Administrator” shall mean the Board or one or more Committees appointed by the Board or another Committee (within that Committee’s delegated authority) to administer all or certain aspects of this Plan, as set forth in Section 3 hereof.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

“Award” shall mean any award granted under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock Unit, cash Award, or Other Stock-Based Award.

“Award Agreement” shall mean a written or electronic Award agreement between the Company and a Participant evidencing the grant of an Award under the Plan and containing the terms and conditions of such Award, as determined by the Administrator.

“Board” shall mean the board of directors of the Company.

“Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events, in each case as determined by the Administrator, a Participant’s: (i) commission of a felony or the commission of any crime involving moral turpitude, theft, embezzlement, fraud, misappropriation of funds, breach of fiduciary duty, abuse of trust or the violation of any other law or ethical rule relating to the Company; (ii) material or repeated dishonesty or misrepresentation involving the Company or any Affiliate; (iii) material or repeated misconduct in the performance or non-performance of the Participant’s responsibilities as an employee, officer, director, or consultant; (iv) violation of a material condition of employment; (v) unauthorized use of trade secrets or confidential information (or the Company’s reasonable belief that a Participant has or has attempted to do so); or (vi) aiding a competitor of the Company or any Affiliate. Any determination by the Administrator whether an event constituting Cause has occurred will be final, binding and conclusive. For purposes of this definition, the term “Company” shall be interpreted to include any Subsidiary, Affiliate or parent of the Company, as appropriate.

“Change in Control” shall mean and shall be deemed to have occurred upon the occurrence of any one of the following:

any consolidation, merger or other similar transaction (i) involving the Company and its Affiliates (“TTEC”), if TTEC is not the continuing or surviving corporation, or (ii) which contemplates that all or substantially all of the business and/or assets of TTEC will be controlled by another corporation, in each case unless, following such consolidation, merger or other similar transaction, more than fifty one percent (51%) of the combined voting power of the then outstanding voting securities of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least fifty one percent (51%) of the then outstanding Common Stock and/or other voting securities of TTEC immediately prior to such consolidation, merger or other similar transaction, in substantially the same proportion as their ownership immediately prior to such consolidation, merger or other similar transaction;

any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of TTEC (a “Disposition”); provided, however, that the foregoing shall not apply to any Disposition to a corporation with respect to which, following such Disposition, more than fifty one percent (51%) of the combined voting power of the then outstanding voting securities of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least fifty one percent (51%) of the then outstanding Common Stock and/or other voting securities of TTEC immediately prior to such Disposition, in substantially the same proportion as their ownership immediately prior to such Disposition;

approval by the stockholders of TTEC of any plan or proposal for the liquidation or dissolution of TTEC, unless such plan or proposal is abandoned within sixty (60) days following such approval;

the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange), or two (2) or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty one percent (51%) or more of the outstanding shares of voting stock of TTEC; provided, however, that for purposes of the foregoing, “person” excludes Kenneth D. Tuchman and his affiliates; provided, further that the foregoing shall exclude any such acquisition (A) by any person made directly from TTEC, (B) made by TTEC or any Affiliate, or (C) made by an employee benefit plan (or related trust) sponsored or maintained by TTEC or any Affiliate; or

if, during any period of fifteen (15) consecutive calendar months commencing at any time on or after the date of grant of any Award, those individuals (the “Continuing Directors”) who either (A) were directors of TTEC on the first day of each such fifteen (15)-month period, or (B) subsequently became directors of TTEC and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of TTEC, cease to constitute a majority of the board of directors of TTEC.

If the occurrence of a Change in Control is a payment event for an Award that is “non-qualified deferred compensation” subject to Section 409A, then a Change in Control will be deemed to have occurred only if the transaction is also a “change in ownership or effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board, or such other Committee of the Board to which administration of the Plan, or a part of the Plan, has been duly delegated as permitted by applicable law and in accordance with the Plan.

“Common Stock” shall mean the common stock of the Company, par value $0.01 per share, and such other securities or property as may become the subject of Awards under this Plan pursuant to an adjustment made under Section 8.1.

“Company” shall mean TTEC Holdings, Inc., a Delaware corporation.

“Disability” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means that, in each case as determined by the Administrator: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company; provided that, in either case, the Participant’s condition also qualifies as a “disability” for purposes of Section 409A with respect to an Award subject to Section 409A.

“Effective Date” shall mean the date on which this Plan is approved by the stockholders of the Company.

“Eligible Person” shall mean any person who is either: (a) an officer, whether or not a director, or employee of the Company or one of its Subsidiaries; (b) a non-employee director of the Company or one of its Subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under this Plan by the Company, or the Company’s compliance with any other applicable laws.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, unless otherwise determined by the Committee, the fair market value of a share of Common Stock as of a particular date, determined as follows: (i) the closing sale price reported for such share of Common Stock for such date on the national securities exchange or national market system on which such stock is principally traded, or if no sale of shares of Common Stock is reported for such trading day, on the last preceding day on which a sale was reported, or (ii) if the shares of Common Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

“Incentive Stock Option” or “ISO” shall mean an Option that is intended to comply with the requirements of Section 422 of the Code.

“Non-Qualified Stock Option” shall mean an Option that is not intended to comply with the requirements of Section 422 of the Code.

“Option” shall mean a right to purchase a specified number of shares of Common Stock during a specified period at a pre-established exercise price as determined by the Administrator, granted pursuant to Section 6.1.1.

“Other-Stock Based Award” shall mean a stock-based Award issued pursuant to Section 6.1.7.

“Participant” shall mean any Eligible Person that has been issued an Award under the Plan.

“Performance Stock Unit” or “PSU” shall mean an Award evidencing the right to receive shares of Common Stock or equivalent value (as determined by the Administrator) based on the attainment of certain performance goals, issued pursuant to Section 6.1.5.

“Plan” shall have the meaning set forth in Section 1 hereof.

“Restricted Stock” shall mean shares of Common Stock that are subject to forfeiture and restrictions on transferability, issued pursuant to Section 6.1.3.

“Restricted Stock Unit” or “RSU” shall mean an Award evidencing the right to receive one share of Common Stock or equivalent value (as determined by the 4 Administrator) that is restricted or subject to forfeiture provisions, issued pursuant to Section 6.1.4.

“Section 409A” shall mean section 409A of the Code and related Treasury regulations and guidance promulgated thereunder.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Share Limit” shall have the number of shares available for issuance under the Plan as set forth in Section 4.1.

“Stock Appreciation Right” or “SAR” shall mean a right to receive the appreciation value on the shares of Common Stock subject to the Award, issued pursuant to Section 6.1.2.

“Subsidiary” shall mean any corporation (other than the Company) or other entity controlled by the Company directly or indirectly though one or more intermediaries.

Construction. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

PLAN ADMINISTRATION

Plan Administrator. This Plan shall be administered by, and all Awards under this Plan shall be authorized by, the Administrator. Any Committee appointed by the Board to act as the Administrator shall be comprised solely of one or more directors or such other number of directors as may be required under applicable law and the rules of any applicable stock exchange. A Committee may delegate some or all of its authority to another Committee so constituted. The Board or a Committee comprised solely of directors may also delegate, to the extent permitted by applicable law and the rules of any applicable stock exchange, to one or more officers of the Company, its powers under this Plan (a) to determine the Eligible Persons who will receive grants of Awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards. The Board may delegate different levels of authority to different Committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

Grants of Awards, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a Committee consisting solely of two or more non-employee directors, as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act. Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by the Board or a Committee consisting solely of independent directors.

Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things deemed necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a delegation to a Committee or one or more officers, within the authority delegated to that Committee or person(s)), including, without limitation, the authority to:

determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards under this Plan;

grant Awards to Eligible Persons, determine the type of Awards to be granted, the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments, if any, in which such Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

construe and interpret this Plan and any Award Agreements defining the rights and obligations of the Company, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 10.5.5;

accelerate or extend the vesting or exercisability or extend the term of any or all outstanding Awards (in the case of Options or Stock Appreciation Rights, within the maximum ten (10)-year term of such Awards) in such circumstances as the Administrator may deem appropriate, including, without limitation, in connection with a termination of employment or services or other events of a personal nature, subject to any required consent under Section 10.5.5;

adjust the number of shares of Common Stock subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 10.5.5, and provided that in no case, except due to an adjustment contemplated by Section 8, shall the terms of any outstanding Awards be amended, by amendment, cancellation and regrant, or other means, to reduce the per share exercise or base price of any outstanding Option or Stock Appreciation Right or other Award granted under this Plan, or be exchanged for cash, other Award or Option or Stock Appreciation Right with an exercise price that is less than the per share exercise price of the original Option or Stock Appreciation Right, without stockholder approval, and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A;

determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator’s action, unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an Award;

determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof and authorize the termination, conversion, substitution, acceleration or succession of Awards upon the occurrence of an event of the type described in Section 8;

acquire or settle rights under Awards in cash, stock of equivalent value, or other consideration, subject to the provision of the Plan; and

determine the Fair Market Value of the Common Stock or Awards under this Plan from time to time and/or the manner in which such value will be determined.

Binding Determinations. Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan or any Award made under this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense, including, without limitation, legal fees, arising or resulting therefrom to the fullest extent permitted by law. The foregoing right of indemnification shall be in addition to any right of indemnification set forth in the Company’s certificate of incorporation and bylaws, as the same may be amended from time to time, or under any directors and officers liability insurance coverage or written indemnification agreement with the Company that may be in effect from time to time.

Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Company. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Company as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

Shares of Common Stock Subject to the Plan; Share Limit. Subject to the adjustment as provided in Sections 8.1 and 10.9, the maximum number of shares of Common Stock available for issuance under the Plan will be equal to 8,500,000 shares of Common Stock, all of which may be granted, in the sole discretion of the Administrator, as Incentive Stock Options. Common Stock issued under the Plan shall be either authorized but unissued shares of Common Stock or, to the extent permitted, shares of Common Stock that have been reacquired by the Company or any Subsidiary.

Counting of Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting and to avoid double counting (as, for example, in the case of tandem or substitute Awards) as it may deem necessary or desirable in its sole discretion. Shares shall be counted against those reserved to the extent shares have been delivered pursuant to an Award and are no longer subject to a substantial risk of forfeiture. Accordingly, to the extent that an Award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares of Common Stock to the Participant, the shares of Common Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan, as applicable, and will be deemed to remain or become available under this Plan. Notwithstanding the foregoing, shares that are withheld from an Option or SAR as payment of the exercise price or the withholding taxes relating to the exercise of such Option or SAR, shares that are separately surrendered by the Participant as payment of the exercise price or the withholding taxes relating to the exercise of such Option or SAR, and the total number of shares subject to the exercised portion of a stock-settled SAR (regardless of the actual lesser of number shares delivered to the Participant), shall be deemed to have been issued hereunder and shall reduce the number of shares remaining available for issuance under the Plan. Shares that are withheld as payment of withholding taxes on any type of Award other than an Option or SAR shall be added back to the number of shares available for issuance under the Plan.

Reservation of Shares; No Fractional Shares. The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan, exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash. No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.

PARTICIPATION

The Administrator may grant Awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. The Administrator shall, in its sole and absolute discretion, select from among the Eligible Persons those individuals who shall receive Awards and become Participants under the Plan. There is no right of any Eligible Person to receive an Award under the Plan, and the Administrator has absolute discretion to treat Eligible Persons differently from one another under the Plan. Receipt of an Award by a Participant shall not create the right to receive future Awards under the Plan, but a Participant who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator shall so determine.

AWARDS

Type and Form of Awards. The Administrator shall determine the type or types of Award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or its Subsidiaries. The types of Awards that may be granted under this Plan are:

6.1.1 Stock Options.

General Option Provisions. Options may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). An Option may be intended to be an Incentive Stock Option or a Non-Qualified Stock Option. The Award Agreement for an Option will indicate if the Option is intended to be an ISO or a Non-Qualified Stock Option. The maximum term of each Option, whether an ISO or a Non-Qualified Stock Option, shall be ten (10) years. The per share exercise price for each Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant of the Option. Each Option shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion. When an Option is exercised, the exercise price for the shares underlying such Option shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 6.4.

Additional Rules Applicable to ISOs. Notwithstanding the general Option rules set forth in Section 6.1.1(a), the following rules shall apply to Options intended to qualify as ISOs. ISOs may only be granted to employees of the Company or its Subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least fifty percent (50%) of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). To the extent that the aggregate Fair Market Value of shares of Common Stock determined at the time of grant of the applicable Option with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Company or its Subsidiaries or any parent or predecessor corporation, to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder, such Options shall be treated as Non-Qualified Stock Options. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. An Award Agreement relating to ISOs may contain such other terms and conditions as from time to time are required in order for the Option to be considered an “incentive stock option,” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the Option is granted, owns, or is deemed to own under Section 424(d) of the Code, shares of outstanding Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price of such option is at least one hundred and ten percent (110%) of the Fair Market Value of the stock subject to the Option and the term of such Option does not exceed five (5) years from the date such Option is granted.

Stock Appreciation Rights. A SAR is an Award that entitles the Participant to receive, upon exercise of the SAR, a payment in cash and/or Common Stock, or a combination of the two, equal to, or having a Fair Market Value equal to, the product of (x) number of SARs being exercised multiplied by (y) the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the “base price” applicable to the SAR. SARs may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). The base price of the SAR shall be determined by the Administrator but shall be not less than the Fair Market Value of the Company’s Common Stock on the date of grant. The maximum term of a SAR shall be ten (10) years. SARs shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion consistent with the terms and conditions of the Plan.

Restricted Stock.

General Restricted Stock Provisions. Restricted Stock is Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, including based on achievement of performance goals and/or future service requirements, in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right to receive dividends thereon, subject to the provisions of Section 6.1.3(c) and Section 6.8.

Certificates for Shares. Shares of Restricted Stock granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. The Administrator may require that shares of Restricted Stock are held in escrow until all restrictions lapse.

Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, any cash dividends paid on shares of Restricted Stock and any stock distributed in connection with a stock split or stock dividend, and any other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividend or distribution was made. In addition, and subject to applicable law, the Administrator may require or permit a Participant to elect that any cash dividends paid on Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan, subject to the same vesting schedule as the Restricted Stock to which the dividend relates.

Restricted Stock Units.

Grant of Restricted Stock Units. An RSU represents the right to receive from the Company on the relevant scheduled vesting or payment date for such RSU, one share of Common Stock or, if specified in the applicable Award Agreement, the Fair Market Value of one share of Common Stock paid in cash. The vesting or payment of an Award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan.

Dividend Equivalent Accounts. If, and only if, required by the applicable Award Agreement, prior to the expiration of the applicable vesting period of an RSU, the Administrator shall provide dividend equivalent rights with respect to RSUs, in which case the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. In addition, subject to applicable law, the Administrator may require or permit a Participant to elect that any such dividend equivalent amounts credited to the Participant’s account be automatically deemed reinvested in additional RSUs or applied to the purchase of additional Awards under the Plan, subject to the same vesting schedule as the RSUs to which the dividend equivalent amounts relate. The Participant shall be paid the amounts or other property credited to such dividend equivalent account at the same time as payment of the RSU.

Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving RSUs shall have no rights as a stockholder of the Company with respect to such RSUs until such time as shares of Common Stock are issued to the Participant. In the event an RSU is settled in cash, the Participant receiving RSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time an RSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.

Performance Stock Units.

Grant of Performance Stock Units. A PSU is a performance-based Award that entitles the Participant to receive shares of Common Stock or, if specified in the Award Agreement, the Fair Market Value of such shares of Common Stock paid in cash, based on the attainment of one or more performance goals. Each Award of PSUs shall designate a target number of PSUs covered by the Award, with the actual number of shares of Common Stock earned, if any, to be based on a formula set forth in the Award Agreement related to the attainment of one or more performance goals set forth in the Award Agreement.

Dividend Equivalent Accounts. If, and only if, required by the applicable Award Agreement, the Administrator shall pay dividend equivalent rights with respect to PSUs, in which case a Participant shall be entitled to a cash payment with respect to each PSU earned and payable in an amount based on the ordinary cash dividends that would have been payable to the Participant had the Participant been the owner of a number of actual shares of Common Stock equal to the number of PSUs earned, from the date of grant of the PSU Award through the date the PSU is paid. If so determined by the Administrator and set forth in the applicable Award Agreement, such cash amount may be credited with earnings or losses as if deemed reinvested in Common Stock or as if used to purchase additional Awards under the Plan. The amount payable shall be made in a single lump sum on the date on which payment is made in respect of the related PSUs.

Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving PSUs shall have no rights as a stockholder of the Company with respect to such PSUs until such time as shares of Common Stock are issued to the Participant. In the event a PSU is settled in cash, the Participant receiving PSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time a PSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.

6.1.6       Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses, including without limitation, discretionary Awards, Awards based on objective or subjective performance criteria, Awards subject to other vesting criteria or Awards granted consistent with Section 6.1.7 below. Cash Awards may be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

6.1.7       Other Awards. The other types of Awards that may be granted under this Plan include: (a) stock bonuses or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities or rights with a value derived from the value of, or related to, the Common Stock and/or returns thereon.

Award Agreements. Each Award, other than cash Awards described in Section 6.1.6, shall be evidenced by a written or electronic Award Agreement in the form approved by the Administrator and, if required by the Administrator, executed or accepted by the recipient of the Award. The Administrator may authorize any officer of the Company, other than the particular Award recipient, to execute any or all Award Agreements on behalf of the Company (electronically or otherwise). The Award Agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the express limitations of this Plan.

Deferrals and Settlements. Except as otherwise set forth herein, payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of Awards in cash shall be structured in a manner that is intended to comply with, or be exempt from, the requirements of Section 409A of the Code.

Consideration for Common Stock or Awards. The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

services rendered by the recipient of such Award;

cash, check payable to the order of the Company, or electronic funds transfer;

notice and third-party payment in such manner as may be authorized by the Administrator;

the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;

by a reduction in the number of shares otherwise deliverable pursuant to the Award; or

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with an approved broker or dealer who provides financing for the purposes of, or who otherwise facilitates, the purchase or exercise of Awards.

In the event that the Administrator allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the Participant from the Company upon exercise of an Option or otherwise must have been owned by the Participant at least six (6) months as of the date of delivery, or such other period as may be required by the Administrator in order to avoid adverse accounting treatment. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. The Company will not be obligated to deliver any shares with respect to any Award unless and until it receives full payment of the exercise or purchase price therefor and any related withholding amounts under Section 9.1, and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may at any time eliminate or limit a Participant’s ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Company.

Minimum Vesting Schedule. Except as provided below, all Awards granted under the Plan shall have a minimum one (1) year cliff vesting schedule meaning that no portion of any Award may be scheduled to vest prior to one (1) year after the date of grant of such Award. Notwithstanding the foregoing, up to five percent (5%) of the total number of shares of Common Stock authorized by the Board and the stockholders for issuance under the Plan may be granted pursuant to Awards not subject to the minimum vesting schedule described above. The Administrator may adopt reasonable counting procedures to determine whether the five percent (5%) limit in the preceding sentence has been attained. The Administrator may also apply reasonable rules and rounding conventions to determine whether an Award complies with the above-referenced minimum vesting schedule.

Transfer Restrictions.

Limitations on Exercise and Transfer. Unless otherwise expressly provided in or pursuant to this Section 6.6, by applicable law or by an Award Agreement, as the same may be amended, (a) all Awards are non-transferable by the Participant and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) Awards shall be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to any Award shall be delivered only to, or for the account of, the Participant.

Exceptions. The Administrator may permit Awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing; provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 6.6.1 shall not apply to:

transfers to the Company,

the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution, subject to any applicable limitations on ISOs, transfers to a current or former family member pursuant to a domestic relations order if approved or ratified by the Administrator,

subject to any applicable limitations on ISOs, if the Participant has suffered a Disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or the authorization by the Administrator of “cashless exercise” procedures with approved brokers or dealers who provide financing for the purpose of, or who otherwise facilitate, the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

International Awards. One or more Awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any Awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

Dividend and Dividend Equivalents. Notwithstanding anything to the contrary herein, in no event may accrued dividends or dividend equivalents with respect to any Award issued under the Plan be paid prior to the vesting of the Award to which they relate.

EFFECT OF TERMINATION OF SERVICE ON AWARDS

Termination of Employment.

Administrator Determination. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan, unless a contract or the Award Agreement otherwise provides, of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

General. For any Award issued under the Plan, unless the Award Agreement provides otherwise, the portion of such Award that is unvested at the time that a Participant’s employment or service is terminated for any or no reason shall be forfeited and reacquired by the Company; provided however, that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that such forfeiture requirement shall be waived in whole or in part.

Stock Options and SARs. For Awards of Options or SARs, unless the Award Agreement provides otherwise, the exercise period of such Options or SARs shall expire:

three (3) months after the last day that the Participant is employed by, or provides services to, the Company or its Subsidiaries; provided however, that in the event of the Participant’s death during this period, those persons entitled to exercise the Option or SAR pursuant to the laws of descent and distribution shall have one (1) year following the date of the Participant’s death within which to exercise such Option or SAR;

twelve (12) months after the last day that the Participant is employed by, or provides services to, the Company or a Subsidiary in the case of a Participant whose termination of employment or service is due to death or Disability; and

immediately upon a Participant’s termination for Cause.

The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of a Participant’s employment or service, including, but not limited to, the question of whether a leave of absence constitutes a termination of employment or service and whether a Participant’s termination is for Cause.

Events Not Deemed Terminations of Service. Unless the express policy of the Company or any of its Subsidiaries or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other paid leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three (3) months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Subsidiaries is reduced (for example, and without limitation, if the Participant is an employee of the Company and the Participant has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Administrator, in its sole discretion, may (a) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award in accordance with Section 409A, as applicable. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.

Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

ADJUSTMENTS; ACCELERATION

Adjustments. Upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, arrangement, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock, whether in the form of securities or property, or (d) any exchange of Common Stock or other securities of the Company, or any similar unusual or extraordinary corporate event or transaction affecting the Common Stock, the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances, but subject to compliance with applicable laws and stock exchange requirements, proportionately adjust any or all of (1) the number and type of shares of Common Stock or other securities that thereafter may be made the subject of Awards, including the Share Limit and the limit on the number of ISOs issuable under the Plan, (2) the number, amount and type of shares of Common Stock or other securities or property subject to any or all outstanding Awards, (3) the grant, purchase or exercise price, including the base price of any SAR or similar right, of any or all outstanding Awards, and (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards. Any adjustment made pursuant to this Section 8.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any Award of an ISO, the Administrator may make an adjustment that causes the Option to cease to qualify as an ISO without the consent of the affected Participant. Any determinations made by the Administrator pursuant to this Section 8.1 shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class, or securities convertible into shares of Common Stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

Change in Control. Unless otherwise provided in an applicable Award Agreement, in the event of a Change in Control, the Administrator shall have full discretion to take whatever actions it deems necessary or appropriate with respect to outstanding Awards, including, but not limited to: (a) to provide for full or partial accelerated vesting of any Award or portion thereof, either immediately prior to such Change in Control or on such terms and conditions following the Change in Control (such as a termination without Cause) as the Administrator determines in its sole and absolute discretion, (b) to provide for the assumption of such Awards or portions thereof or the substitution of such Awards or portions thereof with similar awards of the surviving or acquiring company or parent thereof, in a manner designed to comply with Section 409A of the Code, (c) to provide for the settlement in cash or property and cancellation of any Award or portions thereof immediately prior to such Change in Control, which settlement may, in a manner designed to comply with Code Section 409A, be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such Change in Control, and (d) take any other actions as the Administrator deems necessary or advisable in connection with such Change in Control transaction; provided, however, that in the event the surviving or acquiring company does not assume the outstanding Awards or portions thereof or substitute similar stock awards for those outstanding under the Plan as of the Change in Control, then (a) the vesting and exercisability, if applicable, of all Awards or portions thereof shall be accelerated in full immediately prior to such Change in Control, with all performance goals or other vesting criteria applicable to any performance-based Awards deemed achieved based on performance measured through the date of the Change in Control, and (b) such outstanding Awards or portions thereof shall terminate and/or be payable upon the occurrence of the Change in Control. The Administrator may take different actions with respect to different Participants under the Plan, different Awards under the Plan, and different portions of Awards granted under the Plan.

TAX PROVISIONS

Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Company or one of its Subsidiaries shall have the right at its option to:

require the Participant, or the Participant’s personal representative or beneficiary, as the case may be, to pay or provide for payment of at least the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold with respect to such Award event or payment; or

deduct from any amount otherwise payable in cash to the Participant, or the Participant’s personal representative or beneficiary, as the case may be, the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion, subject to Section 10.1, grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by or otherwise reacquire the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment, not in excess of the maximum statutory rates in the Participant’s applicable jurisdictions.

Requirement of Notification of Code Section 83(b) Election. If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provisions of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service or other government authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

Requirement of Notification of Disqualifying Disposition. If any Participant shall make any disposition of shares of Common Stock delivered to the Participant pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) relating to certain disqualifying dispositions, such Participant shall notify the Company of such disposition within ten (10) days thereof.

OTHER PROVISIONS

Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of the counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or any of its Subsidiaries, provide such assurances and representations to the Company or any of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

Future Awards/Other Rights. No person shall have any claim or rights to be granted an Award or additional Awards, as the case may be, under this Plan, subject to any express contractual rights set forth in a document other than this Plan to the contrary.

No Employment/Service Contract. Nothing contained in this Plan or in any other documents under this Plan or in any Award Agreement shall confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or any of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at-will, nor shall interfere in any way with the right of the Company or its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without Cause. Nothing in this Section 10.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.

Plan Not Funded. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company or any of its Subsidiaries by reason of any Award hereunder. Neither the provisions of this Plan or of any related documents, nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

Effective Date, Termination and Suspension, Amendments

Effective Date and Termination. This Plan was approved by the Board and shall become effective upon approval by the stockholders of the Company. Unless earlier terminated by the Board, this Plan shall terminate at the close of business ten (10) years after the date on which it was approved by the Board. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards and the authority of the Administrator with respect thereto, including the authority to amend such Awards, shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

Amendment; Termination. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

Stockholder Approval. To the extent then required by applicable law or any applicable stock exchange rule or required to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to approval by the stockholders of the Company.

Amendments to Awards. Without limiting any other express authority of the Administrator under, but subject to, the express limits of this Plan, the Administrator may by agreement or resolution waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and, subject to the requirements of Sections 3.2 and 10.5.5, may make other changes to the terms and conditions of Awards. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations and stockholder approval requirements set forth in Section 3.2(g).

Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for purposes of this Section 10.5.5.

Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. Except as expressly provided herein, no adjustment will be made for dividends or other rights as a stockholder of the Company for which a record date is prior to such date of delivery.

Governing Law; Severability; Construction.

Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

Severability. If a court of competent jurisdiction holds any provision of this Plan invalid and unenforceable, the remaining provisions of this Plan shall continue in effect and the Plan shall be construed and enforced without regard to the illegal or invalid provision.

Plan Construction

Rule 16b-3. It is the intent of the Company that the Awards and transactions permitted by the Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards if an Award or event does not so qualify.

Compliance with Section 409A of the Code. The Board intends that, except as may be otherwise determined by the Administrator, any Awards under the Plan will be either exempt from, or satisfy the requirements of, Section 409A to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an Award, Award Agreement, acceleration, adjustment to the terms of an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant’s Award to violate Section 409A, unless the Administrator expressly determines otherwise, such Award, Award Agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the Participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A.

No Guarantee of Favorable Tax Treatment. Although the Company intends that Awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, stock appreciation right, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding Awards previously granted by an acquired company or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction, shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

No Corporate Action Restriction. The existence of this Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing, or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, Awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

Restrictive Covenants; Cause Forfeiture; Recoupment Policy.

10.12.1          Restrictive Covenants. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees of the Company or any Affiliate thereof or any confidentiality obligation or post-employment cooperation agreement with respect to the Company or any Affiliate, to the extent specified in such Award Agreement applicable to the Participant.

10.12.2          Annulment upon Termination for Cause. The Administrator may annul an Award if the Participant is an employee of the Company or an Affiliate thereof and is terminated for Cause.

10.12.3          Awards Subject to Recoupment. Notwithstanding any other provision of this Plan to the contrary, any Award granted or amount payable or paid under this Plan shall be subject to the terms of any compensation recoupment policy then applicable, if any, of the Company, to the extent the policy applies to such Award or amount. By accepting an Award or the payment of any amount under the Plan, each Participant agrees and consents to the Company’s application, implementation and enforcement of (a) any such policy and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are permitted under the policy or applicable law without further consent or action being required by such Participant. To the extent that the terms of this Plan and the policy or applicable law conflict, then the terms of the policy or applicable law shall prevail.

Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

As adopted by the Board of Directors of TTEC Holdings, Inc. on February 27, 2020, and as amended by the Board of Directors of TTEC Holdings, Inc. on February 21, 2024.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V41072-P08083 For Withhold For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 6312 S. FIDDLER'S GREEN CIRCLE SUITE 100N GREENWOOD VILLAGE, CO 80111 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TTEC2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 21, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw TTEC HOLDINGS, INC. 1a. Kenneth D. Tuchman 1c. Tracy L. Bahl 1d. Gregory A. Conley 1e. Robert N. Frerichs 1f. Marc L. Holtzman 1g. Gina L. Loften 1h. Ekta Singh-Bushell 1b. Steven J. Anenen NOTE: This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the proxy will be voted FOR all of the Board of Directors' nominees and FOR all Proposals. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. Election of Director Nominees The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. Ratification of the appointment of Pricewaterhouse Coopers LLP as TTEC's Independent Registered Public Accounting Firm for 2024. 3. Approval of an Amendment to the TTEC 2020 Equity Incentive Plan. ! ! !

V41073-P08083 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and TTEC Annual Report on Form 10-K and related information including TTEC CEO's Letter to Stockholders are available at www.proxyvote.com. Please date, sign and mail your proxy card in the enclosed envelope as soon as possible. This Proxy is Solicited on Behalf of The Board of Directors of TTEC HOLDINGS, INC. The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints KENNETH D. TUCHMAN and MARGARET B. McLEAN, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of TTEC HOLDINGS, INC. owned of record by the undersigned at the 2024 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/TTEC2024 on May 22, 2024 at 10:00 a.m., MDT, and any adjournments or postponements thereof, in accordance with the directions marked on the reverse side hereof. The proxies, or each of them, in their discretion, are authorized to vote for the election of a person nominated to the Board of Directors if any nominee named herein becomes unable to serve or if for any reason whatsoever, another nominee is required, and the proxies, or each of them, in their discretion, are further authorized to vote on other matters which may properly come before the 2024 Annual Meeting and any adjournments or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote these shares unless you sign and return this card. Continued and to be signed on reverse side